UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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BRENHAM OIL & GAS CORP.

(Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT

BRENHAM OIL & GAS CORP.

601 Cien Street, Suite 235

Kemah, TX 77565-3077
Phone: (281) 334-9479

To Our Stockholders:

This Notice and the accompanying Information Statement (the "Information Statement") are being furnished to the stockholders of Brenham Oil & Gas Corp., a Nevada corporation ("Brenham" or the "Registrant"), in connection with actions taken by the Registrant's Board of Directors and the holders of a majority of the issued and outstanding shares of common stock of the Registrant (the "Majority Consenting Stockholders") who, together, executed a joint written consent on April 25, 2016 (the "Joint Written Consent"), a copy of which is attached as Exhibit A hereto.

Pursuant to the authority granted by the Joint Written Consent, the Registrant shall file a Certificate of Amendment to the Registrant's Articles of Incorporation, to:

(i) change the name of the Registrant from Brenham Oil & Gas Corp. to Africa Growth Corporation (the "Name Change");

(ii) implement a one-for-two hundred (1:200) reverse split of its 128,042,064 shares of issued and outstanding Common Stock (the "Reverse Split");

(iii) rename existing Brenham Common Stock to Common Stock Series A;

(iv) authorize the issuance of up to 100,000,000 shares of a new class of non-voting common stock with the same economic rights of Common Stock Series A but without the right to vote on any matter which shall be designated Common Stock Series B;

(v) authorize the issuance of up to 1,000,000 shares of a new class of super-voting common stock with all of the economic rights of existing common stock except that such common stock will have five thousand (5,000) votes for each share, which shall be designated Common Stock Series C; and

(vi) authorize the issuance of up to 29,000,000 shares of preferred stock at par value of $0.0001 per share, which may be issued in one or more series ("Preferred Stock") and the Board of Directors shall be authorized to fix the powers, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock and any series thereof.

The foregoing amendments to the Registrant's Articles of Incorporation are being implemented in furtherance of the execution by the Registrant of a merger agreement dated April 25, 2016 (the "Merger Agreement") between the Registrant and Africa International Capital Ltd., a Bermuda corporation (“AIC”) pursuant to which AIC will become a wholly-owned subsidiary of the Registrant and the surviving company (the "Merger"). Reference is made to the disclosure contained in the Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the "SEC") on April 29, 2016.

This Information Statement is being sent to you for information purposes only and you are not required to take any action.

We Are Not Asking You for a Proxy and You Are Requested Not to Send Us a Proxy

By Order of the Board of Directors:

/s/: Daniel Dror

Daniel Dror

CEO and Chairman

November 21, 2016

Brenham Oil & Gas Corp.
601 Cien Street, Suite 235

Kemah, TX 77565-3077
Phone: (281) 334-9479

Information Statement Pursuant to Section 14C of the Securities Exchange Act of 1934

This Information Statement is being filed with the United States Securities and Exchange Commission (the "SEC") on November 8, 2016, in connection with the Joint Written Consent dated April 25, 2016 to amend the Articles of Incorporation of Brenham Oil & Gas Corp., a Nevada corporation ("Brenham" or the "Registrant") to:

(i) change the Registrant's name from Brenham Oil & Gas Corp. to Africa Growth Corporation;

(ii) implement a one-for-two hundred (1:200) reverse split of its 128,042,064 shares of issued and outstanding Common Stock (the "Reverse Split");

(iii) rename existing Brenham Common Stock to Common Stock Series A;

(iv) authorize the issuance of up to 100,000,000 shares of a new class of non-voting common stock with the same economic rights of Common Stock Series A but without the right to vote on any matter which shall be designated "Common Stock Series B";

(v) authorize the issuance of up to 1,000,000 shares of a new class of super-voting common stock with all of the economic rights of existing common stock except that such common stock will have five thousand (5,000) votes for each share, which shall be designated Common Stock Series C; and

(vi) authorize the issuance of up to 29,000,000 shares of preferred stock at par value of $0.0001 per share, which may be issued in one or more series ("Preferred Stock").

The foregoing is referred to hereinafter as the "Corporate Actions," all as discussed more fully below. The Corporate Actions will be evidenced by the filing of the Certificate of Amendment with the Secretary of State of the State of Nevada but will not become effective until the Registrant receives approval from FINRA of the Name Change and the Reverse Split (the "Effective Date").

Pursuant to Rule 14c-2(b) promulgated by the SEC under the Securities Exchange Act of 1934 (the "Exchange Act"), the actions approved by the Joint Written Consent and Majority Consenting Stockholders cannot become effective until twenty (20) days from the date of mailing of the Definitive Information Statement to our stockholders.

New Common Stock Series A certificates reflecting the Name Change will not be issued at the Effective Date. Brenham's Common Stock is subject to quotation on the OTCPK Market under the symbol "BRHM." Upon the Effective Date of the Reverse Split and the Name Change, FINRA will change our symbol to reflect Brenham's Name Change.

Reasons for the Corporate Actions

The Registrant's Board of Directors ratified, approved and recommended that the Registrant's Majority Consenting Stockholders consent to the Corporate Actions because of the pending merger of the Registrant's wholly-owned subsidiary with and into Africa International Capital Ltd., a Bermuda corporation (“AIC”) pursuant to which AIC will be the surviving company (the "Merger").

More specifically, as disclosed in Brenham's current report on Form 8-K filed with the SEC on April 29, 2016, the Registrant entered into a merger agreement with AIC (the "Merger Agreement").

The reason for entering into the Merger Agreement is due to the continuing low oil prices that have had a material adverse effect on Brenham's business prospects related to the development and commercial exploitation of Brenham's oil and gas assets and the likelihood that such assets would continue to underperform and not produce adequate returns.

The Registrant's Board of Directors determined that rather than waiting for a commodity price recovery, it will use Brenham's valuable African experience obtained pursuing petroleum concessions in African nations including Togo and Equatorial Guinea to pursue the growth opportunities presented by AIC's business model which has focused on real estate acquisitions and long-term housing for middle-income families in Sub-Saharan Africa.

Brenham's Business

At December 31, 2015, Brenham was an exploration and production company focused on acquiring a portfolio of assets in the United States and international locations. Brenham’s focus for United States production was and is Texas, including both conventional and unconventional resources, seeking to identify existing oil fields where technology can be applied to increase the percentage of oil that can be recovered from such fields. Secondly, Brenham was and is seeking to identify acreage in unconventional resources capable of generating oil and condensate production.

At December 31, 2015, Brenham held oil and gas leases interests in Texas, as follows:

(i)Gillock Field - Galveston County, Texas: Brenham purchased four square miles of 3-D seismic data for the purpose of completion of its drilling program in this field. A preliminary review of the reprocessed 3-D seismic data showed numerous fault traps and amplitude bright spots normally associated with hydrocarbon production. Due to a significant drop in oil prices in 2015, the operations were shut-down and Brenham's management concluded that the Gillock Field oil and gas assets were impaired as of December 31, 2015, and the assets were thus written off as of December 31, 2015.

(ii)Pierce Junction Field - Houston, Texas: The Pierce Junction Field includes eight wells that were shut-in and not producing as of December 31, 2015, with an additional seven wells scheduled for mechanical work-over that could add more oil reserves. Additional offsetting acreage can be developed by Brenham on a well by well basis to produce additional oil reserves from several producing horizons.

(iii)Washington County, Texas: Since Brenham's inception on November 7, 1997, it has owned an oil and gas mineral royalty interest on a 24-acre parcel of land located in Washington County, Texas. The royalty interest is currently leased by Anadarko Petroleum Corporation for a term continuing until the covered minerals are no longer produced in paying quantities from the leased premises.

For a discussion of the business, the risks and uncertainties related to Brenham, management, discussion and analysis and related consolidated financial statements refer to Brenham's Annual Report on Form 10-K (filed on April 28, 2016), and Quarterly Report on Form 10-Q (filed on August 12, 2016).

Upon completion of the Merger Agreement AIC will become a wholly owned subsidiary of Brenham.  However, for financial reporting purposes AIC will be the predecessor entity and form the financial history of the Registrant on a go forward basis and represent the succeeding business. The Merger Agreement will be accounted for as a reverse recapitalization. As a result, discussion of the business, the risks and uncertainties related to the Business of the Company and the Target Market and other historical financial information included in this Information Statement represent those of the AIC business.

AIC Business Overview

Africa International Capital Ltd., a Bermuda corporation (“AIC” or the "Company") was incorporated on July 29, 2015, as a limited liability company under the laws of Bermuda, pursuant to the Bermuda Companies Act (1981) as amended. The Company operates as a holding company for the businesses of its subsidiaries which operate real estate assets in Sub-Saharan Africa. The current subsidiaries of the Company, which own the Company’s assets, were acquired on January 23, 2015. The Angolan assets were built in 2012 and were operated by the developer and vendor prior to acquisition by the Company’s subsidiaries. The Company's former sole shareholder and parent company, AIC Ltd - SAC, was established on June 18, 2014 and carried out the role of holding company for the Company’s subsidiaries prior to incorporation of the Company.

RISK FACTORS

Risks Related to the Business of the Company

The Company has only recently commenced its business operations

The business was acquired on January 23, 2015. The Company therefore lacks an operating history in operating its assets in the sub-Saharan real estate market and the ability to demonstrate the merits of its business strategy. In addition, the Company’s management team do not share a history of collaborating together in a business venture prior to the establishment of the Company and have only gained experience in the Sub-Saharan real estate market individually and/or in other corporate organizations. The Company may be unable to successfully execute its business strategy as expected and may at any time be forced to reassess and make adjustments to its strategy. Any such implementation issues and/or changes in strategy may have an adverse effect on the financial condition, results of operations and/or prospects of the Company.

The Company may not be able to implement its acquisition strategy

A key aspect of the Company’s strategy is to grow the business through the selective acquisition of further real estate assets. The successful implementation of this strategy requires, besides the availability of sufficiently attractive and reasonably priced properties and real estate rights, that the Company is able to obtain access to the necessary financing for such acquisitions. In order to realize continuing acquisition opportunities, the Company will need to raise additional equity and/or debt finance in the future and/or find vendors willing to accept equity in the Company as part or full payment for such real estate. Sufficient funds required to finance contemplated acquisitions may not be available at terms and conditions satisfactory to the Company, if at all. The Company’s access to third-party sources of finance depends on a number of factors, including the market’s perception of the Company’s growth potential, the Company’s current and potential future earnings, the Sub-Saharan real estate market and related country risk generally and, with respect to the Company’s current assets, Angolan risk in particular. Any inability to acquire properties or real estate rights due to a lack of sufficient financing would limit the Company’s growth strategy, and accordingly could have a material adverse effect on the Company’s prospects.

The Company is dependent on raising capital, which may not be available

The Company’s strategy contemplates expenditures, for the purposes of financing property investments. The Company intends to rely on raising capital from third-party sources for such purposes. There can be no assurances that third-party sources of finance will be available when required, on favourable terms or at all. The Company’s access to third-party sources of finance depends on a number of factors, including the market’s perception of the Company’s growth potential, the Company’s current and potential future earnings, the relevant real estate markets and country risks generally.

In addition, the Sub Saharan domestic debt markets remains significantly underdeveloped, even compared to many other emerging market countries. Financing from domestic banks and the syndicated loan markets is not readily available, and for the foreseeable future the Company expects to be reliant on raising debt or equity finance for the purposes of pursuing its strategy. There can be no assurances that the Company will be able to successfully raise additional debt or equity as and when required.

If the Company is not able to obtain third-party sources of capital and/or any other forms of financing on favorable terms, its prospects could be materially adversely affected. Moreover, additional debt financing, if indeed available, may substantially increase the Company’s leverage.

Real estate investments are relatively illiquid

Investments in real estate assets can be relatively illiquid due to the unique nature of each asset, the specialist nature of the market participants, significant acquisition prices and the potential time and cost implications of acquiring/disposing of such assets. In addition, real estate assets can be relatively illiquid for reasons including, but not limited to, the potential nature of leases, commercial properties being tailored to tenants’ specific requirements and varying demand for real estate assets. Such illiquidity, especially during periods of financial stress or political or social unrest, may affect the Company’s ability to vary its real estate portfolio or dispose of assets in a timely fashion and/or at satisfactory prices in response to changes in economic, political, real estate market and/or other conditions. These risks may be more pronounced where there is a small number of properties owned, such as is the case for the Company.

Any inability of the Company to dispose of its investments or to do so at a gain, or any losses on the disposal of the Company’s investments, may affect the Company’s ability to achieve its targeted returns, and may have a material adverse effect on the Company’s financial condition, prospects and results of operations.

The Company relies on key personnel

The Company strategy depends to a significant degree upon the efforts and abilities of certain key personnel. In addition, the Company benefits from the extensive contacts and relationships of its management team. The Company currently employs a relatively small international and local management team. The Company’s intention is to recruit further personnel over the coming 12 months relating to the expansion of the operations of the business. The loss of key personnel and/or any unavailability of working visas for expatriate directors or employees could adversely affect the financial condition, results of operations and/or prospects of the Company.

Property valuation reports which could impact the value of the Company’s properties are subject to measurement uncertainty

The property valuation reports used by the Company to determine the fair value of its properties and real estate rights relating to currently owned properties in Angola were prepared by the valuer Zenki Real Estate Lda. (“Zenki”), a member of the CBRE (CBRE Company, Inc.) affiliate network. The property valuation reports were based on standard valuation principles and represented the professional opinion of Zenki as of the relevant valuation date. The property valuation reports were based on several assumptions that, with the benefit of hindsight, may turn out to be incorrect. Additionally, the valuation of real estate and real estate rights has been based on the subjective estimations of Zenki and a multitude of external factors such as, for example, the general market environment, interest rate levels, the creditworthiness of tenants, the rental market, the development of the location and tax considerations. Therefore, the valuations of real estate and real estate rights provided to the Company by the valuer are subject to numerous uncertainties. Accordingly, the values indicated in the property valuation reports (and, accordingly, in the Company’s financial statements) may not represent achievable sales prices of the Company’s individual properties and real estate rights and/or of the Company’s real estate and real estate rights portfolio as a whole.

A change in the factors underlying the Zenki appraisal and/or its assumptions may also cause the fair value determined on the relevant valuation date to decline to a level below the book value of a property or a real estate right, which could result in an impairment charge if the recoverable amount is less than the carrying value of the investment property. Under these circumstances, the Company would be required immediately to recognize the negative change in value as an impairment loss resulting from the fair value adjustment of investment properties or real estate rights for the relevant accounting period. Further, under these circumstances the company may be required to recognize an impairment of goodwill for any goodwill recognized on acquisition.  Any such losses may have a material adverse effect on the financial condition, results of operations and/or prospects of the Company.

The Company’s real estate assets are based on real estate rights in a frontier market

Titles to property and real estate rights in Sub-Saharan Africa may be inherently of higher risk than in countries where stronger property legislation is effective. Acquisition and possession of title may be more open to risk than in many other countries, irrespective of any additional due diligence that may be conducted by the Company.

The legal regime governing land ownership in Angola, where the Company's current assets are located, is based on the premise that, as a general rule, land is ultimately owned by the Angolan government. Depending on the legal designation of the relevant plot by the government, more or less restricted real property rights may be conveyed to natural or legal persons – with the aim of ensuring the relevant property right’s full and free use and enjoyment. (See “Government Regulations” below for further information relating to Angolan real estate laws)

The Company’s real estate assets are classed as either ‘surface rights’ or ‘usufruct’. Surface rights are the most commonly conveyed types of property right in Angola, and are granted on the basis of a concession agreement which entitles the owner to the right to carry out construction works and to own and exploit what is being built on the relevant plot. The term of the surface right is typically 60 years and is customarily subject to an automatic renewal if not otherwise agreed.

Usufruct means the right to enjoy temporarily and to its full extent an object or another person’s property right, without changing its form or substance. Generally, the term of the usufruct may not exceed the life of the beneficial owner. If the beneficial owner is a company, the maximum duration is 30 years.

Therefore, the Company is not and does not become the legal owner of the relevant plots indefinitely, and the respective property rights will be subject to the abovementioned risks and limitations, with details depending on the respective object and type and term of the respective property right.

The Company’s due diligence may not identify all risks and liabilities in respect of an acquisition

Prior to entering into an agreement to acquire any real estate asset, the Company’s management team performs customary due diligence on the proposed investment. In doing so, it typically relies in part on third parties to conduct a significant portion of this due diligence (including providing legal reports on title and property valuations). There can be no assurance that any due diligence examinations carried out by the Company’s management team or by third parties on behalf of the Company in connection with any assets that the Company may acquire will reveal all of the risks associated with that asset, or the full extent of such risks. Assets that the Company acquires may be subject to hidden material defects that were not apparent at the time of acquisition. To the extent that the Company’s management team or other third parties underestimate or fail to identify risks and liabilities associated with an investment, the Company may be subject to one or more of the following risks (inter alia):

•defects in free and clear title;

•environmental, structural or operational defects or liabilities requiring remediation and/or not covered by indemnities or insurance;

•an inability to obtain permits enabling it to use the asset as intended; and/or

•acquiring assets that fail to perform in accordance with expectations.

Any of these consequences of a due diligence failure may have a material adverse effect on the Company’s financial condition, results of operations and/or prospects.

Property investments may require significant maintenance, repair, modernization or refurbishment works

In order to attract and to meet the expectations of targeted tenants the Company expects that it will be required to deliver high service standards. Maintenance and modernization measures may be required in order to meet changing legal, environmental or market requirements (e.g., with regard to health and safety requirements and fire protection). Failure to maintain the properties could pose a risk to the health and safety of the Company’s tenants as well as its employees or others. The costs associated with these maintenance and modernization measures are borne by the Company, which may therefore be burdened with substantial expenses. Additional costs may have to be incurred if the actual costs of maintaining or modernizing the properties exceed current estimates, if defects not covered by insurance or contractual warranties are discovered and/or if additional measures are required for other reasons. Any failure to undertake appropriate maintenance, repair and modernization measures, as well as any additional costs for such measures, could adversely affect the Company’s rental income and potentially entitle tenants to withhold or reduce rental payments or even to terminate existing lease agreements. This could have a material adverse effect on the Company’s financial condition, results of operations and/or prospects.

Where the Company undertakes maintenance, repair, modernization or refurbishment, the Company will typically be dependent on the performance of third party contractors which may expose the Company to various risks, including, but not limited to delays in the timely completion of projects; failure by third-party contractors in performing their contractual obligations or poor quality workmanship from such contractors; and/or insolvency of third-party contractors.

While the Company seeks to make contractual arrangements with third party providers to mitigate customary risks, there can be no certainty of effectively mitigating all risks. Failure to execute such projects in a timely and cost effective fashion, whether due to failures in the performance of the Company’s third-party contractors, failures by the Company in properly supervising such third party contractors or otherwise, may have a material adverse effect on the Company’s financial condition, results of operations and/or prospects.

The Company may be subject to the effects of exchange rate fluctuations

The Company’s and certain of its subsidiary’s functional currency is US$. While rental monies may be receivables in local currencies, such as AOA Kwanza in Angola, amounts payable by the Company’s tenants in respect of rental income on the real estate assets may in some cases be calculated by reference to the preliminary US$ conversion rate at the time of payment. On the other hand, the Company expects to pay certain expenses and liabilities, and receive and conduct its operational payments in local currencies. Exchange rate fluctuation could thus have an adverse effect on the Company’s financial condition, results of operations and/or prospects.

The insurance coverage obtained by the Company for its business operations may turn out to be insufficient and may not cover all relevant damages, losses or liabilities

The Company believes that the insurance coverage obtained by the Company for its business operations is in line with market standards in the relevant commercial real estate industry and covers adequately the risks to which the operations of the Company are exposed. Nevertheless, it may turn out that the insurance coverage the Company has obtained does not cover all risks to which it is exposed and/or that the amounts of coverage fall short of the actual amount of damage, loss or liability. Any deficiency in insurance coverage may have a material adverse effect on the Company’s financial condition, results of operations and/or prospects.

Environmental and health and safety laws, regulations and standards may expose the Company to the risk of substantial costs and liabilities

Although there is no current impact on the company, laws and regulations, as these may be amended over time, may impose environmental liabilities associated with real estate assets (including environmental liabilities that were incurred or that arose prior to the Company’s acquisition of such real estate assets). Such liabilities may result in significant investigation, removal, or remediation costs regardless of whether the Company originally caused a contamination or other environmental hazard. In addition, environmental liabilities could adversely affect the Company’s ability to sell, lease or redevelop a property, or to borrow using a property as security and may in certain circumstances (such as the release of certain hazardous materials) form the basis for liability to third persons for personal injury or other damages. The Company’s investments may, in the future, include properties historically used for commercial, industrial and/or manufacturing uses. Such real estate assets could contain, or could have contained, storage tanks for the storage of hazardous or toxic substances. Leasing properties, such as those containing warehouses, to tenants that engage in industrial, manufacturing and other commercial activities could cause the Company to be subject to increased risk of liabilities under environmental laws and regulations. If the Company were to be exposed to environmental liabilities or increased costs or limitations on its use or disposal of properties as a result of changes to environmental laws and regulations, this may have a material adverse effect on the Company’s financial condition, results of operations and/or prospects.

New and more stringent environmental laws, regulations and permit requirements or stricter interpretations of current laws or regulations could, in the future, impose substantial additional costs on the Company’s investments. Compliance with such current or future environmental requirements does not ensure that the Company will not be required to incur additional unforeseen environmental expenditures.

Risk Factors Relating to our Target Market

Investing in securities involving frontier markets generally involves a higher degree of risk than investing in securities in more developed markets

Investing in securities involving frontier markets, such as Angola, generally involves a higher degree of risk than investing in securities of corporate or sovereign issuers from more developed countries. These higher risks include, but are not limited to, higher volatility and limited liquidity, as well as risks relating to the relevant country itself, including but not limited to narrow economic growth base and instability and changes in the social, political and economic environment. Frontier markets can also experience corruption of government officials and misuse of public funds more often than more mature markets, which could undermine or adversely affect that country’s economic growth as well as that of the companies operating there. As a consequence, an investment in securities issued by a company operating primarily in that market carries risks that are not typically associated with investing in securities issued in more mature markets.

Angola’s economy is susceptible to adverse developments similar to those suffered by other frontier market countries. Investors should exercise particular care in evaluating the risks involved, should take appropriate advice and must decide for themselves whether, in light of those risks, their investment is appropriate. Investment in companies operating in frontier markets, such as Angola, is only suitable for sophisticated investors who fully appreciate the significance of the risks involved.

Frontier markets have been and may continue to be significantly affected by the current global financial and economic crisis. As a consequence, some have experienced a dramatic economic downturn, which may continue in the foreseeable future.

Challenges in the implementation of economic and financial reforms, and the lack of available financing, may have a negative effect on the performance of the Angolan economy

In order to ensure sustainable growth of Angola’s economy, the Angolan Government has been implementing a wide range of economic, financial and banking system reforms, and improvements of the legal and regulatory environment. The Angolan Government is pursuing these measures to promote private sector investments, diversify the economy away from the oil sector and facilitate access to credit to further foster private investment in Angola by both local and foreign investors. Although the Angolan Government intends to continue implementing these reforms, any challenges or delay in their implementation may materially and adversely affect Angola’s economic, political and/or financial condition.

Continued pursuit of long-term objectives, including those set forth in the Angolan Government National Development Plan 2013-2017, will depend on a number of factors including continued political support in Angola and across multiple government ministries, adequate funding, the outcome of policy reviews, improved security, power sector reform, availability of human capital and significant coordination. In order to fund these plans, the Angolan Government budgeted capital expenditure of US$5.6 billion in 2015, US$10.3 billion in 2016 and US$11.2 billion in 2017. The significant funding requirements for these plans may prove difficult to meet, and the funding requirements for these initiatives may lead to an increase in Angola’s outstanding debt.

The economic and other assumptions underlying the objectives set forth in these plans including with respect to oil prices and production, GDP growth, inflation, external debt and the fiscal deficit may not be met, which would undermine Angola’s ability to achieve the stated objectives, which could result in an adverse effect on the economy of Angola.

Failure to adequately address actual and perceived risks of corruption may adversely affect a country’s economy

Corruption has many implications for a country, including increasing the risk of political instability, distorting decision-making processes and adversely affecting its international reputation. Failure to address these issues, corruption, and any future allegations of or perceived risk of corruption could have an adverse effect on the political stability of the country, on the country’s ability to attract foreign investment and on the country’s economy. Corruption continues to be a significant problem in the Sub-Saharan markets and Angola in particular.

According to Transparency International, an international non-governmental organization that monitors and publicizes corporate and political corruption, Angola currently ranks in the top 15 most corrupt countries of those surveyed. In addition, independent international organizations have identified corruption and misuse of funds by public officials as significant challenges facing Angola. Specifically, there have been allegations of corruption in Angola relating to senior public officials having business interests in sectors for which they have responsibility or can otherwise exert influence or using Government influence to channel lucrative business opportunities to a relatively small political elite.

In response to this, Angola has recently introduced a series of laws and regulations to deal with corruption. However, there is currently no data on how effective these measures have been in preventing corruption in Angola and there can be no assurances that they will be effective in the future. Further, in 2010 Angola introduced a law to govern public procurement processes and established a body overseen by the Ministry of Finance to oversee public procurement processes. However, the President of the Republic is entitled to approve contract tenders of any value in certain limited circumstances. Depending on the value of the contract, other public authorities are entitled to approve contract tenders under delegation of the President of the Republic. When a contract is approved by the President or by a public official with delegated authority, the awarding of such contract is not subject to Angola’s usual public procurement procedures and laws, which do not prohibit the awarding of contracts to companies where public officials have an interest.

Challenges in diversifying its economy may constrain Angola’s economic growth

In recent years, Angola has been diversifying its economy away from the oil sector to other economic sectors, such as agriculture, construction, financial services and mining, and is currently planning a number of economic and fiscal measures to further progress this economic diversification strategy. However, in 2014 the oil sector represented more than 97.4% of Angola’s exports and accounted for 35.4% of its GDP. Deficiencies in infrastructure levels, lack of private investment, shortages of skilled labor, a developing financial sector and a challenging business environment, including but not limited to the length of time required to start and close a business and difficulties in enforcing contracts present challenges to the implementation by Angola of an economic diversification strategy. No assurances can be given that Angola will succeed in continuing to diversify its economy on a timely basis or at all. If Angola does not successfully further diversify its economy, its economic growth may be limited.

Challenge in ensuring smooth governmental succession could lead to political and social instability

Angola presently shows signs of relative political stability. In August, President Jose Eduardo dos Santos won re-election as the People’s Movement for the Liberation of Angola (“MPLA”) party’s leader. He had indicated earlier this year his intention to stand for another term in 2017’s elections and to step down a year later. This would give him and the MPLA the opportunity to manage the succession.

The MPLA has been the ruling party in Angola since Angola obtained independence in 1975 and the current administration has been in power since 1979. The MPLA was elected by a large margin in Angola’s 2008 general elections, the first such elections after the end of Civil War. In 2012, the MPLA was re-elected by a large margin, in an electoral process that was considered fair by international organizations.

However, given that Angola has not had a change in the majority government since 1979, there can be no assurance that the handing over of power to a new president and/or a new political party will be smooth. Whatever the outcome of the election, the next administration may pursue policies and have priorities which differ from those of the current administration and may alter or reverse certain reforms or take actions that make domestic and foreign investment in Angola less attractive. If the political climate in Angola were to change significantly, it could lead to political and social instability, which may materially and adversely affect the Angolan economy.

The MPLA has a majority that allows it to pass legislation with limited opposition

The MPLA has more than a two-thirds majority in the National Assembly. As a result of the current constitutional system which allows the majority of laws to be passed by a simple majority, and constitutional changes to be affected by a two-thirds majority, the President may rely on the MPLA to ensure that a high proportion of any new laws proposed to Parliament will be passed. If the MPLA were to abuse these powers, despite a history of low levels of popular unrest in Angola, the opposition parties and the disaffected population may rally against the President and the MPLA. In addition, public disaffection with the MPLA concerning its parliamentary majority could result in a degree of political instability, which could have an adverse effect on Angola’s economy.

Angola is located in a region that has been subject to ongoing political and security concerns

Angola is located in a region which has, at times, experienced political instability. Wars, political instability, social unrest, epidemics and/or increased fragility in other countries bordering or close to Angola are common. In particular, the ongoing civil war in the Democratic Republic of Congo poses a threat to stability in the region. Such regional threats and fragility among Angola’s neighboring countries may have a material adverse effect on Angola’s economy.

Devaluation in the value of the Kwanza could have a material adverse effect on Angola’s economy

The Angolan central bank (BNA) devalued the Kwanza three times since June 2015. The devaluations were aimed at stimulating foreign currency inflows (through both Foreign Direct Investment (FDI) and exports) that have decreased as a result of continuing low oil prices. The Kwanza lost 24% versus the US$ in 2015 and is down around 18% this year to date. To date, the BNA’s devaluations have not resulted in a decrease in the parallel rate (a market-determined exchange rate that coexists with the pegged exchange rate), which remains at approximately AOA 180-200 per US dollar. The possibility exists for the Kwanza to continue to depreciate modestly against the US dollar as a result of a decline in Angola’s current-account surplus and the rate increase by the U.S. Federal Reserve, which is may strengthen the US dollar.

The recent devaluation of the Kwanza, and any further devaluations in the future, could have a material adverse effect on Angola’s rate of inflation as a result of higher import prices and rising demand for exports.

High inflation could have a material adverse effect on Angola’s economy

Consumer inflation has declined from 15.3% in 2010 to 7.5% in 2014. As at 30 September 2015, inflation over the previous 12 months was 11.7%. In the past, Angola has experienced very high levels of inflation due to economic instability caused by the Civil War. For example, in 2000 Angola’s inflation rate reached 268%.

Although Angola has recently experienced growth in the agricultural sector, with improved harvests, it continues to rely heavily on food imports as well as imports of components necessary for use in the construction and manufacturing sectors. A major factor affecting Angola’s inflation relates to the exchange rate flexibility affecting those imported goods on which Angola relies heavily.

Although Angola’s monetary policies are aimed at containing inflation, there can be no assurance that the inflation rate will not rise in the future. Significant inflation could have a material adverse effect on Angola’s economy.

There can be no certainty that real estate values will continue to rise, and they may, in fact, fall

The Angolan real estate market is neither mature nor transparent; the number of participants is limited and property valuations are predicated on the continued growth and development of the Angolan economy. Angola’s economy has grown significantly since 2002, and real estate valuations have increased commensurately. There can be no certainty, however, that valuations will continue to rise. Depending on various factors outside of the Company’s control, particularly the continued development of Angola’s economy, real estate valuations in Angola may plateau or even decline in the future.

Deficiencies in Angola’s comparably underdeveloped and unreliable infrastructure may pose risks to the Company

Despite major efforts to improve infrastructure, Angola’s road, railway and energy infrastructure is still deficient. To the extent that current and future economic factors require a functioning infrastructure, these deficiencies may cause a slowdown and/or instability of Angola’s development and economic growth, resulting in a decrease in the number of potential tenants who, directly or indirectly, participate in the Angolan or regional market. Deficiencies in Angola’s infrastructure may in particular interfere with the business operations of international companies, which directly or indirectly constitute a significant part of the Company’s current and potential tenant base. Therefore, infrastructure-related shortcomings could have a material adverse effect on the assets, cash flows and/or results of operations of the Company.

Furthermore, given high temperatures and humidity and infrastructure deficits, and in order to maintain appropriate health and safety standards of its properties, the Company operates certain technical equipment (such as power generators, diesel tanks, water purification tanks, septic tanks and air-conditioning systems). The supply chain necessary to purchase and maintain this equipment itself depends to a significant degree on the functioning of Angolan infrastructure as well as on the importation of equipment and parts. Any infrastructure deficiencies, therefore, may increase operating expenses. Any such increase, e.g., due to shortages in the supply of energy or important equipment, goods and services, could have a material adverse effect on the financial condition, results of operations and/or prospects of the Company.

The activities of the Company are highly dependent on Angola and the Angolan market

The business of operating residential compounds and commercial and light-industrial/logistics real estate is dependent to a significant degree on Angola’s political and legal stability, and the Company’s strategy is formed on the assumption that the Angolan economy will develop positively. If Angola’s current political and/or legal stability deteriorates in the future (for example due to a problematic presidential transition; an economic downturn; a continuously low oil price and/or a decrease in oil production), such events could have a material impact on the Company’s investments and its business plan in Angola and elsewhere.

The Company may face increasing competition

The Company’s strategy focuses on residential compounds and commercial and light-industrial/logistics real estate in perceived growth regions. The Company’s acquisition criteria include that a potential property be located in a target geographical location and be reasonably priced. The number of available properties that match the criteria at any time may be limited. Members of the Company’s management believe that the Sub-Saharan real estate markets, and the Angolan market in particular, currently offer attractive investment opportunities, and management expects investment activity to increase in the future. Some of the Company’s competitors, both domestic and from abroad (e.g., Chinese investors and state agencies), may have an acquisition strategy similar to that of the Company; may possess greater financial resources and/or lower costs of capital than the Company; and may be able or willing to offer higher prices. As a result, the Company’s strategy of growth through acquisitions could become more expensive or entirely implausible at certain times or generally in the future, in which case the Company may be forced to reconsider its strategy.

The Company may also face increasing competition when marketing its owned properties to potential tenants. Other real estate projects also targeting international companies and their employees have recently been developed in the vicinity of the Company’s properties and are offering a high quality product. Similar projects on other plots are currently being developed by competitors. If the supply of good quality real estate options available to international companies continues to increase, rental rates and the value of the Company’s properties and of related services may fall. The Company may not be able to continue to secure new tenants on such attractive rental terms.

These factors could have a material adverse effect on the financial condition, results of operations and/or prospects of the Company.

Weaknesses relating to the legal system and legislation may create an uncertain environment for investment and business activity

Angola’s legal system remains subject to greater risks and uncertainties than more mature legal systems. In particular, risks associated with the Angolan legal system include:

•inconsistencies between various laws, presidential decrees, governmental, ministerial and local orders, decisions, resolutions and other acts;

•provisions in the laws and regulations that are ambiguously worded or lack specificity and thereby raise difficulties when implemented or interpreted;

•inefficiencies, from a timing and costs perspective, and delays in judicial process;

•the fact that it is not unusual in Angola for laws (including tax laws) to be enacted with retroactive effect or to be published some time after their enactment;

•the rarity of authority or guidance for interpreting provisions of Angolan legislation;

•foreign exchange limitations due essentially to difficult access to foreign currency in Angola, which hinders and delays payments outside Angola;

•difficulty in predicting the outcome of judicial application of Angolan legislation due to, among other factors, a general inconsistency in the judicial interpretation of such legislation in the same or similar cases; and

•the fact that not all Angolan resolutions, orders, decrees, decisions and similar governmental, regulatory and judicial acts are readily available to the public or available in a comprehensibly organized form.

The judiciary’s lack of independence and overall inexperience, the difficulty in enforcing court decisions and governmental discretion in enforcing claims could prevent the Company from obtaining effective redress in any court proceeding in Angola.

Enforcement of laws in Angola will depend on and be subject to the interpretation by relevant authorities which may adopt an interpretation of an aspect of local law which differs from that of the Company. Any contracts or other legal agreements that contain governing law and/or jurisdiction clauses implementing non-Angolan law or jurisdiction may not be enforceable under local law. In certain cases, the commitment of government officials and agencies and the judicial system to abide by legal requirements and negotiated agreements may be more uncertain and may be susceptible to revision or cancellation and legal redress may be uncertain or delayed. Any adverse interpretation or action with respect to the Company’s legal arrangements could have a material adverse effect on the Company, its financial condition, results of operations and/or prospects.

The government of Angola exercises significant influence over domestic natural resource industries as well as many other aspects of the economy. Any action by the government of Angola concerning the economy could have a material adverse effect on the Company.

Furthermore, in a changing political and/or legal environment, the Company, as well as foreign commodity extracting companies (i.e. companies/businesses that the Company’s tenants are typically connected to, directly or indirectly), may, in extreme cases, face the risk of being expropriated by the Angolan authorities (e.g., by nationalization) and may therefore lose ownership of some or all of their respective assets and/or real estate or other contractual rights without being compensated adequately. If any such deterioration or expropriation were to occur, it could have a material adverse effect on the financial condition, results of operations and/or prospects of the Company.

Enforcement of judgments may be difficult in Angola

The enforcement of foreign awards depends on their revision and confirmation by a local court, under the Angolan Civil Procedure Code. The requirements for a foreign award to be confirmed are, therefore, that: (i) no doubts exist as to the authenticity of the document that contains the judgment or as to the intelligibility of the decision; (ii) it has the force of res judicata according to the law of the country where it was rendered; (iii) it was rendered by a foreign court, the jurisdiction of which was not invoked by fraud and does not concern a subject matter for which the Angolan courts have exclusive jurisdiction; (iv) the same case is not pending before or has not been tried by an Angolan court, except if it was first brought before a foreign court; (v) the respondent was duly summoned, according to the law of the country of origin and that in the proceedings the adversary system and the principle of equity have been observed; (vi) it contains no decisions the recognition of which leads to a result manifestly incompatible with the principles of Angolan international public policy; and (vii) if it has ruled against an Angolan citizen or company, it does not offend Angolan private laws, when, according to Angolan conflict of laws rules, the dispute should have been resolved according to Angolan law.

Following the request for recognition of a foreign award, the party against which the enforcement of the award is requested has ten days to contest the confirmation of the award. The party requesting confirmation may answer within the eight days of the end of the period for the submission of the objection. Once the creditor holds a valid foreign award already recognized by the Angolan courts, the award can be enforced through enforcement proceedings. Once the enforcement is requested, the judge briefly analyses the enforcement application and the debtor is notified. The enforcement application may be refused, if the judge finds that the dispute could not be committed to arbitration. The debtor against whom enforcement is sought may lodge an opposition arguing any of the general legal grounds for opposition to enforcement, as long as there is no previous decision rejecting an application for the annulment of the award on the same grounds. According to the Angolan law, there are several grounds to present an opposition to enforcement, in particular: (i) the uncertainty, unenforceability or illiquidity of the obligation; (ii) res judicata prior to the enforcement title; and (iii) the holding of a credit against the enforcement creditor in order to obtain a set-off. It is important, however, to take into account that the opposition only suspends the enforcement when the debtor pays a security. If the enforcement is not suspended, it will continue with the seizure, where an enforcement agent will proceed to determine and seize debtor’s credits and assets. Predicting the timeline for a decision by Angolan courts regarding enforcement of an award against a foreign state or a state-owned entity in not possible at this stage due to the fact that there are no published court decisions to this effect. Taking into account the abovementioned, it should be concluded that the enforcement of judgments in Angola may be very difficult.

The Angolan Civil Procedure Code determines the same rules for recognition of a foreign judicial decision and a foreign arbitral award. However, on August 12, 2016 the Resolution no. 38/16 was published in the Official Gazette, by which the National Assembly approved the accession to the Convention on the Recognition and Enforcement of Foreign Arbitral Awards, executed on 10 June 1958, in New York, best known as the “New York Convention” (“NYC”). With 157 Contracting States, the NYC has contributed very significantly to the simplification and harmonization of recognition procedures and enforcement of foreign arbitral awards in these signatory countries. Membership to the NYC will provide more predictability to the process of recognition and enforcement of foreign judgments in Angola, since the NYC provides that each Contracting State shall recognize arbitral awards as binding and enforce them in accordance with the arbitration rules of the seat of arbitration, not owing to substantially more onerous conditions than those established for the recognition and enforcement of imposed domestic arbitral awards. Among the main differences that are anticipated in relation to the current regime, we underline the future inapplicability of Article 1096 of the Angolan Civil Procedure Code regarding the requirements for foreign award confirmation which will be replaced by Articles IV and V of the NYC when encountered with an arbitral award handed down in another Contracting State to the NYC.

However, it should be noted that the process of joining the NYC is not yet completed. In order for the NYC to enter into force in Angola, ratification is required by the President of the Republic and the guarantee of such instrument of ratification with the Secretary-General of the United States, as provided in the Constitution of the Republic of Angola and in the NYC.

Repatriation of money from the Company’s Angolan Subsidiaries to the Company may require government approvals

The Company’s ability to repatriate dividends follows from its private investment contract with the relevant authorities (Ministries or UTIP), under which it has been authorized to make its investments in Angola and import capital. Individual dividend payments, like any other significant foreign currency movements will require authorization by the National Bank on a case by case basis. The Company is required to fulfil certain requirements before being able to repatriate dividends. Furthermore, obtaining the required license is subject to approval/confirmation by Angolan governmental authorities and such a license may be withdrawn, refused, or delayed upon default. Any failure by the Company to comply with applicable legal requirements could thus have a material adverse effect on the Company’s financial condition, results of operations and/or prospects. Due to the current foreign exchange situation in Angola, access to foreign currency is limited and payments outside Angola can be subject to delays.

The Company depends on the availability of sufficient funds being distributed by its operating subsidiaries in Angola

As the Company currently conducts its entire business operations through its subsidiaries, it may make payments only to the extent that it receives sufficient distributions from its Angolan operating subsidiaries.

There may be a lack of sufficient distributable funds available at the level of the Company at any particular time for various reasons; including a lack of available liquid funds at the Angolan operating companies that are available to be distributed, legal limitations in respect of the amounts that could be distributed by the Angolan operating companies, exchange controls that prevent the Angolan operating companies from transferring funds to the Company (as to which, see “– Exchange rate risks and exchange controls” below), withholding taxes on profit distributions and other reasons that may cause the Angolan operating companies to refrain or otherwise be restricted from distributing funds to the Company.

If the relevant subsidiaries are unable to distribute dividends, or otherwise transfer amounts outside of Angola, for any reason, this could materially affect the ability of the Company to pay amounts owing.

Possible impact of exchange controls; availability of US$

In 2016 the government of Angola continued foreign exchange rate limitations relating to the availability of US$ for purchase by local companies. The limitation is in the form of local companies obtaining government approval in order to repatriate US$ out of the country. The lifting these limitations are not immediately predictable, thus potentially impacting the timing of repatriation of funds. Although the Company has taken measures to enable its Angolan operating subsidiaries to transfer funds to the Company, there can be no assurance that they will continue to be able to do so. Angolan currency controls and practice are subject to change, with the National Bank of Angola exercising considerable autonomy in interpretation and practice. Varying interpretations may complicate the process of determining whether a license is needed or make certain payments from the Company’s Angolan operating subsidiaries out of the country, as well as the process of obtaining such license. If the relevant subsidiaries are unable to distribute dividends, or otherwise transfer amounts outside of Angola, for any reason, this could materially affect the ability of the Company to pay amounts owing.

Tax-related risks relating to repatriation of funds and profits

Dividends paid by an Angolan resident company to a non-resident company (including non-resident parent companies) are subject to an Angolan Investment Income Tax, currently at a rate of 10 per cent. Amounts payable in respect of this tax are to be withheld at source. Additionally, certain countries may have tax regimes that may impose withholding or similar taxes on the profits or other returns derived from the projects in which the Company invests. This tax may be non-recoverable, namely considering that Angola has not entered into any double tax treaty with any other country. Nevertheless, the Angolan State Budget for 2016 granted a legislative authorization to the Angolan President to adapt and harmonize the Angolan legislation, in order to establish mechanisms for the exchange of information under policies and cooperation agreements on the exchange of tax information.

It is anticipated that the rates of withholding tax will vary across jurisdictions and will change from time to time, which could have a material and adverse effect on the Company’s financial condition, results of operations and/or prospects.

The tax regimes applying in Angola, Bermuda and the British Virgin Islands may change, thereby affecting the Company’s and/or its subsidiaries’ tax treatments.

Risks Related to Registrant's Common Stock

The availability of a large number of authorized but unissued shares of Common Stock may lead to dilution of existing stockholders

Brenham is authorized to issue 200,000,000 shares of Common Stock at $0.001 par value per share. Brenham will have approximately 199,359,790 shares of Common Stock available for issuance after implementation of the Reverse Split and the filing of our Certificate of Amendment. Additional shares may be issued by our Board of Directors without further stockholder approval. The issuance of large numbers of shares, possibly at below market prices, is likely to result in substantial dilution to the interests of other stockholders. In addition, issuances of large numbers of shares may adversely affect the market price of our Common Stock.

Upon the Closing of the Merger, Brenham shall issue to the stockholders of AlC a total of 7,362,421 shares of Common Stock Series A and 100,000 shares of Common Stock Series C having 5,000 votes per share. As a result, the AIC stockholders will own 7,462,421 shares having the collective voting rights equal to 507,462,421 shares of Common Stock, on all matters submitted to the vote of holders of Brenham’s common stock. After the Closing, the existing stockholders of Brenham will have the right to vote 641,411 shares of Common Stock Series A representing 7.92% of Brenham's voting shares.

Our Certificate of Incorporation, as amended, will authorize the board of directors to issue 29,000,000 shares of preferred stock at $0.001 par value per share of which 29,000,000 will remain authorized and not issued after the closing of Merger Agreement.

In addition, the Board of Directors is authorized to provide for the issuance of these unissued shares of preferred stock in one or more series, and to fix the number of shares and to determine the rights, preferences and privileges thereof. Accordingly, the Board of Directors may issue preferred stock which may convert into large numbers of shares of Common Stock and consequently lead to further dilution of other shareholders.

In the event that Isha 2.5 is settled in exchange for the issuance of shares future common stock dilution may occur.

Cash dividends have never been paid

We have never declared or paid cash dividends on our common shares. We currently plan to retain any earnings to finance the growth of our business rather than to pay cash dividends. Payments of any cash dividends in the future will depend on our financial condition, results of operations and capital requirements, as well as other factors deemed relevant by our Board of Directors.

Our Common Stock is subject to the "Penny Stock" rules of the SEC and the trading market in our stock is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•that a broker or dealer approve a person's account for transactions in penny stocks; and

•the broker or dealer receives a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•obtain financial information and investment experience objectives of the person; and

•make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•sets forth the basis on which the broker or dealer made the suitability determination; and

•that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Financial Industry Regulatory Authority, Inc. ("FINRA") sales practice requirements may limit a shareholder's ability to trade our Common Stock

In addition to the "penny stock" rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our Shares.

Our stock is thinly traded, sale of your holding may take a considerable amount of time

The shares of our Common Stock are thinly-traded on the OTCPK Market, meaning that the number of persons interested in purchasing our Common Stock at or near bid prices may be relatively small or non-existent. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. There can be no assurance that a broader or more active public trading market for our Common Stock will develop or be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near bid prices or at all if you need money or otherwise desire to liquidate your shares.

Shares eligible for future sale may adversely affect the market

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to amended Rule 144, non-affiliate stockholders may sell freely after six-months subject only to the current public information requirement. Affiliates may sell after six-months subject to the Rule 144 volume, manner of sale (for equity securities), current public information and notice requirements. Any substantial sales of our Common Stock pursuant to Rule 144 may have a material adverse effect on the market price of our Common Stock.

If we fail to maintain effective internal controls over financial reporting, the price of our Common Stock may be adversely affected

As measured against the COSO 2013 framework, our internal control over financial reporting has material weaknesses and conditions that require correction or remediation, the disclosure of which may have an adverse impact on the price of our Common Stock. The Group will in due course be required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002 as a US listed company. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, financial condition or results of operations. In addition, management's assessment of internal controls over financial reporting has identified  material weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors.

Under the standards established by the PCAOB, a material weakness is a deficiency, or a combination of deficiencies, that creates a reasonable possibility that a material misstatement of a company's annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified by us relate to our existing processes to assess risk and to design and implement effective control activities over financial reporting. In particular, we do not have formalized risk assessment, oversight and compliance processes or formalized control descriptions for all of our key controls. Where control descriptions do exist, they do not necessarily include all relevant information to enable the operating effectiveness of such controls. Where control activities are dependent on certain information,  we currently do not perform or have documented controls to assess the completeness and accuracy of such information. As measured against the COSO 2013 framework, we do not currently monitor all control activities and identified control deficiencies; thus, we are unable to evaluate whether other deficiencies, individually or in combination, result in a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

Actual or perceived material weaknesses that need to be addressed in our internal control over financial reporting or disclosure of management's assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Our share price could be volatile and our trading volume may fluctuate substantially

The price of our Common Shares has been and may in the future continue to be extremely volatile, with the sale price fluctuating from a low of $0.02 to a high of $1.20 since 2013. Many factors could have a significant impact on the future price of our Common Shares, including:

- our inability to raise additional capital to fund our operations;

- our failure to successfully implement our business objectives and strategic growth plans;

- compliance with ongoing regulatory requirements;

- market acceptance of our product;

- changes in government regulations;

- actual or anticipated fluctuations in our quarterly financial and operating results; and the degree of trading liquidity in our Common Shares.

Nevada law contains provisions that could discourage, delay or prevent a change in control of our Company, prevent attempts to replace or remove current management and reduce the market price of our stock

Provisions in our certificate of incorporation and bylaws may discourage, delay or prevent a merger or acquisition involving us that our stockholders may consider favorable. For example, our certificate of incorporation authorizes our Board of Directors to issue up to ten million shares of "blank check" preferred stock. As a result, without further stockholder approval, the Board of Directors has the authority to attach special rights, including voting and dividend rights, to this preferred stock. With these rights, preferred stockholders could make it more difficult for a third party to acquire us.

We are also subject to the anti-takeover provisions of the NRS. Under these provisions, if anyone becomes an "interested stockholder," we may not enter into a "business combination" with that person for three years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change in control of us.

Our quarterly operating results fluctuate and may not predict our future performance accurately. Variability in our future performance could cause our stock price to fluctuate and decline

We expect our quarterly results will fluctuate in the future as a result of a variety of factors, many of which are beyond our control. These factors include:

- changes in our costs, and our transaction losses;

- changes in our pricing policies or those of our competitors;

- relative rates of acquisition of new customers;

- changes in foreign exchange rates;

- seasonal patterns, including increases during the holiday season;

- delays in the introduction of new or enhanced services, software and related products by us or our competitors or market acceptance of these products and services; and

- other changes in operating expenses, personnel and general economic conditions.

As a result, period-to-period comparisons of our operating results may not be meaningful, and you should not rely on them as an indication of our future performance.

DESCRIPTION OF BUSINESS

Our Corporate Structure

The following diagram illustrates the corporate structure after Closing of the Merger with AIC:

Brenham Oil and Gas Corp.
(Africa Growth Corp.)
(USA)
100%
Africa International Capital Ltd
(Bermuda)
100%
ADV Holding Ltd
(BVI)
100%
Namibia International Capital Ltd
(Namibia)
100%
AGPV Lda
(Angola)
100%
Maximilio Lda
(Angola)
100%
Illico – Comércio e Prestação de Serviços Lda
(Angola)
100%
Quescom-Construção e Prestação de Serviços Lda
(Angola)

The shareholdings reflect AIC’s direct or indirect economic interest in the respective entity. As at the date hereof, no amount was outstanding in respect of the issued shares for each of the below listed subsidiaries and none of these subsidiaries holds its own shares.

Our Principal Business

Our principal business activities involve real estate and related activities in Sub-Saharan Africa. We have acquired income producing rental properties in Angola and initiated business development activities in Namibia.

We have principal real estate interests as at the date of this Information Statement consisting of three properties (comprising a total of 64 apartments and commercial space) and a further property interest nearing construction completion (comprising 40 additional apartments). The following properties are located in Luanda, the capital and largest city in Angola:

•Isha 1 and 2 (Ilha do Cabo, Luanda): ownership and control of a three-story residential apartment building with 24 apartments and of a four-story residential apartment building with 24 apartments; and

•Pina (Ilha do Cabo, Luanda): ownership and control of the lease of a modern complex with 16 residential apartments and approximately 134 square meters of commercial space.

•Isha 2.5 (Ilha do Cabo, Luanda): a new building under construction located between Isha 1 and 2. Ownership will be transferred to the group once construction has been completed, which is expected during December 2016 and the building has been fully let; the development will add a further 40 apartments upon completion.

The final acquisition price of Isha 2.5 will be calculated once the building has been let and an independent valuation has been performed.

As at June 30, 2016, the aggregate value of our real estate assets was US$27.3 million, as shown in the Interim Condensed Consolidated Financial Statements for the period ended June 30, 2016, included elsewhere in this Information Statement.

We intend to grow its real estate portfolio through targeted acquisitions of additional properties in Sub-Saharan Africa, notably in regions it has identified as offering growth opportunity combined with positive investment climates. We have started our Namibia business. We have formed a local company, Namibia International Capital Ltd., identified initial local management and, most notably, local joint venture and cooperation partners. We are in advanced stages with respect to negotiations with an established local mortgage provider and other providers of funding of real estate for a long-term cooperation in the administration of a future Namibia real estate portfolio. To date, an initial prospect acquisition project of several houses has been identified. These activities are intended to be financed on an ongoing basis through equity or debt issuance based on our cost of capital requirements.

Competition in the real estate market in Angola

Angola has one of the world’s most expensive real estate markets and Luanda ranked second as a city according to Mercer’s 2016 Cost of Living survey for expatriates. Angola’s property market is still in its infancy with most properties being bought new or off plan and little turnover of real estate. The real estate sector has historically been overly focused on high-end housing developments because of the ready market created by oil companies amid record prices and oil exports in 2007 and 2008. This has changed with the recent economic downturn, and developers are realizing the potential for more affordable housing, targeting the middle to lower middle income earners in the country’s urban centers.

The Angolan real estate market has witnessed rapid growth both in the residential and commercial/industrial market segments driven mainly by the country’s economic development. Luanda continues to be the focus of Angola’s main growth, although other provinces such as Lobito/Benguela, Soyo and Cabinda are all seeing an increase in real estate development.

Despite concerted efforts by the Angolan government to encourage and engage in direct infrastructure investments in the country, the Angolan property market can be characterized as having:

(i)a basic need for infrastructure;

(ii)a scarcity of properties readily available for purchase with a registered colonial deed (full possession);

(iii)a lack of town planning and city master plans;

(iv)a lack of licensed city center development plots; and

(v)a complex planning and licensing environment that is overly bureaucratic.

Historically, the real estate markets in Luanda and the other provinces were dominated by substandard construction. Recently, however, there has been a supply of new prime construction capabilities for medium and medium-high market sectors, both in Luanda, and nationwide according to a study released by Zenki Real Estate, Angola Property Market Overview, Outlook.

The residential real estate sector in Angola continues to be characterized by demand from expatriates working in the corporate sector as well as the rise in the upper and upper-middle class of Angolans. Whilst there has been an exponential growth in this sector in recent years, the market is still under-developed. The growth in the corporate sector has resulted in an increase in employment of expatriate professionals due to an insufficient supply of Angolan graduates. Expatriate professionals are demanding higher quality residential lodgings paid for by their companies – who are not as price sensitive as local Angolans. This has created an environment where the demand for both residential and commercial real estate is set to continue for the foreseeable future (Source: Abacus Jones Lang La Salle, Real Estate Market Report 2014 - Angola).

Property prices in Luanda remain high but below their peak of 2008, when a fall in oil prices caused an economic crisis in Angola. The demand for high-end, quality housing in secure developments, with the reliable provision of utilities, means rental and sale prices are among the most expensive in Africa and in the world. Development Workshop Angola, with the support of the World Bank, carried out the first comprehensive study of Luanda’s urban land markets in 2011. It demonstrated that there was a thriving land market but that it operated mainly in the informal sector, with less than 10 per cent of land parcels outside the urban core having legal titles. What should develop in the future is a more active housing market, catering for middle income earners, as developers and the government shift their interest to this segment.

Luanda’s real estate market is characterized by a shortage of supply for the Angolan middle classes in the center of the city, and a lack of available funds for property investment to support both national and international business demand. The lack of a mortgage market, coupled with increased demand has created strong market dynamics for residential lettings.

Typically, residential lettings in Luanda require up-front payment of significant portions of rent with an average contract duration of one year. It is common for the tenant to be responsible for any payments relating to improvement and renovation works, with these amounts being deducted from future rental payments. This practice, as well as a desire to mitigate local currency inflation risk versus the US Dollar, has led to property owners seeking short-term lets in order to place the properties back on the market at a higher rate.

The areas with the highest demand, known as the “zonas nobres” or upscale areas include Miramar, Bairro Azul, Alvalade, Cruzeiro, Vila Alice, Cidade Alta and Baixa da Luanda. Ilha do Cabo (“Ilha”), an isthmus connected to the central business district, is believed by the Company’s management team to represent a high growth opportunity due to its proximity to the central business district. In addition, a major development project (Baia de Luanda) has begun in Ilha, where extensive land reclamation is underway in order to develop residential, office, retail and hotel projects. The Company’s initial acquisitions, namely Isha 1, Isha 2 and Pina, are located on Ilha.

Areas such as Talatona/Luanda South have a demonstrated demand for residential properties centered on condominiums for the upper and upper-middle classes and apartment complexes more favored by expatriates. In Camama, Viana and Benfica, areas on the outskirts of Luanda, the real estate primarily houses the Angolan middle class - with prices typically lower than in Talatona.

For the next three or four years, fewer apartments are expected to come on to the market, presenting potential opportunities for the Company to invest in a sector where demand is forecasted to outstrip known supply for the foreseeable future.

Our Competitive Strengths

The Company’s management team believes that the Company benefits from the following competitive strengths:

(i)Barriers to entry

By virtue of its foreign investment license in Angola, combined with the difficulties associated with entering new markets, particularly emerging markets such as Angola, the Company actually benefits from the protection of barriers to entry. The Angolan investment license (a license granted to foreign investors) granted to the Company enables the Company to own Angolan companies and assets outright without the need for a local partner. An investment, from application to approval and issuance, can take in excess of two years to obtain. The Company is not aware of any other comparable foreign property-operating company in Angola that currently benefits from the privileges of holding such a license.

(ii)First mover advantage

The Company will upon closing of the merger be one of the first international company investing directly in the Angola property market whose securities are traded in an internationally recognized market. Through its strategy of targeted acquisitions, the Company has gained a significant and sustained market-share advantage over late entrants in identifying the most attractive property acquisitions and has established key networks necessary to continue and strengthen its operations across Angola.

(iii)Experienced management team

We have a management team comprising both Angolan managers and expatriates with real estate experience in Angola. Our management team and board’s combined experience brings together backgrounds in consultancy, real estate investment, property management and the financial services industry. By applying corporate discipline to an emerging market environment and seizing on investment opportunities, we believe that the Company is well placed to demonstrate operating performance.

(iv)Existing portfolio of well-located, owned property assets with established operating cash flows

The Company currently operates a portfolio of properties (comprising Isha 1, Isha 2 and Pina) that are almost fully let, with term lease contracts in place (one to twelve months). The Company’s clients currently include internationally renowned, multinational companies operating in Angola. The portfolio produces cash flow as a result of rental income derived from clients who may pay up to three months’ rent in advance. Management believes that rental yields from the portfolio will not be significantly affected by continued low oil prices.

Notwithstanding the Company's perceived competitive advantages, there can be no assurance that any prior success will be continued or that larger real estate companies may not enter the market with longer operating history, greater capital and other resources or other competitive strengths.

Factors that could cause actual results to differ materially from the Issuer’s expectations include, among other things, the following:

- overall political, economic and business conditions in Angola;
- the demand for the Company’s rental properties;
- competitive factors in the Angolan property market;
- changes in government regulations;
- exchange rate fluctuations;
- economic and political conditions in international markets;
- hostilities and restrictions on the ability to transfer capital across borders;
- ability to continue to obtain financing on attractive terms;
- success at managing the risks associated with the aforementioned factors; and
- changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations.

Our Business Strategy

Our business objective is to become a leading full-service owner and operator of residential, commercial, and industrial real estate in Sub-Saharan Africa. We plan to achieve this objective through market penetration, diversification and product expansion. We will focus on three principal activities.

(i)Acquire and operate real estate assets to become an industry leader in the regional property market;

We intend to continue to acquire high-yield real estate assets, expanding its acquisition portfolio into key markets in the region. We will continue to target high quality tenants, consistent with our current real estate holdings.

(ii)Offer mortgages and acquire mortgage portfolios to become a catalyst for expansion of the mortgage market in the region;

We intend to use wholesale and retail mortgages, subject to local regulations. Locally, we intend to partner with developers, protecting us from construction risk, to facilitate growth in the mortgage market. Additionally, we have plans to acquire existing mortgage portfolios;

(iii)Expand real estate and related offerings in the region to become a preferred real estate partner across multiple industries;

We intend to acquire real estate used as housing accommodations by major corporations for its employees. We plan to offer and expand our apartment service offerings to tenants and seek to attach those services, where applicable, to the properties we acquire in the future. Furthermore, we anticipate expanding our land and real estate asset portfolio through sale-leasebacks.

We plan to execute on our strategy in the following manner:

(i)Pursue a targeted approach to the selection of property acquisitions;

We intend to pursue selective prospects of fully or near fully occupied, rental properties in the region, in particular in locations where there is a shortage of supply of properties. We have been actively pursuing property acquisitions targeting local markets that have imbalances with respect to supply and demand. Additionally, we believe that the acquisition of properties with a high yield through long-term income streams will contribute to a more stable asset base over time. Future acquisitions are expected to lead to economies of scale with significant cost efficiencies, resulting in a reduction in operating costs per unit and which extends to property marketing, facilities management and financial and administrative activities. We do not expect to acquire any properties with short-term land rights. Our rationale for acquisitions may be based on one or more of the following principles (i) acquiring buildings that meet the Company’s acquisition criteria set out above, but which are still under development; (ii) off-market acquisitions through the Company’s network and relationships; (iii) participation in public bidding processes; (iv) joint bidding relationships with other investors; and (v) joint venture arrangements;

(ii)Maximize income yields and overall profitability, including active cost management;

The Company intends to maximize property rental and mortgage product returns, especially targeting corporate and individual tenants with proven credit ratings, where possible. It also intends to offer serviced apartments, serviced offices and property management services in the future. Management believes that the serviced apartment and serviced office segment of the market may remain undersupplied for the foreseeable future in our target markets. Management believes that higher rental yields in the serviced apartment sector can be achieved with minimal incremental capital expenditures;

(iii)Reduce exposure to key operating risks construction, occupancy and credit risk, among others;

The Company seeks to limit or exclude exposure in specified areas of risk, among others. We are not a developer and do not undertake construction activities itselves. The construction of new properties is the responsibility of any vendor. To manage occupancy risk, we seek, when possible, to acquire properties under the condition that they will be fully pre-let, or near fully pre-let, prior to any final acquisition payment being made with the amount of which typically depends on the extent to which the relevant property is pre-let as at the acquisition date. In addition, we seek to maximize duration of contracts and rental deposits where market conditions warrant it. We seek to reduce credit risk by negotiating contracts with our tenants that require up-front payment, where possible;

(iv)Raise capital as additional investment opportunities arise;

We plan to use equity and/or debt financing to further the growth of the business, subject to market conditions. The Company intends to raise additional capital or otherwise arrange the necessary financing, as it has identified potential properties and mortgage portfolios for acquisition.

Our Property Interests

The following table sets out certain information regarding the Company’s principal real estate interests as at the date of this Information Statement.

		Owned Properties		Total
	Isha 1	Isha 2	Pina
Acquisition Price (million US$):	10.6	15.4	4.6	30.6
Valuation (million US$):	10.6[1]	15.4[1]	4.6[1]	30.6
Date the Company assumed full ownership and control: January 23, 2015
Location: Avenido Murtala Mohamed, Ilha do Cabo, Luanda.
No. of Apartments	24	24	16	64
Residential Net Lettable area (sqm):	1,560	2,160	920	4,640
Commercial Net Lettable area (sqm):	-	-	134	134
Land rights:	60-year surface right (commenced 12 March 2013).	60-year surface right (commenced 12 March 2013).	21-year lease, which is to be upgraded to usufruct and may be extended to a long right of at least 50 years	N/A

(1) Reflects independent valuation by a CBRE affiliated real estate firm operating in Angola on December 11, 2014 for Isha 1 and 2 and February 6, 2015 for Pina.

Description of Properties Isha 1 and 2

On January 23, 2015, ownership and control of a 60-year surface right (the term of which commenced on March 12, 2013) relating to a 3,874 sqm real estate plot in Ilha do Cabo, Luanda on which two apartment buildings (Isha 1 and 2) have been built was acquired.

Isha 1 is a three-story residential apartment building with 24 apartments and a residential net lettable area of 1,560 sqm; Isha 2 is a four-story residential apartment building with 24 apartments and a residential net lettable area of 2,160 sqm.

Description of Property Pina

On January 23, 2015, ownership and control of a 21-year lease (the term of which runs from the date of completion of construction which was on January 31, 2014, relating to a 192 sqm real estate plot in Ilha do Cabo, Luanda comprising a multi-story building was acquired.

In addition to the US$4,639,000 acquisition price, the Company is required to make annual lease payments for the lease of the plot to the owner. The lease payments for the plot are payable by the Company on a semi-annual basis, gradually increasing, starting from the equivalent of US$36,000 during the first half-year of the leasehold and rising to the equivalent of US$90,000 in the first half-year of the 19th year.

Under the acquisition agreement between the seller and the Company, the vendor remains liable for completion of the registration of the lessor’s land ownership rights and the registration of a usufruct covering the remainder of the lease for the benefit of the Company following such registration, the latter of which has not yet been perfected.

In addition, the seller is currently is negotiating with the lessor of the plot with a view to extending the Company’s lease interest in Pina into a long leasehold of at least 50 years which, if achieved, is to include a usufruct component or a conversion to a usufruct for the duration of such lease. If the 21-year leasehold is extended to a 50-year leasehold by no later than January 23, 2017, an additional payment for the lease payable to the Vendor by the Company will be US$1,659,000.

Description of Property Isha 2.5

The Company has entered into a binding agreement to acquire ownership and control of Isha 2.5, which is a new development comprising a six-story residential apartment building with 40 apartments and a residential net lettable area of 1,720 sqm.

Isha 2.5 is in the process of construction, on the Isha 1 and 2 plot and adjacent to the Isha 1 and 2 apartment buildings. Construction of the building foundations and structure of Isha 2.5 is complete and final completion of the building is anticipated by December 2016. Construction remains the sole responsibility and risk of the Vendor, and financial settlement will not occur until the building is more than 90 per cent let (capped at US$12.8 million).

Property and tenant information

An analysis of the initial acquisitions in respect of sectoral and tenant spread as well as the vacancy and lease expiry profile, all as at 30 September 2016, is provided in the tables below:

Sectoral profile	Net Lettable area per sector
Residential	97%
Commercial	3%
Total	100%

Tenant profile	Gross rental and service income per profile(A)
Large national and international tenants, large listed tenants, government and major franchisees	35%
National tenants, listed tenants, other franchisees and medium to large professional firms	25%
Other, including individual	40%
Total	100%

(A) Tenant profile is based on the current contracted revenue of Pina, Isha 1 and Isha 2 as at 30 September 2016

Lease expiry profile	By Net Lettable area
Less than one year	100%
More than one year	-%
Total	100%

Approximately 10 per cent of the net lettable area of the Company’s properties is currently vacant.

Employees

As of the date of this Information Statement, the Company has 5 employees who are members of the Company’s management team, three of which are located in Luanda, Angola (See “Directors and Executive Officers and Corporate Governance - After the Closing” below). Technical and security are currently outsourced to third-party personnel. The number of employees directly employed by the Company is expected to increase as the future operations of the Company develop.

Insurance

The Company's comprehensive insurance coverage, including third party liability, employer’s liability and property and allied perils, is currently provided by GA Angola Seguros, one of the leading insurance groups in Angola. Although the Company believes that its insurance coverage is in line with market standards in the commercial real estate industry in Angola, there is no guarantee that it will not suffer losses for which no insurance coverage is available, or that losses suffered by it (if any) will not exceed the amount of insurance coverage under existing insurance policies.

Furthermore, the availability of insurance coverage in African emerging markets is generally limited, and may not always be available on commercially acceptable terms or at all.

Litigation

In the course of its business activities, the Company may become party to rental and warranty disputes as well as labor law disputes. As at the date of this Information Statement, neither Brenham nor AIC is, or has been in the past 12 months, party to any governmental, legal or arbitration proceedings (including any such proceedings which are threatened and of which the Company is aware).

Government Regulations

Real Estate Property Law Framework in Angola

The legal regime governing land ownership in Angola is based on the premise that, as a general rule, land is ultimately owned by the Government. Depending on the legal designation of the relevant plot, more or less restricted real property rights may be conveyed to natural or legal persons – with the aim of ensuring the relevant property right’s full and rational use and enjoyment.

Surface rights: are the most commonly conveyed types of property right in Angola, and are granted on the basis of a concession agreement which entitles the owner of the right to carry out construction works and to own and explore what is being built on the relevant plot. The term of the surface right is typically 60 years and is customarily subject to an automatic renewal if not otherwise agreed.

Usufruct: is the right to enjoy temporarily and to its full extent an object or another person’s property right, without changing its form or substance. Generally, the term of the usufruct may not exceed the life of the beneficial owner. If the beneficial owner is a company, the maximum duration is 30 years.

Also with regard to a specific real estate a leasehold can be granted that entitles the other party to occupy and/or otherwise make use of the property in a specific way. Like in other jurisdictions, the leasehold does not qualify as a property right but rather constitutes a contractual arrangement between the entitled person and, for example, the surface right owner. It is limited in time as stipulated in the individual agreement.

Where a concession framework is granted, the underlying right granted is directly linked to and dependent on the use of the concession. In other words, should the concession be revoked the land right granted under the concession is terminated and reverts to the granting authority.

It is the Company's strategy not to focus only on acquisitions of the strongest-possible property right position, with regard to potential developments. Instead, the Company may also accept qualitatively and/or timely limited property and contractual rights in its portfolio if the potential returns are attractive.

Tenancy Law Framework in Angola

The Angolan legal framework as to lease agreements provides several mandatory and/or default rules. For example, to ensure the temporary nature of the lease, the framework provides default rules in order to overcome a situation whereby parties do not stipulate any term for the contract.

In Angola, a lease may be terminated through agreement, rescission (termination of the agreement by one party for default or breach of the contract or law by the other party), rejection of the automatic renewal of an agreement or expiration.

The rescission is the termination of the lease relationship based on the law or the contract and requires, generally, a statement to the counterparty or a judicial declaration. Furthermore, a notice for termination must meet the time limits agreed between the parties, which in general cannot be less than those provided for in the Angolan Civil Code or the Tenancy Law.

The tenant has the right to rescind the contract if the landlord breaches any clause validly agreed between the parties. In addition, the tenant may also terminate it, regardless of the responsibility of the landlord, if for some reason beyond the tenant's control or that of the tenant's family members, the tenant is deprived of enjoying the leased premises, even if only temporarily, or if serious defects affect or exist in the leased premises that pose a serious danger to the health of the tenant and/or the tenant's family.

Rescission of the contract by the landlord, based on lack of compliance by the tenant, can only be ruled by the competent court as part of an eviction process and may occur only under specific conditions set out in the law, such as non-payment of rent, non-authorized use of the leased premises by a third party, use of the leased premises for other purposes than those permitted, or closure of the leased premises for more than one consecutive year if such premises are intended for trade or industry, except in cases of force majeure or the tenant’s forced absence. The landlord may also terminate the lease if he or she needs to occupy the leased premises, either for his or her own habitation or to install a business which he or she will have to run exclusively.

Rejection of the automatic renewal of an agreement is the termination of the agreement at the end of the agreement period and requires notification to the counterparty, which must meet the time limits agreed between the parties, which in general cannot be less than those provided for in the Angolan Civil Code or the Tenancy Law. Such rejection by a landlord is subject to the circumstances laid down in the Angolan Civil Code and the Tenancy Law while the opposition by the tenant is not subject to any requirements.

Expiration is the automatic termination of the contract as a result of the occurrence of a pre-agreed or pre-determined fact. This could be the expiration of a certain period of time or the demolition of the leased premises by decision of the competent authority.

We have sufficient licenses for the relevant wholly-owned subsidiaries (AGPV and Illico) to conduct the business regarding the Isha and Pina properties, as described herein, which currently consist primarily of the habitation licenses for each property as per the underlying lease and services agreements.

Foreign Investment Regulation in Angola

Generally, foreign private investments are regulated by the Private Investment Law (“PIL”). Only certain regulated industries (e.g., oil and gas, banking) are subject to other specific rules and regulations. Although the PIL is not a mandatory framework, in practice foreign private investment cannot be made or carried out without complying with the PIL. Furthermore, investments not approved under the PIL do not qualify for a repatriation of dividends (see below). The new PIL also provides that investments under US$1 million are generally allowed and only subject to the general framework of the PIL.

Compliance with the PIL includes, in particular, the filing of a project application and, after an initial assessment to confirm that the application is complete, the negotiation of an investment contract. Among other documents, the application must include the following:

- Draft Private Investment Contract, as a basis for the negotiations;
- Timeline of execution of the project;
- Training Plan, documenting the investor’s undertaking regarding training of the national workforce;
- Gradual Replacement Plan, setting out a timeline whereby the investor will replace foreign employees with national employees;
- Technical, Economical and Financial Feasibility Study, divided into four sections: presentation of the investor; characterization of the project; financial assessment of the project and economic and social assessment of the project;
- Environmental study of the project, describing the environmental impact of the project; and any other documents deemed necessary for the success of the submission.

Approval of investment projects exceeding an amount in Kwanzas equivalent to US$10 million falls on the Angolan President and can be delegated to the Minister responsible for the sector of the dominant activity of the project. These projects must be submitted with the Unidade Técnica para o Investimento Privado (“UTIP”). Investment projects up to an amount in Kwanzas equivalent to US$10 million are subject to the approval of the Minister responsible for the sector of the dominant activity of the project. These projects must be submitted with the Unidade Técnica de Apoio ao Investimento Privado (“UTAIP”) of the relevant Ministry responsible for the sector of the dominant activity of the project.

Foreign investments relating to (i) electricity and water, (ii) hotels and tourism, (iii) transport and logistics, (iv) civil construction, (v) telecommunications and IT and (vi) media requires local partnership with Angolan citizens, state-owned companies or Angolan private companies and additionally requires that the Angolan investor holds at least 35% of the share capital and has effective participation in the management as per the shareholders’ agreement.

Incentives and benefits under the PIL are not automatic but have to be negotiated with a committee created for each private investment application. The PIL defines a number of criteria, the fulfilment of which will improve the investor’s position during negotiations, including:

- creation of new jobs for national workers and raising of the qualification level of the Angolan workforce;
- contribution to the growth of the economy;
- promotion of underprivileged regions, particularly in the interior of the country;
- increase of national productive capacity and raising of the added value of the goods produced in Angola;
- creation of partnerships between national and foreign undertakings;
- technology transfers and raising of the national production efficiency;
- increase of domestic exports and reduction of imports;
- increase of the foreign exchange amounts and improvement of the balance of payments;
- promotion and support of technological development, business efficiency and product quality;
- update and expansion of the infrastructures used for domestic trading activities; and
- creation of a strong national company, able to secure and provide high-level services.

Also, the geographic area where the investment is located plays a major role. In this regard, the country is divided up into two Zones (A and B), with Zone A including, among others, Luanda and Zone B including, in particular, regions in the interior of Angola, namely Bié. Cabinda, Zair, Bengo, among others. Investments in Zone A are considered “less necessary” than those made in Zone B.

At the date of this Information Statement, all assets of the Group in Angola are located in Zone A.

When the investment project is approved, the investor receives a CRIP (registration certificate) that sets out the main elements of the investment project, including the investment amount agreed, the location, the identification of the shareholders/investors and the purpose of the investor. After the CRIP (registration certificate) is issued, the investor can import the relevant amounts necessary to execute the investment operations. Most investment operations can only be implemented after the relevant investment amounts are imported into Angola. If any equipment is to be imported under the investment project, the investors will have to request approval from the Customs Authorities.

Restrictions on Repatriation of Dividends from Angola

Investment projects approved by the competent authority under the PIL are entitled to benefit from the right to repatriate dividends once the investment project has been implemented and upon proof of its execution, always subject to the control of the BNA. Repatriation is normally requested on an annual basis and is subject to prior approval/confirmation from the BNA. Further, dividends and distributed profits shall now be subject to surtax on capital investment, on the exceeding part of the investors’ equity. The new PIL also provides that investments under US$1 million will also enable repatriation of dividends, albeit without any tax incentives.

Under the previous PIL, which was in force at the time of the acquisition by the Group of AGPV Lda. and which still applies to that investment, there are certain dividend repatriation caps, as follows:

- in Zone A, projects with an external investment of less than US$10 million allow for repatriation after three years, projects between US$10 million and US$50 million allow for repatriation after two years, and projects exceeding US$50 million allow for an immediate repatriation after full project implementation; and
- in Zone B, projects with an external investment amount of less than US$5 million allow for repatriation after two years, and projects exceeding this amount allow for an immediate repatriation after full project implementation.

The investment made by the Company in Angola as described in this Information Statement is subject to a three-year cap of dividend payments as of its completion of investment operations i.e. upon acquisition of AGPV Lda. and importation of cash and equipment.

An external investment could be made through: transfer of own funds from abroad; investment of current assets in foreign currency in bank accounts opened in Angola by non-residents and which would be able to be re-exported; investment of funds in the national territory within the scope of foreign reinvestment; importation of machinery, equipment, accessories and other fixed tangible assets; incorporation of technologies and expertise (provided that they are quantifiable). On the other hand, loans generally do not qualify as external investments, even if they are obtained abroad.

Foreign Exchange Regulation in Angola

The BNA controls and supervises cross-border payments and ensures strict compliance with all applicable legal statutes and regulations by commercial banks and/or individuals/companies. Recourse to the BNA is required in relation to most payments to be made outside Angola; it usually entails prior or final BNA approval, without prejudice to special and more favorable regimes applicable to some regulated sectors (e.g., oil and gas industry).

The Foreign Exchange Law (FEL) establishes three main categories of foreign exchange operations: invisible items of trade, capital operations and goods transactions, as detailed below:

- Transactions relating to invisible items of trade (e.g., payment of services) are usually subject to prior BNA authorization depending on the nature and the amounts involved (any contract exceeding US$1 million annually is subject to prior approval). These operations include, for example, costs associated with transport, insurance, travel, trade commissions, patents and trademarks, salaries or payments for services in general. Service agreements could also be affected by Presidential Decree No. 273/11, of October 27, 2011, notably those relating to foreign technical assistance and management. If this statute applies, the entity that approves the contract will not be the BNA but rather the Ministry of Economy;

- Capital operations require prior BNA authorization. These operations include various financial transactions such as the issue and redemption of government securities and bonds, acquisition of participations, setting up a business, acquisition of businesses or property, granting and repayment of loans and other receivables, issuance and execution of guarantees, purchase or sale of shares, or personal acts such as donations and inheritances, as well as some other operations; and

- The settlement of goods transactions may only be processed through the purchase of foreign currency from a bank domiciled in Angola. To achieve this, the commercial bank involved in the process requires a certification of import or an evidence of shipment. The settlement of export and re-export of goods generally requires the intermediation of a bank authorized to conduct foreign exchange business in Angola.

What these three main types of foreign exchange operations have in common is that they are based on acts, operations, contracts and/or transactions between residents and non-residents and/or capital movements between Angola and abroad.

Tax Law and Social Security Contributions in Angola

The main taxes and contributions that could be relevant to us are: industrial tax, industrial tax withholding, investment income tax, consumption tax, property transfer tax, urban property tax and social security contributions.

A major tax reform is currently taking place in Angola.

Industrial Tax

Industrial tax is the applicable corporate income tax in Angola that is due on income obtained in the exercise of any commercial or business activity, either on a permanent or occasional basis. The standard rate is 30 per cent, which was already in force for the year 2014, even though the Industrial Tax Code only entered in force on January 1, 2015.

The industrial tax applies to national or foreign companies that carry out activities in Angola, regardless of their place of incorporation and whether or not they have a permanent establishment or any other kind of corporate presence in Angola. As such, both resident and non-resident companies that perform activities in Angola fall under the scope of the industrial tax.

Companies that are resident for tax purposes in Angola are subject to industrial tax on their worldwide income. As such, all income obtained by any company incorporated in Angola, either obtained abroad or in Angola, is subject to taxation in this territory.

Companies not incorporated in Angola are generally taxed on the profits attributable to a permanent establishment located in Angola. An entity is considered to have such establishment in any of the following situations: management office in Angola; branch in Angola; office in Angola; plant or repair shop in Angola; oil well or any other location where mining or drilling activities occur in Angola; construction establishment or an assembly, or the existence of inspection activities therein, if it has a duration that exceeds 90 calendar days during any given 12-month period; rendering of services in Angola through employees or other individuals for a period of more than 90 days in a given 12-month period; dependent agent in Angola.

If a non-resident company does not wish to hold a permanent establishment in Angola but renders services in the country through a company or an individual, such agent should be independent from the company. This means the agent needs to be independent at an economic and legal level, despite performing activities on behalf of the company. Companies that do not hold a permanent establishment in Angola are taxed on their “isolated acts of commerce or industry”.

The new Industrial Tax Code is also now applicable to the (i) mere management of a real estate portfolio, of social participations or of titles; (ii) activities that are subject to the regulation of the Insurance Supervision Institute, the Gambling Supervision Institute and by the Angolan National Bank; and (iii) activities developed by foundations, autonomous funds, cooperatives and charities.

The industrial tax regime distinguishes between two groups of taxation, A and B.

Group A includes the majority of taxpayers, including Angolan companies with a share capital equal to or greater than AOA Kwanza 2,000,000 (US$18,400 as of March 31, 2014) or with an annual income equal to or greater than AOA Kwanza 500,000,000 (US$4,600,000 as of March 31, 2014), branches of foreign companies, associations, foundations, cooperatives which activity generates additional profits to the endowments and subsidies received from its associates, cooperatives and benefactors. A company incorporated by the Group could fall within this group. In addition, any taxpayers may opt to qualify as Group A taxpayers, as long as such option is exercised by the end of the month of February during the year to which the Industrial Tax relates. Such option must be requested in writing to the taxpayer’s competent tax office.

The taxable income of Group A taxpayers is determined in accordance with the tax return submitted and corresponds to the net income of the fiscal year, based on the financial statements of the company. As such, Group A taxpayers will be subject to taxation on a net accounting basis and must maintain organized accounting books. If no tax return is submitted, the tax authorities may determine the taxable amount. The amount of industrial tax is to be calculated by the taxpayer and payable as soon as the tax return is filed.

In relation to transfer pricing rules, the Industrial Tax Code establishes a rule according to which the arm’s length principle shall apply to transactions between related parties. In such a scenario, the transactions must be performed at the market-value price foreseen for independent entities. If the transaction does not take place as referred, the tax authorities are entitled to adjust the taxable income.

Industrial Withholding Tax

The new Industrial Tax Code revoked Law 7/97 and established a withholding tax mechanism according to which services rendered by resident and non-resident entities to entities resident in Angola are subject to a unique 6.5 per cent withholding tax rate applicable to the rendering of services. This regime came into force on January 1, 2015. For the 2014 exercise, the 3.5 per cent reduced rate and the 5.25 per cent standard rate continued to apply, respectively, to contracts for the construction, improvement, repair or preservation of immovable property and to all other contracts for the rendering of services.

The entity to which the service is rendered is responsible for withholding and delivering the tax due until the end of the following month. In case of services rendered by resident companies in Angola upon the payment of the service, the amounts withheld qualify as provisional payments and may be deducted at the end of the year. Nevertheless, if upon finalization of the Industrial Tax payable it is determined that an amount lower than the tax provisionally paid during the course of the exercise is in fact payable, such credit shall be deducted from the tax collection of the following exercise and also consecutively in further exercises. On the other hand, the industrial tax amounts withheld upon the payment for services to non-resident companies, with no permanent establishment in Angola correspond to their final tax liability in the Angolan territory.

The following services are not subject to withholding tax if rendered by resident entities:
- teaching and medical and healthcare services;
- passenger transport services;
- leasing of machinery or equipment subject to the Investment Income Tax;
- financial intermediation and insurance services;
- hotel and similar services and telecommunications services; and
- any services valued at less than AKZ 20,000.

However, the following are not liable to Industrial Tax withholding:
- teaching and medical and health services;
- passenger transport services;
- leasing of machinery or equipment subject to Investment Income Tax; and
- any services valued at less than AKZ 20,000.

Investment Income Tax

Investment income tax applies mainly to income generated by the application of capital. The Investment Income Tax Code is divided into two sections:

- Section A covers interest on loans, credit facilities and credit lines as well as default interest. The tax rate applicable to income qualified under Section A is 15 per cent.

- Section B comprises dividends, interest on bonds, interest paid under shareholders loans, royalties, capital gains from the sale of shares, interest from current and time deposits placed with financial institutions and any other investment income not specifically listed. The general (withholding) tax rate in Section B is 10 per cent. A withholding tax rate of 5 per cent applies to interest from securities of the central bank, in case of interest paid on securities with a maturity equal or superior to three years; and a withholding tax rate of 15 per cent applies to any other investment income not specifically listed.

With regard to dividends, an exemption from investment income tax applies to profits distributed by an entity with its head office or place of effective management in Angola to a parent company also located in Angola, holding at least 25 per cent of the shares of the subsidiary for a minimum period of one year.

In addition, under the Investment Income Tax Code, the repatriation of profits imputable to permanent establishments of non-resident companies in Angola is now subject to Investment Income Tax withholding at the rate of 10 per cent. The tax must be withheld and delivered to the Angolan Tax Authorities by the paying entity (i.e. the permanent establishment).

The new PIL also created a supplementary rate applicable to dividends and profits distributed which exceed the participation of the shareholder of own funds in the company. The new rate applies as follows to the value in excess of the own funds: 15 per cent if the excess is up to 20 per cent, 30 per cent if the excess is between 20 per cent and 50 per cent, and 50 per cent if the value exceeds 50 per cent. This rate does not apply however if the amounts are reinvested.

Real Estate Transfer Tax

Property transfer tax is due on any transaction that involves the transfer of rights over real estate property located in Angola, either on a perpetual or temporary basis, irrespective of the value, nature or denomination of the relevant right.

Property transfer tax is also due, among others, on the following transactions:

- transfer of immovable property and similar transactions (for example, long-term lease for a period exceeding 20 years);

- incorporation of immovable property in a company’s share capital; and

- the acquisition of participations in any company that holds immovable property if, as a consequence of the acquisition, some of the shareholders will hold 50 per cent or more of the Company’s share capital and it is proved that the acquisition of the participations was performed to acquire the immovable property.

Property transfer tax is levied at the rate of 2 per cent and is due by the acquirer of the property on the higher of the value of sale or the value of the property.

In the sale and purchase of immovable property, stamp duty shall apply at the rate of 0.3 per cent plus 0.4 per cent on active lease transfers.

Urban Property Tax

Urban property tax is levied over the income derived from the rental of urban property and in situations of mere ownership of property.

In the case of mere ownership, the tax is levied over the patrimonial value of property. The patrimonial value corresponds to the value attributed to the property by the tax authorities in accordance with the rules for valuation or re-valuation of urban properties or the value for which the property has been sold, whichever is the higher.

In the case of rented property, the tax is levied over the amount of rental income. The tax is payable by whoever has the right to receive the rental income from the property while, in cases of mere ownership, the tax is payable by the owner, beneficiary or holder of the surface rights to the property.

Rents charged over urban property are subject to the net urban property tax at a rate of 15 per cent. This rate is determined considering the application of the general 25 per cent rate levied over the rent net of expenses, equivalent to 60 per cent of the amount of the rent. Taxpayers having “organised accounting” in Angola, either companies or individuals, are required to withhold the 15 per cent tax amount upon payment of the rents to the landlord. The withheld amounts must be delivered by the 30th day of the month following the withholding of the tax due to the relevant tax office where the property is located.

With regards to rented property when the tax is not assessed based on the withholding, the urban property tax must be paid in two installments, respectively in January and July. The tax may also be paid in four instalments in the months of January, April, July and October, if so declared by the taxpayer. In case of non-rented property, the urban property tax must be paid in two equal installments, in July and October.

Liability for Environmental Damage and Contamination

The main Angolan statutes as to environmental responsibility are the Environmental Base Law – Law No. 5/98, of June 19, 1998 – and Presidential Decree No. 194/11, of July 7, 2011 (“Presidential Decree 194/11”), on liability for environmental damages.

Liability generally arises if (i) the “incident” and/or consequential damage arise from an act or omission which causes or allows to cause an incident resulting in pollution and/or (ii) any environmental law or rule was breached in connection with the relevant activity leading to pollution and damage. In this case, the entity is liable to the state and individuals or entities suffering the damage.

Presidential Decree 194/11 sets strict liability (i.e. without fault) in relation to damage caused to a third party resulting from the breach of environmental rules and whilst engaged in any given activity. Presidential Decree 194/11 is also based on the “polluter-pays principle”, and allows and enables recourse to international conventions and domestic law when available to limit liability.

In addition, under the Civil Code, responsibility for the damage may give rise to compensation for the damage caused and/or compensation profits not received as a result of the incident (subject to the terms of the claim).

Moreover, the Environmental Base Law also provides that any individual or entity that causes damage to the Angolan environment is liable and responsible before the Angolan state, irrespective of fault (i.e., strict liability).

Another relevant statute is the Presidential Decree No. 190/12, of 24 August 2012, which approved the Regulation on Waste Management. Companies engaged in construction activities are generally required to comply with the rules and regulations set forth in this statute and they apply to any activity able to generate waste or related with waste management. The cornerstone of the framework is based on a waste management plan that the relevant company must file with the Ministry of Environment and licensing of the facilities that will be engaged in the relevant waste management activities.

Penalties for breach of the above framework include compensation for damage sustained by third parties, seizure of equipment and/or machinery, public tenders, fines and/or license suspension/cancellation. Fines may range from US$1,000 to US$1,000,000.

DIRECTORS AND MANAGEMENT

Overview

AIC's management and administration are subject to the overall supervision and direction of the Company’s Board of Directors. The business address is 11, Brooklyn Lane, Hamilton, HM 09, Bermuda. AIC’s telephone number is +1 (441) 295-2043. There are no potential conflicts of interest between any member of the Board of Directors of AIC and their private interests and/or other duties.

The Board of Directors of AIC

Currently, the Directors of the Company are:

Names	Board Member Since	Function
Christopher Darnell	Incorporation	Executive Director and Chief Executive Officer
Pavlos Papageorgiou	Incorporation	Non-Executive Director
Gerhard Thomas Greif	Incorporation	Non-executive Director
Dilek Macit	Incorporation	Non-executive Director
Matthew Miller	Incorporation	Non-executive Director

Christopher Darnell - Executive Director

Christopher Darnell is an Executive Director of AIC and also Chief Executive Officer of AIC. Mr. Darnell began his career in 1992 at the Southern Company, a New York Stock Exchange listed company with approximately US$17 billion in revenue, where he worked until 2002. During this time, Mr. Darnell was appointed or elected to the corporate boards of directors of four energy companies, both privately held and publicly traded, in South America. Mr. Darnell worked at Microsoft Corporation from 2003 to 2013, where he served as a member of multiple senior leadership teams for strategic technology businesses. Mr. Darnell oversaw investments in start-up, high-growth turn-around businesses. Mr. Darnell holds a bachelor degree in economics from The University of Chicago, having served as Vice President of the Alumni Board. He is an executive in residence at the Chicago Booth School of Business and has an international MBA (IBEAR) from the University of Southern California. In 2013, Mr. Darnell became involved with AIC in its conceptual stages, and became Executive Director and Chief Executive Officer at the time of its incorporation.

Pavlos Papageorgiou - Non-Executive Director

Pavlos Papageorgiou is Chief Financial Officer, Seacor Marine Holdings, a division of Seacor Holdings Inc. (NYSE: CKH) where he works with the management team in identifying and executing corporate opportunities. Previously, Pavlos spent eight years at Morgan Stanley where he held a number of senior positions including head of Morgan Stanley’s Principal M&A Execution, responsible for major strategic initiatives including deal sourcing, executing acquisitions and, more recently, as Assistant Treasurer and Global Head of Liquidity risk. From 1996 to 2006, Pavlos worked in the Investment Banking department at Merrill Lynch where he specialised in Telecommunications mergers and acquisitions. He has gained significant business development experience in sourcing, negotiating and executing high-profile strategic transactions in U.S. and international markets, executing more than US$250 billion in mergers and acquisitions advisory, capital markets fundraising and restructuring assignments in both the financial services and telecommunications industries.

Gerhard Thomas Greif – Non-Executive Director

Gerhard Thomas Greif has been a licensed attorney since 1985 and is based in Frankfurt am Main, Germany. Mr. Greif has served as a supervisory board member for a number of different companies and has been involved in the financing of various high-growth German companies across a variety of industries. Mr. Greif was head of equity sales, derivative sales and derivative trading at DG Bank, now DZ Bank, in Frankfurt am Main (1993 to 1996). Mr. Greif joined DG Bank from Merrill Lynch, where he spent seven years, leaving as Vice President (1986 to 1993). During this time Mr. Greif was based in various locations, including Frankfurt am Main and London.

Dilek Macit – Non-Executive Director

Dilek Macit is the director for Technical Cooperation at the European Bank for Reconstruction and Development (EBRD) in London. Before joining EBRD as Counsel in 1992, she practiced as solicitor in London law firms (including Jacques and Lewis, now Eversheds until 1991). At EBRD, Dilek has fiduciary accountability to donors of grant funding. She leads formulation of consultancy and technical cooperation policy, interaction with international and regional consultancy associations, capacity development of clients and using best practice, promotion and market development of consultancy activities in the EBRD countries of operation. She has vast experience in capacity building in the context of early stage developing markets including, inter alia, with EBRD’s recent expansion into Northern Africa. Dilek serves on, or chairs, various committees both inside EBRD and outside and is on the Advisory Board of the Association of Consultants and Engineers in the United Kingdom ("UK").

Matthew Miller – Non-Executive Director

Matthew Miller is a London-based investor with extensive experience in both financial services and real estate. In 1989, Mr. Miller started his career in equity trading with Smith Newcourt in London, which was later acquired by Merrill Lynch. After 10 years of success in the City, he moved into principal investing in both private equity and real estate. Mr. Miller has successfully bought and sold a number of companies in a variety of sectors in the UK. Mr. Miller has an investment partnership with Galliard Homes, which is in the process of developing 1,000 homes in and around the UK. He also has a partnership with a leading London-based hedge fund to manage one of the largest distressed debt acquisition platforms in the UK.

Our Management Team

Subject to the overall supervision of the Board of Directors of AIC, the Company’s management team is responsible for the day-to-day management of the Company’s operations and for identifying new acquisition or business opportunities for the Company that fall within the strategic criteria. The Company’s management team comprises the following:

Christopher Darnell – Chief Executive Officer

Christopher Darnell is an Executive Director of AIC and also Chief Executive Officer of AIC. Mr. Darnell began his career in 1992 at the Southern Company, a New York Stock Exchange listed company with approximately US$17 billion in revenue, where he worked until 2002. During this time, Mr. Darnell was appointed or elected to the corporate boards of directors of four energy companies, both privately held and publicly traded, in South America. Mr. Darnell worked at Microsoft Corporation from 2003 to 2013, where he served as a member of multiple senior leadership teams for strategic technology businesses. Mr. Darnell oversaw investments in start-up, high-growth turn-around businesses. In 2013, Mr. Darnell became involved with AIC in its conceptual stages, and became Executive Director and Chief Executive Officer at the time of its incorporation.

Brenton Kuss – Finance Director

Mr. Kuss serves as Finance Director of AIC. He was a Manager at KPMG with a primary speciality in Infrastructure and secondary in Energy and Natural Resources. A member of the Institute of Chartered Accountants (Australia), he is also a graduate of The University of Queensland, holding both a Bachelors Degree of Commerce and a Bachelors Degree of Economics. Further, he is an alumnus of both The University of Chicago and SDA Bocconi through the completion of his MBA in 2013.

Sergio Estevao – General Manager

Sergio Estevao serves as the General Manager in Angola. Mr. Estevao has experience with the incorporation and development of growth companies in Sub-Saharan Africa, specifically Angola and South Africa. He was previously employed by Metikwa Logix cc., a South African firm specializing in trade logistics, before moving into freelance consulting. Mr. Estevao’s consulting work provided market analysis to South African firms seeking to enter the Angolan market. Specifically, Mr. Estevao sought to connect foreign firms with local partners and suppliers. He specializes in the development of companies and the identification of potential growth opportunities. Mr. Estevao graduated from Wits Business School in 2008 with a certificate in business management.

Joao Ferreira - Angola Finance Manager

Mr. Ferreira was senior consultant at PwC for 5 years and previously controller at Chevrolet - Daeolic. His primary focus has been accounting, management and controlling, fiscal, finance, reporting, and business process outsourcing projects in Angola and Portugal across multiple industries, including real state, banking, education, energy and oil and gas, for both national and multinational companies. He holds a degree in accounting and business administration from Instituto Superior de Contabilidade e Administração do Porto.

RECENT SALES OF UNREGISTERED SECURITIES

Recent Sales of Unregistered Securities by Brenham

Brenham has not issued unregistered securities during the last three years. In contemplation of the closing of the pending merger of the Registrant's wholly-owned subsidiary with and into Africa International Capital Ltd., a Bermuda corporation pursuant to which AIC will be the surviving company, Brenham intends to issue the remaining 74,706,464 authorized but unissued shares of Brenham’s common stock, par value $0.0001 (the “Brenham Shares”) to the designees of AIC. The issuance shall take place prior to the approval by FINRA of the Corporate Actions.

Recent Sales of Unregistered Securities by AIC

AIC offered and sold the following debt securities during the last three years:

US$30,000,000 10.0 per cent callable Bonds due 2019

Our direct subsidiary, ADV Holding Ltd. (“ADV”), incorporated and registered in the British Virgin Islands, issued US$7,325,000 10.0 per cent callable Bonds due 2019 on 3 December 2015 (the “Bonds”).

The Bonds were admitted to the Official List of the Irish Stock Exchange and to trading on the Global Exchange Market (“GEM”), which is the exchange-regulated market of the Irish Stock Exchange.

The Bonds have not been and will not be registered under the United States Securities Act of 1933 (the “Securities Act”) and, subject to certain exceptions, may not be offered or sold within the United States.

Securities were offered to institutional investors and qualified professional investors only.

US$ 5,000,000 10.0 per cent mandatory convertible Note due 2018

On August 10, 2016, the Company entered into a private arrangement for a 10.0 per cent convertible Note agreement for up to US$ 5,000,000 with a maturity date of July 31, 2018. The interest obligation is accrued as payment in kind. The note carries a mandatory equity conversion requirement post-merger if the new company completes a listing on a relevant exchange. The convertible Note can be repaid, at the option of the issuer, and cancelled at any time to include the principal amount owing and accrued interest.

INTERIM UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF AFRICA INTERNATIONAL CAPITAL LTD FOR THE PERIOD ENDED JUNE 30, 2016

Interim condensed consolidated statement of profit or loss
Africa International Capital Ltd.
For the period January 1, 2016 to June 30, 2016 and January 23, 2015 to June 30, 2015 (Successor Period) and January 1, 2015 to January 22, 2015 (Predecessor Period)

			SUCCESSOR	PREDECESSOR
	Notes	Jan 1 to June 30, 2016	Jan 23 to June 30, 2015	Jan 1 to Jan 22, 2015
		US$ 000’s	US$ 000’s	US$ 000’s

Sales	5	1,419.6	2,345.5	325.0
Cost of sales	6	(874.8)	(705.7)	(43.7)
Gross profit		544.8	1,639.8	281.3

Administrative expenses	6	(844.8)	(686.2)	(27.7)
Impairment of goodwill		(128.2)	-	-
Operating (loss) / profit		(428.2)	953.6	253.6

Other income		78.1	-	38.2
Finance costs	7	(586.6)	(1,193.7)	-
(Loss) /profit before tax		(936.7)	(240.1)	291.8

Tax expense		(54.5)	(277.9)	(55.6)

(Loss) / profit for the period		(991.2)	(518.0)	236.2

Earnings per share (US$)
Basic and diluted (loss) earnings for the period attributable to ordinary equity holders of the Company and its subsidiaries (dollars)	8	(198.24)	(103.1)	2,362.00

Notes: This statement is to be read in conjunction with the Notes to the Financial Statements.

Interim condensed consolidated statement of comprehensive income
Africa International Capital Ltd.
For the period January 1, 2016 to June 30, 2016 and January 23, 2015 to June 30, 2015 (Successor Period) and January 1, 2015 to January 22, 2015 (Predecessor Period)

			SUCCESSOR	PREDECESSOR
	Notes	Jan 1 to June 30, 2016	Jan 23 to June 30, 2015	Jan 1 to Jan 22, 2015
		US$ 000’s	US$ 000’s	US$ 000’s

(Loss) / profit for the period		(991.2)	(518.0)	236.2

Items that may be reclassified to profit or loss in subsequent periods:

Exchange differences on translation (tax nil)		537.1	(522.0)	-
		537.1	(522.0)	-

Total comprehensive (loss) / profit for the period, net of tax		(454.1)	(1,040.0)	236.2

Notes: This statement is to be read in conjunction with the Notes to the Financial Statements.

Interim condensed consolidated statement of financial position
Africa International Capital Ltd.
As at June 30, 2016

		June 30, 2016	Dec 31, 2015
		US$ 000’s	US$ 000’s

Assets	Notes

Non-current assets
Investment property	9	23,014.3	23,417.0
Property leasehold interest	9	4,321.9	4,432.0
Property plant and equipment		94.3	108.3
Goodwill		6,730.6	6,858.8
Total non-current assets		34,161.1	34,816.1

Current assets
Trade and other receivables		1,439.9	1,045.5
Cash and cash equivalents		359.2	657.3
Total current assets		1,799.1	1,702.8

Total assets		35,960.2	36,518.9

Equity and liabilities

Equity
Issued capital		5.0	5.0
Redeemable preference shares		22,590.5	22,590.5
Foreign currency translation reserve		(234.0)	(771.1)
Retained earnings		(4,783.3)	(3,792.1)
Total equity		17,578.2	18,032.3

Non-current liabilities
Corporate bonds	10	8,894.7	8,559.5
Deferred tax liabilities		6,730.6	6,858.8
Total non-current liabilities		15,625.3	15,418.3

Current liabilities
Deferred revenue		297.5	622.2
Deposits from tenants		193.6	237.7
Trade and other payables		2,265.6	2,208.4
Total current liabilities		2,756.7	3,068.3

Total equity and liabilities		35,960.2	36,518.9

This statement is to be read in conjunction with the Notes to the Financial Statements.

Interim condensed consolidated statement of changes in equity
Africa International Capital Ltd.
				Retained earnings
	Issued capital	Redeemable preference shares	Foreign currency translation reserve		Total

	US$ 000’s	US$ 000’s	US$ 000’s	US$ 000’s	US$ 000’s

As at January 1, 2016	5.0	22,590.5	(771.1)	(3,792.1)	18,032.3

Loss for the period	-	-	-	(991.2)	(991.2)
Other comprehensive income	-	-	537.1	-	537.1
	5.0	22,590.5	(234.0)	(4,783.3)	17,578.1

Issue of share capital	-	-	-	-	-

As at June 30, 2016	5.0	22,590.5	(234.0)	(4,783.3)	17,578.1

Notes: This statement is to be read in conjunction with the Notes to the Consolidated Financial Statements.

Consolidated statement of changes in equity
Africa International Capital Ltd.
For the period January 23, 2015 to June 30, 2015 (Successor Period)
SUCCESSOR				Retained earnings
	Issued capital	Foreign currency translation reserve			Total
			Redeemable preference shares
	US$ 000’s	US$ 000’s	US$ 000’s	US$ 000’s	US$ 000’s

As at January 23, 2015	0.1	-	-	-	0.1

Loss for the year	-	-	-	(518.0)	(518.0)
Other comprehensive loss	-	(522.0)	-	-	(522.0)
Total Comprehensive loss	-	(522.0)	-	(518.0)	(1,040.1)

Issue of share capital	-	-	-	-	-

As at June 30, 2015	0.1	(522.0)	-	(518.0)	(1,040.1)

Notes: This statement is to be read in conjunction with the Notes to the Consolidated Financial Statements.

Consolidated statement of changes in equity
Africa International Capital Ltd.
For the period January 1, 2015 to January 22, 2015 (Predecessor Period)
PREDECESSOR				Retained earnings
	Issued capital	Foreign currency translation reserve			Total
			Redeemable preference shares
	US$ 000’s	US$ 000’s	US$ 000’s	US$ 000’s	US$ 000’s

As at January 1, 2015	0.1	1.0	-	107.5	108.6

Profit for the period	-	-	-	236.2	236.2
Other comprehensive income	-	-	-	-	-
Total Comprehensive Income	-	-	-	236.2	236.2

Issue of share capital	-	-	-	-	-

As at January 22, 2015	0.1	1.0	-	343.7	344.8

Notes: This statement is to be read in conjunction with the Notes to the Consolidated Financial Statements.

Interim condensed consolidated statement of cash flows
Africa International Capital Ltd.
For the period January 1, 2016 to June 30, 2016 and January 23, 2015 to June 30, 2015 (Successor Period) and January 1, 2015 to January 22, 2015 (Predecessor Period)

		SUCCESSOR	PREDECESSOR
	Jan 1 to Jun 30, 2016	Jan 23 to Jun 30, 2015	Jan 1 to Jan 22, 2015
	US$ 000’s	US$ 000’s	US$ 000’s

Cash flows from operating activities
Receipts from customers	855.3	1,429.8	167.7
Payments to suppliers and employees	(493.6)	(426.8)	(298.4)
Net cash inflows from operating activities	361.7	1,003.0	(130.7)

Cash flows from investing activities
Cash acquired with subsidiary	-	1,543.1	-
Proceeds from sale of property plant and equipment	-	28.9	-
Net cash (outflows) / inflows from investing activities	-	(1,572.0)	-

Cash flows from financing activities
Repayment in relation to financing liability	(287.5)	(1,936.1)	-
Proceeds from issuance of corporate bonds	125.0	-	-
Interest paid on corporate bonds	(360.0)	-	-
Finance costs	(92.8)	-	-
Net cash outflows from financing activities	(615.3)	(1,936.1)	-

Net (decrease) / increase in cash and cash equivalents	(253.6)	(638.9)	(130.7)
(Loss) on foreign currency translation	(44.5)	(115.9)	(29.0)
Cash and cash equivalents at beginning of period	657.3	-	1,702.8
Cash and cash equivalents at end of period	359.2	523.0	1,543.1

Notes: This statement is to be read in conjunction with the Notes to the Financial Statements.

Notes accompanying the interim condensed consolidated financial statements
Africa International Capital Ltd.
For the six months ended June 30, 2016

1. Corporate information

Africa International Capital Ltd (“the Company”) is domiciled in Bermuda. These condensed consolidated financial statements (‘interim financial statements’) comprise the Company and its subsidiaries (collectively, the Group) as at and for the six months ended June 30, 2016.

The principal activity of the company is that of a holding company for a real estate operating business.

On January 23, 2015, the Company acquired the ordinary share capital of ADV Holding Ltd which owned real estate interests in Angola (‘the Predecessor’).

References in these consolidated financial statements to ‘the Group’ refer, in the periods prior to the acquisition of ADV Holding Ltd, to ADV Holding Ltd and its subsidiaries and, in the period subsequent to the acquisition of ADV Holding Ltd, to the Company and its subsidiaries.

Interim condensed consolidated financial statements are presented for the periods preceding and succeeding the business combination by Africa International Capital Ltd.

The interim condensed consolidated financial statements for the periods preceding the business combination, the Predecessor interim condensed consolidated financial statements, comprise the interim condensed consolidated financial statements of ADV Holding Ltd and its subsidiaries. The Predecessor interim condensed consolidated financial statements are presented for the period from January 1, 2015 to January 22, 2015.

The interim condensed consolidated financial statements for the period succeeding the business combination, the Successor interim condensed consolidated financial statements, comprise the Group’s interim condensed consolidated financial statements.

2. Summary of significant accounting policies and disclosures

(a) Basis of preparation

These interim condensed consolidated financial statements for the six months ended June 30, 2016 have been prepared in accordance with IAS 34 Interim Financial Reporting. They do not include all the information and disclosures required in a complete set of IFRS financial statements, and should be read in conjunction with Africa International Capital Ltd Consolidated's Annual Financial Statements as at and for the period ended December 31, 2015.

These interim condensed consolidated financial statements for the six months ended June 30, 2016 have not been audited or reviewed.

3. Critical accounting judgements, estimates and assumptions

The preparation of interim financial statements in conformity with IAS 34 requires the use of certain critical accounting estimates and judgments. Estimates and judgments are continually evaluated and are based on historical experience and other relevant factors, including expectations of future events that are believed to be reasonable under the circumstances. In preparing these interim financial statements, the significant judgments made by management in applying the Group’s accounting policies and the key sources of estimation and uncertainty were the same as those applied to the consolidated financial statements for the year ended December 31, 2015.

4. Operating segments

The Group operates one segment with one business activity: operating and managing residential and commercial real estate in Angola. All investment properties are held in Angola.

5. Sales

		SUCCESSOR	PREDECESSOR
	Jan 1 to June 30, 2016	Jan 23 to June 30, 2015	Jan 1 to Jan 22, 2015
	US$ 000’s	US$ 000’s	US$ 000’s

Rental income	1,185.8	1,873.3	257.7
Service income	233.8	472.2	67.3
Total Sales	1,419.6	2,345.5	325.0

The group has been subject to fluctuations in occupancy levels as a result of a change in macroeconomic conditions in Angola, mainly driven by the change in global oil prices. In particular occupancy was significantly affected in the first quarter of 2016, with some pressure on rental pricing, as companies assessed the extent of their ongoing operations in Angola.

6. Cost of sales and administrative expenses

Cost of sales

		SUCCESSOR	PREDECESSOR
	Jan 1 to June 30, 2016	Jan 23 to June 30, 2015	Jan 1 to Jan 22, 2015
	US$ 000’s	US$ 000’s	US$ 000’s

Depreciation	517.8		13
Repairs, maintenance and utilities	171.8	129.2	18.1
Indirect taxes	13.3	45.6	3.8
Commissions paid	52.5	-	-
Security costs	49.4	25.2	3.7
Property insurance costs	22.8	14.0	2.1
Operating lease costs	37.8	7.5	1.0
Other property operating expenses	9.5	10.0	2.0
Total	874.8	705.7	43.7

Administrative expenses

		SUCCESSOR	PREDECESSOR
	Jan 1 to June 30, 2016	Jan 23 to Jun 30, 2015	Jan 1 to Jan 22, 2015
	US$ 000’s	US$ 000’s	US$ 000’s

Management administration fees	500.0	500.0	-
Merger transaction costs	124.3	-
Other administrative expenses	120.2	104.6	27.7
Audit and accounting expenses	68.4	81.6	-
Payments to employees	19.3	-	-
Bad debt expense	12.6	-	-
Total	844.8	686.2	27.7

7. Finance costs

		SUCCESSOR	PREDECESSOR
	Jan 1 to June 30, 2016	Jan 23 to Jun 30, 2015	Jan 1 to Jan 22, 2015
	US$ 000’s	US$ 000’s	US$ 000’s

Interest on promissory note	-	1,193.7	-
Interest on callable bonds	100.1	-	-
Interest on convertible note	360.0	-	-
Finance costs	126.5	-	-
Total	586.6	1,193.7	-

8. Earnings per share

Earnings per share (“EPS”) is calculated by dividing the profit or loss attributable to ordinary shareholders of the Company by the weighted average number of ordinary shares outstanding during the period. Diluted EPS is determined by adjusting the profit or loss attributable to ordinary shareholders and the weighted average number of ordinary shares outstanding adjusted for the effects of all dilutive potential ordinary shares.

 Basic and diluted loss per share

		SUCCESSOR	PREDECESSOR
	Jan 1 to June 30, 2016	Jan 23 to Jun 30, 2015	Jan 1 to Jan 22, 2015
	US$ 000’s	US$ 000’s	US$ 000’s

(Loss) / profit for the period	(991.2)	(517.9)	236.2
Weighted average number of Ordinary Shares (number)	5,000	5,000	100
Basic and diluted (loss) / profit per share (dollars)	(198.24)	(103.10)	2,362.00

		SUCCESSOR	PREDECESSOR
	Jan 1 to June 30, 2016	Jan 23 to Jun 30, 2015	Jan 1 to Jan 22, 2015
	US$ 000’s	US$ 000’s	US$ 000’s

(Loss) / profit for the period	(991.2)	(517.9)	236.2
Weighted average number of Ordinary Shares (number)	5,000	5,000	100
Basic and diluted (loss) / profit per share (dollars)	(198.24)	(103.10)	2,362.00

9. Property related assets

	June 30, 2016	Dec 31, 2015
	US$ 000’s	US$ 000’s

Investment property
Opening balance	23,417.0	-
Acquisition of assets	-	26,030.0
Depreciation	(402.7)	(813.0)
Impairment	-	(1,800.0)
Closing balance	23,014.3	23,417.0

Property leasehold interest
Opening balance	4,432.0	-
Additions	-	4,639.0
Expensed during the period	(110.1)	(207.0)
Closing balance	4,321.9	4,432.0

10. Callable bonds

	June 30, 2016	Dec 31, 2015
	US$ 000’s	US$ 000’s

Africa International Capital Ltd 10.1% Convertible Loan Note due Nov 30, 2022	2,239.2	2,127.1
ADV Holding Ltd issued 10% Callable bonds due Dec 3, 2019	6,655.5	6,432.4
	8,894.7	8,559.5

On June 27, 2016, a further US$ 125,000.00 ADV Holding Ltd issued 10% Callable bonds due Dec 3, 2019 were subscribed.

The subscription end date for the purchase of ADV Holding Ltd issued 10% Callable bonds due Dec 3, 2019 has been extended from August 31, 2016 to February 28, 2017.

11. Subsequent events

Execution of merger agreement

On April 29, 2016, the Group executed a definitive Merger Agreement with Brenham Oil & Gas Corp. (“Brenham”). The resulting combination will create a new company – Africa Growth Corporation – focused on income-oriented real estate acquisitions and long term housing finance for middle-income families across Sub-Saharan Africa.

Pursuant to the terms of the combination, the Group will become a wholly-owned subsidiary of Brenham in exchange for the issuance of new Brenham equity to AIC’s stockholders.  After the merger, Brenham will be renamed “Africa Growth Corporation.” The principal terms of the merger are as follows:

- Existing Brenham Liabilities.  Brenham’s parent company, American International Industries, Inc., will forgive all of Brenham’s existing inter-company debt and payables in exchange for assignment to it of Brenham’s producing and undeveloped oil and gas assets, along with customary indemnifications.

- Post-Closing Ownership of the Africa Growth Corporation.  After the issuance of new Brenham equity to AIC’s stockholders (i) the former AIC stockholders will own approximately 92% of the Africa Growth Corporation, and (ii) Brenham’s former stockholders will own approximately 8% of the Africa Growth Corporation.

Brenham’s majority stockholder, American International Industries, Inc., has approved the merger, and the merger’s closing is conditional on various terms and conditions, including the effectiveness of the Schedule 14C Information Statement filed with the Securities and Exchange Commission.

Constitution of convertible note agreement

On August 10, 2016, the Group entered into a 10% Convertible Note agreement for up to US$ 5 million with a maturity date of July 31, 2018. The interest obligation is accrued as payment in kind.  The note carries a mandatory equity conversion requirement post-merger if the new company, Africa Growth Corporation, completes a listing on a relevant exchange. The convertible note can be repaid and cancelled at any time to include the principal amount owing and accrued interest.

Company name change

On October 25, 2016, the company changed its name from Angola International Capital Ltd to Africa International Capital Ltd. The change was made as the company has begun the process of expanding and focusing its business outside Angola and the reference in its name no longer appropriately reflects the company’s outlook.

Acquisition of subsidiary

On October 13, 2016, Africa International Capital Ltd. acquired the whole of the share capital of Namibia International Capital Ltd. from AIC Ltd. - Namibia Business Unit - by way of share for share exchange. As the rights of the shareholders were preserved, the transaction is a common control transaction falling outside the scope of IFRS 3.

CONSOLIDATED FINANCIAL STATEMENTS OF AFRICA INTERNATIONAL CAPITAL LTD (formerly Angola International Capital Ltd)

FOR THE YEAR ENDED DECEMBER 31, 2015

For the period from January 23, 2015 to December 31, 2015 (“Successor”) and for the period from January 1, 2015 to January 22, 2015 (“Predecessor”)

INDEPENDENT AUDITOR’S REPORT TO THE DIRECTORS OF AFRICA INTERNATIONAL CAPITAL LTD (FORMERLY ANGOLA INTERNATIONAL CAPITAL LTD)

To the Board of Directors of Africa International Capital Ltd (formerly Angola International Capital Ltd):

We have audited the accompanying consolidated financial statements of Africa International Capital Ltd. (formerly Angola International Capital Ltd) and its subsidiaries (the "Company"), which comprise the consolidated statement financial position as at December 31, 2015, the related consolidated statements of profit or loss, statements of comprehensive income, statements of changes in equity, and statements of cash flows for the period January 23, 2015 to December 31, 2015 (“Successor Company operations”) and for the period January 1, 2015 to January 22, 2015 (“Predecessor Company operations”) and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our qualified audit opinion.

Basis for Qualified Opinion

As discussed in Note 2(a) to the consolidated financial statements, the Company has not presented comparative financial statements and the related notes to such statements required to be presented by International Financial Reporting Standards as issued by the International Accounting Standards Board.

Qualified Opinion

In our opinion, except for the effects of the matter described in the Basis for Qualified Opinion paragraph, the Successor Company operations consolidated financial statements referred to above present fairly, in all material respects, the financial position of Africa International Capital Ltd.(formerly Angola International Capital Ltd)  and its subsidiaries as at December 31, 2015, and the results of their operations and their cash flows for the period from January 23, 2015 to December 31, 2015. Further, in our opinion, the Predecessor Company operations consolidated financial statements, referred to above present fairly, in all material respects, the results of their operations and their cash flows for the period January 1, 2015 to January 22, 2015 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Deloitte LLP

London, UK

4 November, 2016

Consolidated statement of profit or loss
Africa International Capital Ltd.
For the period January 23, 2015 to December 31, 2015 (Successor Period) and January 1, 2015 to January 22, 2015 (Predecessor Period)

		SUCCESSOR	PREDECESSOR
		Jan 23 to Dec 31, 2015	Jan 1 to Jan 22, 2015
	Note	US$ 000’s	US$ 000’s

Sales	8	4,058.1	325.0
Cost of sales	10	(1,513.9)	(43.7)
Gross profit		2,544.2	281.3

Administration expenses	10	(2,458.3)	(27.7)
Transition costs	12	(210.6)	-
Impairment of goodwill	17	(113.1)	-
Impairment of investment property	15	(1,800.0)	-
Operating (loss)/profit		(2,037.8)	253.6

Other income		28.9	38.2
Finance costs	11	(1,780.1)	-
(Loss)/profit before tax		(3,789.0)	291.8

Tax expense	13	(3.1)	(55.6)

(Loss)/profit for the period		(3,792.1)	236.2

Earnings per share (US$)
Basic and diluted (loss) / profit for the period attributable to ordinary equity holders of the Company and its subsidiaries (dollars)	14	(758.42)	2,362.00

Notes: This statement is to be read in conjunction with the Notes to the Consolidated Financial Statements.

Consolidated statement of comprehensive income
Africa International Capital Ltd.
For the period January 23, 2015 to December 31, 2015 (Successor Period) and January 1, 2015 to January 22, 2015 (Predecessor Period)

	SUCCESSOR	PREDECESSOR
	Jan 23 to Dec 31, 2015	Jan 1 to Jan 22, 2015
	US$ 000’s	US$ 000’s

(Loss)/profit for the period	(3,792.1)	236.2

Items that may be reclassified to profit or loss in subsequent periods:

Exchange differences on translation (No tax impact)	(771.1)	-
Other comprehensive Loss	(771.1)	-

Total comprehensive (Loss)/profit for the period, net of tax	(4,563.2)	236.2

Notes: This statement is to be read in conjunction with the Notes to the Consolidated Financial Statements.

Consolidated statement of financial position
Africa International Capital Ltd.
As at December 31, 2015

		As at
		Dec 31, 2015
Assets	Notes	US$ 000’s

Non-current assets
Investment property	15	23,417.0
Property leasehold interest	15	4,432.0
Property plant and equipment	16	108.3
Goodwill	17	6,858.8
Total non-current assets		34,816.1

Current assets
Trade and other receivables	18	1,045.5
Cash and cash equivalents	19	657.3
Total current assets		1,702.8

Total assets		36,518.9

Equity and liabilities

Equity
Issued capital	20	5.0
Redeemable preference shares	21	22,590.5
Foreign currency translation reserve		(771.1)
Retained earnings		(3,792.1)
Total equity		18,032.3

Non-current liabilities
Corporate bonds	22	8,559.5
Deferred tax liabilities	13	6,858.8
Total non-current liabilities		15,418.3

Current liabilities
Deferred revenue	23	622.2
Deposits from tenants	24	237.7
Trade and other payables	25	2,208.4
Total current liabilities		3,068.3

Total equity and liabilities		36,518.9

The consolidated financial statements were approved by the Directors as at November 4, 2016 and were signed on its behalf by:
Christopher Darnell Pavlos Papageorgiou Director Director

Notes: This statement is to be read in conjunction with the Notes to the Consolidated Financial Statements.

Consolidated statement of changes in equity
Africa International Capital Ltd.
For the period January 23, 2015 to December 31, 2015 (Successor Period)
				Retained earnings
SUCCESSOR
	Issued capital (Note 20)	Foreign currency translation reserve			Total
			Redeemable preference shares (Note 21)
	US$ 000’s	US$ 000’s	US$ 000’s	US$ 000’s	US$ 000’s

As at January 23, 2015	-	-	-	-	-

Loss for the year	-	-	-	(3,792.1)	(3,792.1)
Other comprehensive loss	-	(771.1)	-	-	(771.1)
Total Comprehensive loss	-	(771.1)	-	(3,792.1)	(4,563.2)

Issue of share capital	5.0	-	-	-	5.0
Issue of redeemable preference shares	-	-	30,000.00	-	30,000.00
Redemption of redeemable preference shares	-	-	(7,409.5)	-	(7,409.5)

As at December 31, 2015	5.0	(771.1)	22,590.5	(3,792.1)	18,032.3

Notes: This statement is to be read in conjunction with the Notes to the Consolidated Financial Statements.

Consolidated statement of changes in equity
Africa International Capital Ltd.
For the period January 1, 2015 to January 22, 2015 (Predecessor Period)
PREDECESSOR				Retained earnings
	Issued capital	Foreign currency translation reserve			Total
			Redeemable preference shares
	US$ 000’s	US$ 000’s	US$ 000’s	US$ 000’s	US$ 000’s

As at January 1, 2015	0.1	1.0	-	107.5	108.6

Profit for the period	-	-	-	236.2	236.2
Other comprehensive income	-	-	-	-	-
Total Comprehensive Income	-	-	-	343.7	236.2

Issue of share capital	-	-	-	-	-
Issue of redeemable preference shares	-	-	-	-	-
Redemption of redeemable preference shares	-	-	-	-	-

As at January 22, 2015	0.1	1.0	-	343.7	344.8

Notes: This statement is to be read in conjunction with the Notes to the Consolidated Financial Statements.

Consolidated statement of cash flows
Africa International Capital Ltd.
For the period January 23, 2015 to December 31, 2015 (Successor Period) and January 1, 2015 to January 22, 2015 (Predecessor Period)

		SUCCESSOR	PREDECESSOR
		Jan 23 to Dec 31, 2015	Jan 1 to Jan 22, 2015
	Note	US$ 000’s	US$ 000’s

Cash flows from operating activities
Receipts from customers		2,693.5	167.7
Payments to suppliers and employees		(1,148.0)	(298.4)
Net cash inflows / (outflows) from operating activities		1,545.5	(130.7)

Cash flows from investing activities
Cash acquired with subsidiary		1,543.1	-
Payments for property, plant and equipment		(108.8)	-
Proceeds from sale of property, plant and equipment		28.9	-
Net cash inflows from investing activities		1,463.2	-

Cash flows from financing activities
Repayments in relation to financing liability		(2,851.7)	-
Proceeds from issuance of corporate bonds	22	4,309.5	-
Finance costs		(704.2)	-
Redemption of redeemable preference shares		(2,409.5)	-
Net cash (outflows) from financing activities		(1,655.9)	-

Net increase / (decrease) in cash and cash equivalents		1,352.8	(130.7)
(Loss) on foreign currency translation		(695.5)	(29.0)
Cash and cash equivalents at beginning of period		-	1,702.8
Cash and cash equivalents at end of period	19	657.3	1,543.1

Notes: This statement is to be read in conjunction with the Notes to the Financial Statements.

1. Corporate information

The consolidated financial statements of Africa International Capital Ltd, formally known as Angola International Capital Ltd, (the “Company”) and its subsidiaries (collectively, the “Group”) for the period January 23, 2015 through to December 31, 2015 (“the Successor”) and for the period January 1, 2015 through January 22, 2015 (“the Predecessor”) were authorised for issue in accordance with a resolution of the directors on November 4, 2016.

The Company was incorporated in Bermuda under the Bermuda Companies Act 1981 on July 29, 2015 having unlimited duration with registration number 50506. Its parent company is AIC Limited – Angola Business Unit (registered number 48815) (formerly Africa International Capital Ltd) and its ultimate controlling party is Mr. Christopher Darnell. The registered office and principal place of business is Cedar House, 41 Cedar Avenue, HM12 Hamilton, Bermuda.

On January 23, 2015, the Company’s parent company acquired the ordinary share capital of ADV Holding Ltd which owned real estate interests in Angola (‘the Predecessor’). Following the incorporation of the Company, it acquired the whole of the share capital of ADV Holding Ltd from its parent company and became an intermediate holding company.

The principal activity of the company is that of a holding company for a real estate operating business.

References in these consolidated financial statements to ‘the Group’ refer, in the periods prior to the acquisition of ADV Holding Ltd, to ADV Holding Ltd and its subsidiaries and, in the period subsequent to the acquisition of ADV Holding Ltd, to the Company and its subsidiaries.

Consolidated financial statements are presented for the periods preceding and succeeding the business combination by Africa International Capital Ltd.

The consolidated financial statements for the periods preceding the business combination, the Predecessor consolidated financial statements, comprise the consolidated financial statements of ADV Holding Ltd and its subsidiaries. The Predecessor consolidated financial statements are presented for the period from January 1, 2015 to January 22, 2015.

The consolidated financial statements for the period succeeding the business combination, the Successor consolidated financial statements, comprise the Group’s consolidated financial statements. The Group draws up its annual financial statements to December 31, 2015. Accordingly, the Successor financial statements present the results of the Successor’s operations for the period January 23, 2015 to December 31, 2015.

2. Summary of significant accounting policies and disclosures

a) Statement of compliance

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board with the exception of the presentation of comparative financial statements as required by International Accounting Standards (“IAS”) 1: Presentation of Financial Statements.

b) Basis of preparation

The Group’s consolidated financial statements have been prepared on a going concern and a historical cost basis, except for financial instruments measured at fair value. The consolidated financial statements are presented in United States Dollars (US$).

Historical cost is generally based on the fair value of the consideration given in exchange for goods and services.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or a liability, the Group takes into account the characteristics of the asset or liability if market participants would take those characteristics into account when pricing the asset or liability at the measurement date. Fair value for measurement and/or disclosure purposes in these consolidated financial statements is determined on such a basis, except for share based payment transactions that are within the scope of IFRS 2 Share Based Payment, leasing transactions that are within the scope of IAS 17 Leases, and measurements that have some similarities to fair value but are not fair value, such as net realisable value in IAS 2 Inventories or value in use in IAS 36 Impairment of Assets.

In addition, for financial reporting purposes, fair value measurements are categorised into Level 1, 2, or 3 based on the degree to which the inputs to the fair value measurements are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:

•Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can assess at the measurement date;

•Level 2 inputs are inputs, other than quoted prices included within level 1, that are observable for the asset of liability either directly or indirectly; and

•Level 3 inputs are unobservable inputs for the asset or liability.

The principal accounting policies are set out below.

i) Basis of consolidation

Africa International Capital Ltd was incorporated on July 29, 2015 with the intention of becoming the new parent of ADV Holding Limited.  On September 3, 2015, Africa International Capital Ltd acquired the whole of the share capital of ADV Holdings Limited for US$ 100.00. As the rights of the shareholders were preserved, the transaction is a common control transaction falling outside the scope of IFRS 3. Accordingly, the Company has adopted the principles of merger accounting to present consolidated information for the Group for the period from January 23, 2015 to December 31, 2015.

The consolidated financial statements comprise the financial statements of the Company and its subsidiaries as at December 31, 2015. Specifically, the Group controls an investee if, and only if, it has:

- Power over the investee (i.e., existing rights that give it the current ability to direct the relevant activities of the investee);

- Exposure, or rights, to variable returns from its involvement with the investee; and

- The ability to use its power over the investee to affect its returns.

The results of subsidiaries acquired during the year are included by applying them from the effective date of acquisition. When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies into line with the Group’s accounting policies. All intra-group assets and liabilities, equity, income, expenses and cash flows relating to transactions between members of the Group are eliminated in full on consolidation.

If the Group loses control over a subsidiary, it derecognises the related assets (including goodwill), liabilities, non-controlling interest and other components of equity while any resultant gain or loss is recognised in profit or loss. Any investment retained is recognised at fair value.

A change in the ownership interest of a subsidiary, without a loss of control, is accounted for as an equity transaction.

The consolidated financial statement of the Group includes:

Name	Principal activity	Country of incorporation	% equity interest
ADV Holding Ltd	Holding company for the real estate operating business	British Virgin Islands	100%
AGPV Lda	Operating company in Angola principally engaged in acquisition and operation of investment properties to generate rental income	Angola	100%
Illico - Comércio e Prestação de Serviços Lda	Operating company in Angola principally engaged in acquisition and operation of investment properties to generate rental income	Angola	100%
Maximilio Lda	Operating company in Angola principally engaged in the provision of services to maintain investment properties	Angola	100%
Quescom- Construção e Prestação de Serviços Lda	Dormant	Angola	100%

ii) Property acquisitions and business combinations

Where property is acquired, via corporate acquisitions or otherwise, management considers the substance of the assets and activities of the acquired entity in determining whether the acquisition represents the acquisition of a business.

Where such acquisitions are not judged to be an acquisition of a business, they are not treated as business combinations. Rather, the cost to acquire the corporate entity or assets and liabilities is allocated between the identifiable assets and liabilities (of the entity) based on their relative values at the acquisition date. Accordingly, no goodwill or deferred taxation arises.

iii) Business combinations and goodwill

Business combinations are accounted for using the acquisition method. The cost of an acquisition is measured as the aggregate of the consideration transferred measured at acquisition date fair value and the amount of any non-controlling interests in the acquiree. For each business combination, the Group elects whether to measure the non-controlling interests in the acquiree at fair value or at the proportionate share of the acquiree’s identifiable net assets. Acquisition-related costs are expensed as incurred.

iv) Foreign currencies

The Group’s consolidated financial statements are presented in US$, which is also the parent company’s functional currency. For each entity, the Group determines the functional currency and items included in the financial statements of each entity are measured using that functional currency. On disposal of a foreign operation all of the exchange differences accumulated in equity in respect of that operation attributable to the owners of the company are reclassified to profit or loss.

a) Transactions and balances

Transactions in foreign currencies are initially recorded by the Group’s entities at their respective functional currency spot rates at the date the transaction first qualifies for recognition. Monetary assets and liabilities denominated in foreign currencies are translated at the functional currency spot rates of exchange at the reporting date. Differences arising on settlement or translation of monetary items are recognised in profit or loss.

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined. The gain or loss arising on translation of non-monetary items measured at fair value is treated in line with the recognition of gain or loss on change in fair value of the item (i.e., translation differences on items whose fair value gain or loss is recognised in other comprehensive income (“OCI”) or profit or loss are also recognised in OCI or profit or loss, respectively).

b) Group companies

On consolidation, the assets and liabilities of foreign operations are translated into US$ at the rate of exchange prevailing at the reporting date and their statements of profit or loss are translated at exchange rates prevailing at the dates of the transactions. The exchange differences arising on translation for consolidation are recognised in OCI. On disposal of a foreign operation, the component of OCI relating to that particular foreign operation is recognised in profit or loss.

Any goodwill arising on the acquisition of a foreign operation and any fair value adjustments to the carrying amounts of assets and liabilities arising on the acquisition are treated as assets and liabilities of the foreign operation and translated at the spot rate of exchange at the reporting date.

v) Investment property

Investment property comprises completed property that is held to earn rentals or for capital appreciation or both. Property held under a finance lease is classified as investment property when it is held to earn rentals or for capital appreciation or both, rather than for sale in the ordinary course of business or for use in production or administrative functions. Property held under an operating lease is classified as a leasehold interest. Investment property is measured initially at cost.

Subsequent to initial recognition, investment property is stated at historical cost net of accumulated depreciation and accumulated impairment losses, if any. The group assesses the residual value of each investment property at each reporting period and applies an impairment charge if the recoverable amount is less than the carrying value of the investment property. Depreciation is applied on a straight-line basis over the estimated useful life of the property, usually between 15 to 30 years.

Investment property is derecognised when it has been disposed of, or permanently withdrawn from use and no future economic benefit is expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset would result in either gains or losses at the retirement or disposal of investment property. Any gains or losses are recognised in the profit or loss in the year of retirement or disposal.

Transfers are made to investment property when, and only when, there is a change in use, evidenced by the end of owner occupation or commencement of a lease. Transfers are made from investment property when, and only when, there is a change in use, evidenced by commencement of owner occupation or commencement of development with a view to sale.

vi) Leases

The determination of whether an arrangement is (or contains) a lease is based on the substance of the arrangement at the inception of the lease. The arrangement is, or contains, a lease if fulfilment of the arrangement is dependent on the use of a specific asset or assets or the arrangement conveys a right to use the asset or assets, even if that right is not explicitly specified in the arrangement.

Group as a lessee

A lease is classified at the inception date as a finance lease or an operating lease. A lease that transfers substantially all the risks and rewards incidental to ownership to the Group is classified as a finance lease. Finance leases are capitalised at the commencement of the lease at the inception date fair value of the leased property or, if lower, at the present value of the minimum lease payments. Lease payments are apportioned between the finance charges and the reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are charged to the statement of profit or loss. Operating lease is a lease other than a finance lease. Operating lease payments are recognised as an operating expense in the statement of profit or loss on a straight-line basis over the lease term, except for contingent rental payments which are expensed when they arise.

Group as a lessor

Leases in which the Group does not transfer substantially all the risks and rewards of ownership of an asset are classified as operating leases. Initial direct costs incurred in negotiating and arranging an operating lease are added to the carrying amount of the leased asset and recognised over the lease term on the same basis as rental income. Contingent rents are recognised as revenue in the period in which they are earned.

vii) Revenue recognition

Revenue is recognised to the extent that it is probable that the economic benefits will flow to the Group and the revenue can be reliably measured, regardless of when the payment is being received. Revenue is measured at the fair value of the consideration received or receivable, taking into account contractually defined terms of payment and excluding taxes or duty. The Group has concluded that it is the principal in all of its revenue arrangements and since it is the primary obligor, it has pricing latitude and is also exposed to credit risk.

The specific recognition criteria described below must also be met before revenue is recognised.

Rental income

The Group is the lessor in operating leases. Presently, the Group leases commercial and residential properties under short term leases. These leases are accounted for as operating leases. Rental income arising from operating leases on investment property is accounted for on a straight-line basis over the lease terms and is included in revenue in the statement of profit or loss due to its operating nature, except for contingent rental income which is recognised when it arises. Initial direct costs incurred in negotiating and arranging an operating lease are recognised as an expense over the lease term on the same basis as the lease income. In some cases, rent is received in advance, which is deferred on the balance sheet and released on a straight-line basis in the profit or loss over the rental period

Tenant lease incentives are recognised as a reduction of rental revenue on a straight-line basis over the term of the lease. The lease term is the non-cancellable period of the lease together with any further term for which the tenant has the option to continue the lease, where, at the inception of the lease, the directors are reasonably certain that the tenant will exercise that option.

Amounts received from tenants to terminate leases or to compensate for dilapidations are recognised in the statement of profit or loss when the right to receive them arises.

Service charges, management charges and other expenses recoverable from tenants

Income arising from expenses recharged to tenants is recognised in the period in which the compensation becomes receivable. Service and management charges and other such receipts are included in sales gross of the related costs, as the directors consider that the Group acts as principal in this respect.

Interest income

Interest income is recognised as it accrues using the effective interest rate method. The effective interest rate is the rate that exactly discounts the estimated future cash receipts over the expected life of the financial instrument or a shorter period, where appropriate, to the net carrying amount of the financial asset. Interest income is included in finance income in the statement of profit and loss.

viii) Taxes

The Group is subject to income and capital gains taxes in Bermuda and Angola jurisdictions.

Current income tax

Current tax is the amount of income taxes payable (recoverable) in respect of the taxable profit (tax losses) for a period. Taxable profit differs from ‘profit before tax’ as reported in the consolidated statement of profit or loss and other comprehensive income because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted at the reporting date in the countries where the Group operates and generates taxable income. Current income tax relating to items recognised directly in equity is recognised in other comprehensive income (equity) and not in the statement of profit or loss. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred tax

Deferred income tax is measured using the balance sheet liability method on temporary differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes at the reporting date. Deferred tax liabilities are recognised for all taxable temporary differences, except:

- When the deferred tax liability arises from the initial recognition of goodwill or of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither accounting profit nor taxable profit or loss; and

- In respect of taxable temporary differences associated with investments in subsidiaries and interests in joint arrangements, when the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred income tax assets are recognised for all deductible temporary differences, the carry forward of unused tax credits and any unused tax losses. Deferred tax assets are recognised to the extent that it is probable that taxable profit will be available against which deductible temporary differences, carried forward of unused tax credits or unused tax losses can be utilised, except:

- When the deferred tax asset relating to the deductible temporary difference arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

- In respect of deductible temporary differences associated with investments in subsidiaries, associates and interests in joint arrangements, deferred tax assets are recognised only to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilised.

The amount of deferred tax provided is based on the expected manner of realisation or settlement of the carrying amount of assets and liabilities. The Company does not measure its investment property using the fair value model in IAS 40 and does not meet the rebuttable presumption that the carrying amount of the investment property will be recovered through sale.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realised or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date.

Deferred income tax relating to items recognised outside profit or loss is recognised outside profit or loss. Deferred tax items are recognised in correlation to the underlying transaction either in OCI or directly in equity.

Tax benefits acquired as part of a business combination, but not satisfying the criteria for separate recognition at that date, are only recognised subsequently when new information about facts and circumstances require this. If that new information is revealed during the measurement period the adjustment is treated as a reduction in goodwill (as long as it does not exceed goodwill). Otherwise, it is recognised in profit or loss.

ix) Financial instruments

Financial assets and financial liabilities are recognised when a group entity becomes a party to the contractual provisions of the instruments.

Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of the financial assets and finical liabilities (other than financial assets and financial liabilities at fair value through profit and loss) are added to or deducted from the fair value of the financial assets of financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities classified as fair value through profit and loss are recognised immediately in profit or loss.

a) Financial assets

Financial assets are classified into the following specified categories: financial assets ‘at fair value through profit or loss’ (FVTPL), ‘held-to-maturity’ investments, ‘available-for-sale’ (AFS) financial assets and ‘loans and receivables’. The classification depends on the nature and purpose of the financial assets and is determined at the time of initial recognition. The Group does not have any financial assets classified as AFS, held to maturity or FVTPL.

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Loans and receivables (including trade and other receivables, bank balances and cash) are measured at amortised cost using the effective interest method, less any impairment.

Interest income is recognised by applying the effective interest rate method, except for short-term receivables when the effect of discounting is immaterial.

Impairment of financial assets

Financial assets, other than those at FVTPL, are assessed for indicators of impairment at each balance sheet date. Financial assets are impaired where there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows of the investment have been affected.

For all other financial assets, objective evidence of impairment could include:

- significant financial difficulty of the issuer or counterparty; or

- default or delinquency in interest or principal payments; or

- it becoming probable that the borrower will enter bankruptcy or financial re-organization.

For certain categories of financial asset, such as trade receivables, assets that are assessed not to be impaired individually are, in addition, assessed for impairment on a collective basis. Objective evidence of impairment for a portfolio of receivables generally include the Group’s past experience of collecting payments, an increase in the number of delayed payments in the portfolio past the average credit period, as well as observable changes in national or local economic conditions that correlate with default on receivables.

For financial assets carried at amortised cost, the amount of the impairment is the differences between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the financial asset’s original effective interest rate.

The carrying amount of the financial asset is reduced by the impairment loss directly for all financial assets with the exception of trade receivables, where the carrying amount is reduced through the use of an allowance account. When a trade receivable is considered uncollectible, it is written off against the allowance account. Subsequent recoveries of amounts previously written off are credited against the allowance account. Changes in the carrying amount of the allowance account are recognised in profit or loss.

For the financial assets held by the Group if, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognised, the previously recognised impairment loss is reversed through profit or loss to the extent that the carrying amount of the investment at the date the impairment is reversed does not exceed what the amortised cost would have been had the impairment not been recognised.

Derecognition of financial assets

The Group derecognises a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity.

b) Financial liabilities and equity instruments

Debt and equity instruments are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangement.

Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by the Group are recognised at the proceeds received, net of direct issue costs.

Repurchase of the Group's own equity instruments is recognised and deducted directly in equity. No gain or loss is recognised in profit or loss on the purchase, sale, issue or cancellation of the Group's own equity instruments.

Financial liabilities

Financial liabilities are classified as either financial liabilities ‘at FVTPL’ or ‘other financial liabilities’. The Group does not have any financial liabilities classified as FVTPL.

Other financial liabilities

Other financial liabilities, including corporate debt, deposit with tenants and trade and other payables, are initially measured at fair value, net of transaction costs.

Other financial liabilities are subsequently measured at amortised cost using the effective interest method, with interest expense recognised using the effective interest rate method.

Effective interest rate method

The effective interest rate method is a method of calculating the amortised cost of a financial instrument and of allocating interest income or expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts (including all fees and points paid or received, transaction costs and other premiums or discounts) through the expected life of the financial instrument, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

Derecognition of financial liabilities

The Group derecognises financial liabilities when, and only when, the Group’s obligations are discharged, cancelled or they expire.

3. Critical accounting judgements, estimates and assumptions

The preparation of the Group's consolidated financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the accompanying disclosures. Uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of the assets or liabilities affected in future periods. Other disclosures relating to the Group’s exposure to risks and uncertainties includes:

- Capital management Note 27

- Financial risk management objectives and policies Note 27

- Sensitivity analyses disclosures Note 27.

Judgements

In the process of applying the Group's accounting policies, management has made the following judgements, which have the most significant effect on the amounts recognised in the consolidated financial statements:

Investment properties – disclosure of fair value and consideration of impairment

IFRS requires the disclosure of the fair value of investment property measured at cost and the assessment of fair value for impairment purposes. For impairment testing, the recoverable amount of property is compared to book value to evaluate whether there are any indicators of impairment. Management’s investment property valuation policy is to complete an internal valuation exercise at the end of every year and obtaining input from an expert every 2 years (last obtained December 2014 as part of the process in acquiring the properties on January 23, 2015) as it considers that to be a reasonable time period in which property values could change significantly. On years that an external valuation is not obtained, management prepares an internal valuation.

The fair value of the Group’s Investment Property at December 31, 2015 has been determined at on the basis of an internal valuation carried out at that date by management. The fair value was determined based on the capitalisation of a stream of income into a capital value using an appropriate yield.  In estimating the fair value of the properties, the highest and best use of the properties is their current use.

Management have considered the following inputs in their assessment of fair value; contracted revenue for each property; running costs of each property; and yield profile. In assessing the yield profile management have used a market yield, which is derived from current sales and rental values. The yields used were defined by comparison with other properties in the market and with the current opportunity cost in Angola for alternative investments.

Estimates and assumptions

The key assumptions concerning the future and other key sources of estimation uncertainty at the reporting date, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are described below. The Group based its assumptions and estimates on parameters available when the consolidated financial statements were prepared. Existing circumstances and assumptions about future developments, however, may change due to market changes or circumstances arising that are beyond the control of the Group. Such changes are reflected in the assumptions when they occur.

Taxes

Determining the Group’s income tax charge and its provisions for income taxes necessarily involves a significant degree of estimation and judgement.  The tax treatment of some transactions is uncertain and tax computations are yet to be agreed with the tax authorities in some of the jurisdictions in which the Group operates. The Group recognises anticipated tax provision liabilities based on all available evidence and, where appropriate, in the light of external advice. Any difference between the final outcome and the amounts provided will affect current or deferred tax assets and liabilities in the period when the matter is resolved.

4. Changes in accounting policies and disclosures

New and amended standards and interpretations

The accounting policies adopted are consistent with those of the previous financial year. The Group applied for the first time certain standards and amendments, which are effective for annual periods beginning on or after January 1, 2015. The Group has not early adopted any other standard, interpretation or amendment that has been issued but is not yet effective.

The nature and the effect of the amendments that are of relevance to a real estate investor are disclosed below. Although these amendments applied for the first time in 2015, they did not impact the annual consolidated financial statements of the Group.

a) Annual Improvements 2011-2013 Cycle

These improvements are effective from 1 July 2014 and the Group has applied these amendments for the first time in these consolidated financial statements. They include:

IAS 40 Investment Property

The amendment is applied prospectively and clarifies that the description of ancillary services in IAS 40 Investment Property (“IAS 40”) only relates to the judgement needed to differentiate between investment property and owner-occupied property (i.e., property, plant and equipment). It further clarifies that IFRS 3 Business Combinations (“IFRS 3”), and not the description of ancillary services in IAS 40, is used to determine if the transaction is the purchase of an asset or a business combination. The Group has relied on IFRS 3, not IAS 40, in determining whether an acquisition is of an asset or is a business acquisition. Thus, this amendment did not impact the consolidated financial statements of the Group.

Annual Improvements 2010-2012 Cycle

b) Annual Improvements 2010-2012 Cycle

These improvements are effective from July 1, 2014 and the Group has applied these amendments for the first time in these consolidated financial statements. They include:

IFRS 3 Business Combinations

The amendment is applied prospectively and clarifies that all contingent consideration arrangements classified as liabilities (or assets) arising from a business combination should be subsequently measured at fair value through profit or loss whether or not they fall within the scope of IAS 39 Financial Instruments: Recognition and Measurement. This is consistent with the Group’s current accounting policy and, thus, this amendment did not impact the Group’s consolidated financial statements.

IAS 24 Related Party

This amendment clarifies that a management entity providing key management personnel services to the reporting entity or to the parent of the reporting entity is a related party of the reporting entity. Consequently, the reporting entity should disclose as related party transactions the amounts incurred for the service paid or payable to the management entity for the provision of key management personnel services. However, disclosure of the components of such compensation is not required.

c) Annual Improvements 2012-2014

IAS 1, Disclosure Initiative

The amendments aim at clarifying IAS 1 to address perceived impediments to preparers exercising their judgment in presenting their financial reports. The amendments clarify that information should not be obscured by aggregating or by providing immaterial information. Materiality considerations apply to all part of the financial statements and even when a standard requires a specific disclosure, materiality considerations do apply. The amendments also clarify how line items can be disaggregated and aggregated in the statement of financial position and statement of profit or loss and other comprehensive income. The amendments add additional examples of possible ways of ordering the notes. The amendments are effective for annual periods beginning on or after January 2016.

Clarification of Acceptable Methods of Depreciation and Amortisation (Amendments to IAS 16 and IAS 38)

The amendments to IAS 16 clarify that a depreciation method  that is based on revenue that is generated by an activity that includes the use of an asset is not appropriate for property, plant and equipment,  introduce a rebuttable presumption that an amortisation method that is based on the revenue generated by an activity that includes the use of an intangible asset is inappropriate, which can only be overcome in limited circumstances where the intangible asset is expressed as a measure of revenue, or when it can be demonstrated that revenue and the consumption of the economic benefits of the intangible asset are highly correlated. The amendments are applicable to annual periods beginning on or after 1 January 2016.

5. Standards issued but not yet effective

The standards relevant to this Group that are issued but not yet effective up to the date of issuance of the Group’s consolidated financial statements are disclosed below. This list of standards and interpretations issued are those that the Group reasonably expects to have an impact on the Group’s financial statements when applied at a future date. The Group intends to adopt these standards when they become effective.

IFRS 15 Revenue from Contracts with Customers

IFRS 15 was issued in May 2014 and establishes a five-step model to account for revenue arising from contracts with customers. Under IFRS 15, revenue is recognised at an amount that reflects the consideration to which an entity expects to be entitled in exchange for transferring goods or services to a customer.

The new revenue standard will supersede all current revenue recognition requirements under IFRS. Either a full retrospective application or a modified retrospective application is required for annual periods beginning on or after January 1, 2018. Early adoption is permitted. The Group continues to evaluate the impact of adopting this standard on the consolidated financial statements, which is subject to changes arising from a more detailed ongoing analysis, and the consideration of clarifications issued by the IASB in an exposure draft in July 2015 and any further developments.

Note that IFRS 15 will not affect the recognition of lease income as this is still dealt with under IAS 17.

IFRS 9 Financial Instruments

In July 2014, the IASB issued the final version of IFRS 9 Financial Instruments that replaces IAS 39 and all previous versions of IFRS 9. IFRS 9 brings together all three aspects of the accounting for financial instruments project: classification and measurement, impairment and hedge accounting. IFRS 9 is effective for annual periods beginning on or after January 1, 2018, with early application permitted. Except for hedge accounting, retrospective application is required but the provision of comparative information is not compulsory. For hedge accounting, the requirements are generally applied prospectively, with some limited exceptions.

The Group plans to adopt the new standard on the effective date. The Group continues to evaluate the impact of adopting this standard on the consolidated financial statements but does not believe there will be a material impact.

IFRS 16 Leases

IFRS 16 was issued in January 2016 and specifies how an IFRS reporter will recognise, measure, present and disclose leases. The standard provides a single lessee accounting model, requiring lessees to recognise assets and liabilities for all leases unless the lease term is 12 months or less or the underlying asset has a low value. Lessors continue to classify leases as operating or finance, with IFRS’s approach to lessor accounting substantially unchanged from its predecessor, IAS 17.

The new leasing standard will supersede IAS 17.  An entity applies IFRS 16 for annual reporting periods beginning on or after 1 January 2019. Earlier application is permitted if IFRS 15 Revenue from Contracts with Customers has also been applied.

The Group continues to evaluate the impact of adopting this standard on the consolidated financial statements, which is subject to changes arising from a more detailed ongoing analysis.

6. Operating segments

The Group operates one segment with one business activity: operating and managing residential and commercial real estate in Angola. All investment properties are held in Angola.

7. Business combination

On January 23, 2015, the company acquired 100 per cent of the issued share capital and voting rights of ADV Holding Ltd, obtaining control of ADV Holding Ltd. ADV Holding Ltd is an unlisted holding company based in the British Virgin Islands. ADV Holding Ltd was acquired because it holds prominent real estate assets in Angola.

The amounts recognised in respect of the identifiable assets acquired and liabilities assumed are as set out in the table below.

Fair value recognized on acquisition
US$ 000’s

Property, plant and equipment	26,030.0
Property leasehold interest	4,639.0
Net working capital acquired	346.1
Deferred tax liability recognised	(7,563.8)
Total identifiable assets	23,451.3

Goodwill	6,971.9

Total consideration	30,423.2

Satisfied by:
Issuance of promissory notes	30,669.0
Adjustment to purchase price (net working capital acquired)	(245.8)
Final consideration	30,423.2

Net cash outflow arising on acquisition:	Nil

Cash consideration	Nil
Less: cash and cash equivalent balances acquired	1,543.1

The goodwill arises from the difference between the tax base of the properties and the book value of the properties, creating the initial recognition of a deferred tax liability.

On September 18, 2015 the promissory note was canceled in full and US$ 30.0 million redeemable preference shares were issued. See note 21.

Acquisition-related costs of US$ 0.2 million have been expensed and are included in the statement of profit and loss and are part of operating cash flows in the statement of cash flows.

ADV Holding Ltd contributed US$ 4.1 million revenue and US$ 0.1 million to the Group’s loss for the period between the date of acquisition and the balance sheet date.

If the acquisition of ADV Holding Ltd had been completed on the first day of the financial year, group revenues for the period would have been US$ 4.4 million and group loss would have been US$ 3.6 million.

8.Sales

	SUCCESSOR	PREDECESSOR
	Jan 23 to Dec 31, 2015	Jan 1 to Jan 22, 2015
	US$ 000’s	US$ 000’s

Rental income	3,222.2	257.7
Service income	835.9	67.3
Total Sales	4,058.1	325.0

9. Operating leases

Group as lessor

The Group has entered into leases on its property portfolio. The property leases typically have lease terms between 1 and 12 months. Future minimum lease rental receivables under non-cancellable operating leases are as follows:

As at Dec 31, 2015
US$ 000’s

Within 1 year	1,861.0
After 1 year, but not more than 5 years	-
More than 5 years	-
Total	1,861.0

Group as lessee

Operating leases relate to the lease of a surface right with a term of 21 years. The Group does not have an option to purchase the leased surface right at the expiry of the lease period.

As at Dec 31, 2015
US$ 000’s

Within 1 year	84.0
After 1 year, but not more than 5 years	396.0
More than 5 years	1,674.0
Total	2,154.0

10. Cost of sales and administrative expenses

Cost of sales

	SUCCESSOR	PREDECESSOR
	Jan 23 to Dec 31, 2015	Jan 1 to Jan 22, 2015
	US$ 000’s	US$ 000’s

Depreciation	1,020.5	13.0
Repairs, maintenance and utilities	276.4	18.1
Indirect taxes	95.0	3.8
Security costs	54.1	3.7
Property Insurance costs	29.8	2.1
Operating lease costs	16.2	1.0
Other property operating expenses	21.9	2.0
Total	1,513.9	43.7

Administrative expenses

	SUCCESSOR	PREDECESSOR
	Jan 23 to Dec 31, 2015	Jan 1 to Jan 22, 2015
	US$ 000’s	US$ 000’s

Management administration fee	1,000.0	-
Termination Fee	1,000.0	-
Payments to employees	136.9	-
Audit and accounting expenses	210.9	-
Other administrative expenses	94.9	27.7
Bad debt expense	15.6	-
Total	2,458.3	27.7

11. Finance costs

	SUCCESSOR	PREDECESSOR
	Jan 23 to Dec 31, 2015	Jan 1 to Jan 22, 2015
	US$ 000’s	US$ 000’s

Interest on promissory note	1,686.5	-
Interest on callable bonds	58.0	-
Interest on convertible note	17.6	-
Finance costs	18.0	-
Total	1,780.1	-

In relation to the business combination of ADV Holding Ltd and its subsidiaries, a promissory note was executed between the Group and the seller. Under the promissory note, the Group was contractually obligated to pay to the seller rental income less operating expenses derived from the assets of ADV Holding Ltd, less a property management fee representing 6% of the income from those assets up to March 31, 2015 and 10% thereafter. The amount is accounted for as interest on promissory note.

On September 18, 2015, the promissory note was canceled in full and US$ 30.0 million redeemable preference shares were issued. See note 21.

Finance costs relate to legal and other costs incurred in connection with the issuance of the corporate bonds.

12. Transition costs

Transition costs relate to legal and other costs incurred during the acquisition process of the properties.

13. Taxation

As a Bermudan domiciled company, the Company is subject to Bermudan tax legislation. At the date of the financial statements there is no Bermudan income tax, corporation tax, profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by the Company or its shareholders.

Taxation for other jurisdictions is calculated at the rates prevailing in the respective jurisdictions. The principal charges to current tax arises in respect of the Company’s Angolan subsidiaries which is subject to a corporate tax, at a rate of 30% (Predecessor Period: 30%), and real estate income tax (IPU), at a rate of 25% (Predecessor period: 25%). Income that is subject to IPU is not subject to corporate income tax.

The major components of income tax are as follows:

	SUCCESSOR	PREDECESSOR
	Jan 23 to Dec 31, 2015	Jan 1 to Jan 22, 2015
	US$ 000’s	US$ 000’s

Current tax
In respect of the current year	708.1	55.6

Deferred tax

Release of deferred tax liabilities	(705.0)	-
	(705.0)	-

Total Income tax expense recognised in the current period	3.1	55.6

Deferred tax liabilities
Opening balance	-	-
Recognised on acquisition of subsidiary	7,563.8	-
Accumulated amortization	(705.0)	-
Balance at December 31, 2015	6,858.8	-

Deferred tax liabilities have arisen in relation to investment properties.

The charge for the year can be reconciled to the statement of profit or loss as follows:

	SUCCESSOR	PREDECESSOR
	Jan 23 to Dec 31, 2015	Jan 1 to Jan 22, 2015
	US$ 000’s	US$ 000’s

Profit/(Loss) before tax	(3,781.5)	291.8

Tax at the Bermudian corporation tax rate of 0% (Predecessor:0%)	-	-
Effect of different tax rates of subsidiaries operating in other jurisdictions	208.2	76.4
Effect of income not subject to corporation tax	(76.9)	(67.6)
Tax on real estate rental profits (IPU)	(128.2)	46.8
Tax (credit) expense for the year	3.1	55.6

14. Earnings per share

Earnings per share (“EPS”) is calculated by dividing the profit or loss attributable to ordinary shareholders of the Company by the weighted average number of ordinary shares outstanding during the period. Diluted EPS is determined by adjusting the profit or loss attributable to ordinary shareholders and the weighted average number of ordinary shares outstanding adjusted for the effects of all dilutive potential ordinary shares. There are no dilutive instruments outstanding for the periods presented.

Basic and diluted loss per share

	SUCCESSOR	PREDECESSOR
	Jan 23 to Dec 31, 2015	Jan 1 to Jan 22, 2015
	US$ 000’s	US$ 000’s

(Loss) / profit for the period	(3,792.1)	236.2
Weighted average number of Ordinary Shares (number)	5,000.0	100.0
Basic and diluted (loss) / profit per share (dollars)	(758.42)	2,362.00

15. Property related assets

As at Dec 31, 2015
US$ 000’s

Investment property
Opening balance	-
Acquisition of assets	26,030.0
Depreciation	(813.0)
Impairment	(1,800.0)
Closing balance	23,417.0

Property leasehold interest
Opening balance	-
Additions	4,639.0
Expensed during the year	(207.0)
Closing balance	4,432.0

On acquisition all investment properties and property leasehold interests are measured at fair value.

Impairment losses recognised during the year

Subsequent to the decline in global oil prices, the market conditions for short-term residential and commercial letting in Luanda deteriorated during 2015. This resulted in a fall in the occupancy levels of the group’s property with a consequent impact on their fair value. The group carried out a review of the recoverable amount of the property assets and it resulted in an impairment loss of US$ 1.8 million, which has been recognized in profit or loss.

Fair value of investment property

The fair value of the Group’s investment property at December 31, 2015 is US$23.4 million and has been arrived at on the basis of an internal valuation carried out at that date by management. The fair value represents a Level 3 fair value measurement. The fair value was determined based on the capitalisation of a stream of income into a capital value using an appropriate yield.  In estimating the fair value of the properties, the highest and best use of the properties is their current use. Management have considered the following inputs in their assessment of fair value; contracted revenue for each property, renewal rate, vacancy period lease incentives; running costs of each property; and yield profile. In assessing the yield profile management have used a market yield, which is derived from current sales and rental values. The yields used were defined by comparison with other properties in the market and with the current opportunity cost in Angola for alternative investments.

Management’s valuation policy is to complete a valuation obtaining input from an independent expert every two years. The last valuation with the input of an expert was performed for the acquisition of the Group by AIC Ltd on January 23, 2015 valuing the investment properties at US$ 26.0 million.

Restrictions on investment property

Under the Corporate Bond terms and conditions, the Group will ensure that no member of the group will, sell, transfer or otherwise dispose of all or part of the Isha Properties except for leasing and licencing of the properties in the ordinary course of business.

16. Property plant and equipment

SUCCESSOR	US$ 000’s
Balance at January 23, 2015	-
Additions	108.8
Disposals	-
Accumulated depreciation	(0.5)
Balance at December 31, 2015	108.3

17. Goodwill

As at Dec 31, 2015
US$ 000’s

Opening balance	-
Recognised on acquisition of subsidiary	6,971.9
Accumulated impairment losses	(113.1)
Balance at December 31, 2015	6,858.8

Goodwill acquired in a business combination is allocated, at acquisition, to the Cash Generating Units (CGU) (Isha 1, Isha 2 and Pina properties) that are expected to benefit from that business combination. The table above highlights the carrying amount of goodwill allocated following the acquisition of ADV Holding Ltd. Goodwill arose as a result of a difference between the tax base of the properties and their book value, creating the initial recognition of a deferred tax liability.

The Group tests goodwill annually for impairment or more frequently if there are indications that goodwill might be impaired. The carrying value is compared to recoverable amount being the higher or value in use and fair value less costs to sell. The 2015 goodwill impairment review was undertaken as at 31 December 2015. The recoverable amount of each CGU is determined from value in use calculations. The key assumptions on which the value in use calculation is based is the capitalisation of a stream of income into a capital value using an appropriate yield. The key judgements for each CGU in the assessment of the fair value are contracted revenues for each property; running costs of each property and yield profile. In assessing the yield profile, management used a market yield which is derived from current sales and rental values. The yields used were defined by comparison with other properties in the market and with the current opportunity cost in Angola for alternative investments.

Forecasts are based on the most recent financial budgets for individual properties as approved by management for the next year and supplemented by an extended forecast over the period of lease rights acquired by Group.

During the year an impairment loss of US$ 113.1 thousand was recognised as the carrying value of the CGUs, net of the related deferred tax liabilities, exceeded their value in use by this amount.

18. Trade and other receivables

As at Dec 31, 2015
US$ 000’s

Trade receivables	435.3
Payment in advance to Angola Development Ventures Inc.	583.7
Other receivables	26.5
Total trade and other receivables	1,045.5

Trade receivables (rent and service charge receivables) are non-interest bearing and are typically due within 15 days.

No provision for impairment of trade receivables has been recorded as at December 31, 2015 as all amounts have been subsequently received.

19. Cash and cash equivalents

As at Dec 31, 2015
US$ 000’s

Short term bank deposits	657.3
Total	657.3

Cash and cash equivalents comprise cash in hand; current balances with banks and similar institutions. It includes US$ 210.4 thousand held in Angola and denominated in Angolan Kwanza.

In 2016 the government of Angola continued foreign exchange rate limitations relating to the availability of US$ for purchase by local companies. The limitation is in the form of local companies obtaining government approval in order to repatriate US$ out of the country. The lifting of these limitations are not immediately predictable, thus potentially impacting the timing of repatriation of funds.

The Group has mechanisms available to it to manage this risk. Firstly, a Private Exchange Agreement with Angola Development Ventures Inc. whereby the Group provides Angola Kwanza (AOA) to a nominee of Angola Development Ventures Inc in Angola and for the Company to receive US$. Secondly, management service contracts approved by the Angolan Ministry of Finance enables the repatriation of funds associated with services provided to Angolan entities.

20. Share capital

Ordinary shares are classified as equity. External costs directly attributable to the issue of new shares are shown as a deduction in equity from the proceeds.

	Par Value	Shares authorised	Issued and fully paid shares	Issued but not fully paid shares
Share capital

Issued shares	$1.00	5,000	5,000	-
		5,000	5,000	-

Reconciliation of Africa International Capital Ltd shares outstanding	As at Dec 31, 2015

Opening balance – January 23, 2015	-
Issued and fully paid shares	5,000
Issued but not fully paid shares	-
Closing balance	5,000

The holders of ordinary shares are entitled to one vote per share and are entitled to such dividends as the Board may from time to time declare. Holders of ordinary shares are entitled to enjoy all of the rights attaching to shares as per the Company’s by-laws.

21. Redeemable preference shares

On September 18, 2015, the directors approved for issue US$ 30.0 million redeemable preference shares to the seller, Angola Development Ventures Inc, in exchange for the cancelation of the US$ promissory note in the amount of US$ 30 million. The remaining outstanding balance of the promissory note was settled in cash.

During the year $7.4 million of the redeemable preferences shares were redeemed, of which US$ 5.0 million were redeemed in exchange for US$ 5.0 million Callable Bonds in ADV Holding Ltd. The remaining $2.4 million was redeemed for cash.

The exchange of the redeemable preferred shares and promissory notes and the redemption of the preferred shares for the issuance of US$ Callable Bonds represent non-cash financing transactions.

Reconciliation of Redeemable preference shares outstanding	As at Dec 31, 2015
US$ 000’s

Opening balance	-
Issued	30,000.0
Redeemed	(7,409.5)
Closing balance	22,590.5

The holders of redeemable preference shares are not entitled to vote.

22. Corporate bonds

As at Dec 31, 2015
Corporate Bonds	US$ 000’s

Africa International Capital Ltd 10.1% Convertible Loan Note due Nov 30, 2022	2,127.1
ADV Holding Ltd issued 10% Callable bonds due Dec 3, 2019	6,432.4
8,559.5

Africa International Capital Ltd 10.1% Convertible Loan Note due 30 Nov 2022

On December 1, 2015 Africa International Capital Ltd approved for issue EUR 5.0 million 10.1% Convertible notes due 30 November 2022 (the “Maturity Date”) and as at December 31, 2015 GBP 1.4 million convertible notes (US$ 2.1 million) had been subscribed. The convertible loan note is settled cash or variable number of common stock in the company. There were no issue costs.

The notes may be converted at any time before the maturity date at the option of the issuer. Unless previously converted or purchased and cancelled, the Bonds will be redeemed at their principal amount, together with accrued interest, on November 30, 2022. Interest of 10.1% per annum will be paid monthly up until the notes are converted or purchased and cancelled.

The fair value of the convertible note is not materially different to the amortised cost.

ADV Holding Ltd issued 10% Callable bonds due Dec 3, 2019

On December 3, 2015 ADV Holding Ltd approved for issue US$ 30.0 million 10% Callable bonds due December 3, 2019 (the “Maturity Date”). The bonds are issued on the Global Exchange Market (GEM) of the Irish Stock Exchange (ISE) and as at December 31, 2015 US$ 7.2 million bonds had been subscribed. US$ 5.0 million of bonds were subscribed to by an affiliate of the seller, Angola Development Ventures Inc., in exchange for a redemption of redeemable preference shares.

The Bonds may be redeemed at any time on or after December 3, 2016 before the maturity date at the option of the Issuer. Unless previously redeemed or purchased and cancelled, the Bonds will be redeemed at their principal amount, together with accrued interest, on December 3, 2019. Interest of 10% per annum will be paid quarterly up until the notes are redeemed or purchased and cancelled.

As at Dec 31, 2015
US$ 000’s

Bonds issued	7,200.0
Issue costs	(767.6)
6,432.4

Issue costs relate to legal and other costs incurred in connection with the issuance of the Corporate bond.

The fair value of the callable bonds is not materially different to the amortised cost.

23. Deferred revenue

As at Dec 31, 2015
US$ 000’s

Deferred revenue	622.2
Total	622.2

Rent received in advance is deferred on the balance sheet and released on a straight-line basis in the profit or loss over the rental period.

24. Deposits from tenants

As at Dec 31, 2015
US$ 000’s

Deposits from tenants	237.7
Total	237.7

Deposits from tenants represent amounts held as security in case of damages to the property and represent one month’s rent. Deposits are refunded once a tenant vacates the property and the property inspection confirms that the property has been left in a satisfactory state.

25. Trade and other payables

As at Dec 31, 2015
US$ 000’s

Trade payables	338.8
Accrued expenses	641.5
Tax liabilities	98.8
Termination fee payable	1,000.0
Other liabilities	129.4
Total	2,208.4

Tax liabilities include:

a) Corporate income tax accrued not yet due

b) Corporate income tax withheld from expenses paid to suppliers

Termination fee payable is for the termination of a management and advisory agreement with Crescat Ventures Ltd (see note 26).

26. Related party disclosures

Balances and transactions between the Company and its subsidiaries, which are related parties of the Company, have been eliminated on consolidation and are not disclosed in this note. Details between the Group and other related parties are disclosed below.

Amounts due to related parties

As at Dec 31, 2015
US$ 000’s

Africa Real Estate Ltd (subsidiary of Crescat Ventures Ltd – ultimate parent company)	2,127.1
Crescat Ventures Ltd (parent company of AIC Ltd – Angola Business Unit at December 31, 2015) (note 25)	1,000.0
AIC Ltd – Angola Business Unit (parent company at December 31, 2015)	206.9
Total	3,334.0

The group has issued a 10.1% Convertible Loan Note to Africa Real Estate Ltd (see note 22). Interest of US$ 17.6 thousand was accrued on the loan note during the year and expensed in the profit or loss.

In place was an agreement between the Company and its ultimate parent entity Crescat Ventures Ltd for the provision of management and advisory services. The agreement was terminated in the year and a termination fee of US$ 1.0 million agreed.

An agreement between AIC Ltd – Angola Business Unit and the Group provides for the provision of services, including but not limited to, strategic advisory, financial, accounting and administrative, as needed from time to time. During the year a US$ 1.0 million fee was charged and expensed in the profit or loss.

Compensation of key management personnel of the group

The remuneration of directors and other members of key management personnel of the Group during the year was as follows:

2015
US$ 000’s

Short-term benefits	506.7
Total	506.7

These amounts have been remunerated by a parent company and recharged to the group under the management and advisory agreement in place.

Other related party transactions

In addition to the above, a Director provided certain corporate financing advisory services to the Group in relation to the issuance of the Callable Bond, for which an advisory fee of US$ 22.6 thousand was charged and paid.

27. Financial instruments

Capital risk management

The Group manages its capital to ensure that entities in the Group will be able to continue as going concerns while maximising the return to its shareholder. The capital structure of the Group consists of debt, which includes borrowings disclosed in note 22, cash and cash equivalents and equity attributable to equity holders of the parent, comprising of issued capital, reserves and retained earnings as disclosed on the statement of changes in equity. The primary objective of the Group’s capital management is to ensure that it remains within its bond covenants.

Events of default would permit the bondholders to immediately call outstanding bond amounts. During the current period, the Group did not have any events of default, nor did it default on any other of its obligations under the bond agreement.

The Company has established mechanisms in order to manage risks associated with access to US$ in Angola. The Group has successfully executed these mechanisms and continuously monitors these risks and risk mitigants available in relation to the Group’s US$ requirements. Refer to Note 19 for further information regarding the Company’s mechanisms.

As at Dec 31, 2015
US$ 000’s

Financial assets Classified as Loans and Receivables: Measured at Amortised Cost
Trade and other receivables	1,045.5
Cash and cash equivalents	657.3
Total	1,702.8

Financial liabilities
Classified as Other Liabilities: Measured at Amortised Cost:
Corporate bonds	8,559.5
Deposits from tenants	237.7
Trade and other payables	2,208.4
Total	11,005.6

The carrying value of cash and cash equivalents, trade and other receivable, trade and other payables and deposits from tenants approximate its fair value due their short-term nature and represent level 2 measurements.  The carrying value of the Corporate Bonds and Convertible Note approximate their fair value given they were issued close to December 31, 2015 and represents a level 2 measurement based on a recent transaction price.

Financial risk management objectives

In the normal course of its operations, the Group is primarily exposed to credit, currency, interest rate and liquidity risks.

In order to manage these risks, the Group may enter into transactions that make use of financial instruments. The Group has developed risk a management process to facilitate, control and monitor these risks. This process includes normal documentation of polices, including limits, controls and reporting structures. The executive management and the Board of Directors are responsible for risk management activities within the Group.

Foreign currency risk management

The Group undertakes transactions denominated in Angolan Kwanza (AOA) through its main operating subsidiaries. The Group also has a foreign currency denominated convertible loan note in Euro (EUR).

Management considers foreign exchange risk to be at an acceptable level due to a continued US$ link to rental prices and payments, wherever possible.

The carrying amount of the Group’s foreign currency denominated monetary assets and monetary liabilities at reporting date is summarised as follows:

2015
US$ 000’s

Angolan Kwanza (AOA)	210.3
Euro (EUR)	2,104.1
Total	2,314.4

Foreign currency sensitivity analysis

The following table details the Group’s sensitivity to a 10% increase and decrease in US Dollars against the AOA and the EUR.  Ten percent (10%) is the sensitivity rate used when reporting foreign currency risk internally to key management personnel and represents management’s assessment of the reasonably possible change in foreign exchange rates.  The sensitivity analysis includes only outstanding foreign currency denominated monetary items and adjusts their translation at the year-end for a 10% change in foreign currency rates.  A negative number below indicates a decrease in profit and other equity where US Dollar increases 10% against the AOA and the Euro. For a 10% weakening of US Dollar against the AOA and the Euro, there would be a comparable impact on the profit and other equity, and the balances below would be positive.

2015
US$ 000’s

Profit or loss	(210.4)
Other equity	(378.3)

This is attributable to the exposure outstanding on Angolan Kwanza receivables and payables in the Group at the reporting date and the Euro balance of the Convertible Loan Note.

Credit risk

Credit risk refers to the risk that counterparty will default on its contractual obligations resulting in financial loss to the Group.  The Group has adopted a policy of only dealing with creditworthy counterparties and obtaining sufficient collateral where appropriate, as a means of mitigating the risk of financial loss from defaults.

The exposure to credit risk is monitored by management on an on-going basis and potential tenants are assessed according to Group criteria prior to entering into lease arrangements. Credit risk is managed by requiring tenants to pay rentals in advance. The credit quality of the tenant is assessed at the time of entering into a lease agreement. Outstanding tenants’ receivables are regularly monitored. An impairment analysis is performed at each reporting date on an individual basis for major tenants. The carrying amount of the financial assets recorded in the financial statements, which is net of impairment losses, represents the Group’s maximum exposure to credit risk.

a) Liquidity risk

Liquidity risk is the risk that the Group will be unable to meet a financial commitment in any location or currency. The Group manages liquidity risk by maintaining adequate reserves and by continuously monitoring forecast and actual cash flows and matching the maturity profiles of financial assets and liabilities.

Non-derivative financial liabilities

The following table details the Group`s remaining contractual maturity for its non-derivative financial liabilities. The table has been compiled based on the undiscounted cash flows of financial liabilities based on the earliest date on which the Group can be required to pay.

The table includes principal cash flows and interest.

	Within 1 year	1-2 years	2-5 years	5 years	Total
	US$ 000’s	US$ 000’s	US$ 000’s	US$ 000’s	US$ 000’s
As at December 31, 2015
Trade and other payables	2,208.4	-	-	-	2,208.4
Deposits from tenants	237.7	-	-	-	237.7
Corporate bonds	934.8	934.8	9,069.6	-	10,939.2
Total	3,380.9	934.8	9,069.6	-	13,385.3

Non-derivative financial assets

The following table details the Group’s expected maturity for other non-derivative financial assets.  The table below has been drawn up based on the undiscounted contractual maturities of the financial assets including interest that will be earned on those assets except where the Group anticipates that the cash flow will occur in a different period.

	Within 1 year	1-2 years	2-5 years	5 years	Total
	US$ 000’s	US$ 000’s	US$ 000’s	US$ 000’s	US$ 000’s
As at December 31, 2015
Trade and other receivables	1,045.5	-	-	-	1,045.5
Cash and cash equivalent	657.3	-	-	-	657.3
Total	1,702.8	-	-	-	1,702.8

Commitments and contingencies

As at Dec 31, 2015
Contracted capital commitments at the end of the period	US$ ‘000

Investment properties	36,345.0
36,345.0

	Description of nature	Estimate of financial effect	Uncertainties related to amount / timing
Commitment to purchase QuesCom International Ltd from Angola Development Ventures Inc.

The Company has entered into an agreement for the Sale and Purchase of shares in QuesCom International Ltd. There are conditions precedent in the contract that must be met before the transaction can be completed.

US$ 23,545,000

The Company is unable to determine with any accuracy when the conditions will be met by Angola Development Ventures Inc. The uncertainties are conditions precedent relating to the acquisition of a real estate asset.

Commitment to purchase an investment property from Angola Development Ventures Inc.

The Company has entered into an agreement for the Purchase of an investment property from Angola Development Ventures Inc. There are conditions precedent in the contract that must be met before the transaction can be completed.

		US$ 12,800,000	The Company is unable to determine with any accuracy when the conditions will be met by Angola Development Ventures Inc. but it is anticipated they may be met by year end 2016.

29. Subsequent events

Execution of merger agreement

On April 29, 2016, the Group executed a definitive Merger Agreement with Brenham Oil & Gas Corp. (“Brenham”). The resulting combination will create a new company – Africa Growth Corporation – focused on income-oriented real estate acquisitions and long term housing finance for middle-income families across Sub-Saharan Africa.

Pursuant to the terms of the combination, the Group will become a wholly-owned subsidiary of Brenham in exchange for the issuance of new Brenham equity to AIC’s stockholders. After the merger, Brenham will be renamed “Africa Growth Corporation.”  The principal terms of the merger are as follows:

- Existing Brenham Liabilities.  Brenham’s parent company, American International Industries, Inc., will forgive all of Brenham’s existing inter-company debt and payables in exchange for assignment to it of Brenham’s producing and undeveloped oil and gas assets, along with customary indemnifications.

- Post-Closing Ownership of the Africa Growth Corporation.  After the issuance of new Brenham equity to AIC’s stockholders (i) the former AIC stockholders will own approximately 92% of the Africa Growth Corporation, and (ii) Brenham’s former stockholders will own approximately 8% of the Africa Growth Corporation.

Brenham’s majority stockholder, American International Industries, Inc., has approved the merger, and the merger’s closing is conditional on various terms and conditions, including the effectiveness of the Schedule 14C Information Statement filed with the Securities and Exchange Commission.

Constitution of convertible note agreement

On August 10, 2016, the Group entered into a 10% Convertible Note agreement for up to US$ 5 million with a maturity date of July 31, 2018. The interest obligation is accrued as payment in kind.  The note carries a mandatory equity conversion requirement post-merger if the new company, Africa Growth Corporation, completes a listing on a relevant exchange. The convertible note can be repaid and cancelled at any time to include the principal amount owing and accrued interest.

Company name change

On October 25, 2016, the company changed its name from Angola International Capital Ltd to Africa International Capital Ltd. The change was made as the company has begun the process of expanding and focusing its business outside Angola and the reference in its name no longer appropriately reflects the company’s outlook.

Acquisition of subsidiary

On October 13, 2016, Africa International Capital Limited acquired the whole of the share capital of Namibia International Capital Ltd from AIC Ltd – Namibia Business Unit by way of share for share exchange. As the rights of the shareholders were preserved, the transaction is a common control transaction falling outside the scope of IFRS 3.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Brenham Oil and Gas Corp. (the "Company" or “Brenham”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) on April 25, 2016, with Africa International Capital (formerly Angola International Capital) (“AIC”). The closing of the merger (the “Closing”) is conditional upon Brenham filing with the State of Nevada a Certificate of Amendment to its Articles of Incorporation to:

i.implement a one for two hundred (1:200) reverse stock split (the "Reverse Split") of the Company's issued and outstanding shares of common stock, par value $0.0001 per share (the "Common Stock");

ii.change the Company's name from Brenham Oil & Gas Corp. to Africa Growth Corporation (the "Name Change");

iii.rename the existing Common Stock as “Common Stock Series A”;

iv.authorize the issuance of up to one hundred million (100,000,000) shares of a new class of non-voting common stock with the same economic rights of existing Common Stock Series A but without the right to vote on any matter, which non-voting shares shall be designated “Common Stock Series B”, par value $0.0001 per share;

v.authorize the issuance of up to one million (1,000,000) shares of a new class of super-voting common stock with all of the economic rights of existing Common Stock Series A except that such shares will have five thousand (5,000) votes per share, which shall be designated “Common Stock Series C”, par value $0.0001 per share; and

vi.authorize the issuance of up to twenty-nine million (29,000,000) shares of preferred stock, par value $0.0001 per share, which may be issued in one or more series ("Preferred Stock").

Upon the effective time of Closing, the outstanding shares of AIC shall be converted into and exchanged for: (i) 7,362,421 shares (post-Reverse Split) of Brenham Common Stock Series A, which will represent approximately 92% of the outstanding Common Stock Series A at the Closing; and (ii) 100,000 shares of Common Stock Series C, having 5,000 votes per share.

Further on April 25, 2016, Brenham and American International Industries, Inc. (the Company's corporate parent and controlling stockholder), a Nevada corporation (“AMIN”) entered into a Contribution Agreement pursuant to which, at the Closing, AMIN will assume all of Brenham’s existing working capital and liabilities at the Closing in consideration of and in exchange for Brenham assigning to AMIN all of Brenham’s existing developed and undeveloped oil and gas assets.

The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2016, gives effect to all of the above action (together the "Transactions") as if they had occurred at June 30, 2016, and combines the historical unaudited balance sheets of Brenham and AIC as of such date. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2016, and the year ended December 31, 2015, gives effect to the Transaction as if it had been consummated at January 1, 2015, and combines the historical results of Brenham and AIC for the necessary periods.

On January 23, 2015, AIC acquired the ordinary share capital of ADV Holding Ltd which owned real estate interests in Angola (‘the Predecessor’). The historical consolidated financial statements for AIC are presented for the periods preceding and succeeding the business combination by AIC. The consolidated financial statements for the periods preceding the business combination, the Predecessor consolidated financial statements, comprise the consolidated financial statements of ADV Holding Ltd and its subsidiaries. The Predecessor consolidated financial statements are presented for the period from January 1, 2015, to January 22, 2015. The consolidated financial statements for the period succeeding the business combination comprise AIC’s consolidated financial statements for the period January 23, 2015, to December 31, 2015.

The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only. The pro forma condensed consolidated financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Transaction occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed consolidated financial information does not reflect the realization of any expected cost savings or other synergies from the combination of Brenham and AIC as a result of restructuring activities and other planned cost saving initiatives following the completion of the Transaction.

The historical financial statements of Brenham have been prepared in accordance with U.S. GAAP. AIC’s historical consolidated financial statements were prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), which differ in certain respects from U.S. GAAP. For the purposes of these unaudited pro forma condensed consolidated financial statements, adjustments were made to AIC’s consolidated financial statements to convert those from IFRS to U.S. GAAP. These adjustments reflect management’s best estimates based upon the information available to date and are preliminary and subject to change once more detailed information is obtained.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed consolidated financial information are described in the accompanying notes, which should be read together with the pro forma condensed consolidated financial information. The unaudited pro forma condensed consolidated financial statements should be read together with i) Brenham’s historical financial statements, prepared in accordance with U.S. GAAP, which are included in the Company’s latest annual report on Form 10-K and latest quarterly report on Form 10-Q, and ii) AIC’s historical financial information included elsewhere in this Information Statement.

Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2016

(Unaudited) (in thousands except share and per share amounts)

	Brenham Oil and Gas Corp.	Africa International Capital Ltd.	Pro Forma Adjustments (Note 2)	Note 2	Pro Forma Africa Growth Corporation
Assets
Cash and cash equivalents	$ 6	$ 359	(6)	A	177
Trade and other receivables	-	1,440	(182)	C(2)	1,258
Total current assets	6	1,799	(188)		1,617
Property plant and equipment	-	94	23,014	D(1)	22,946
			(108)	D(2)
			(54)	C(1)
Investment property	-	23,014	(23,014)	D(1)	-
Property leasehold interest	-	4,323			4,323
Goodwill	-	6,731			6,731
Total assets	6	35,961	(350)		35,617
Liabilities and Shareholders’ Equity
Trade and other payables	24	2,265	(24)	A
			100	B(4)	2,365
Deposits from tenants	-	194			194
Deferred revenue	-	297			297
Accounts payable – related parties	732	-	(732)	A	-
Total current liabilities	756	2,756	(656)		2,856
Asset retirement obligations	8	-	(8)	A	-
Corporate bonds	-	8,895			8,895
Deferred Tax liability	-	6,731			6,731
Total liabilities	764	18,382	(664)		18,482
Shareholders’ equity
Common stock	13	5	(13)	B(1)(c)	1
			(5)	B(1)(c)
			1	B(2)
Less: treasury stock	(5)		5	B(1)(c)	-
Additional paid-in capital	993		(993)	B(1)(c)	276
			271	B(2)
			5	B(1)(c)
Accumulated deficit	(1,759)	(4,783)	1,759	B(1)(b)	(5,499)
			(272)	B(2)
			(108)	D(2)
			(182)	C(2)
			(54)	C(1)
			(100)	B(4)
Foreign currency translation reserve		(234)			(234)
Preference shares		22,591	(22,591)	B(1)(d)
Non-controlling interest			22,591	B(1)(d)	22,591
Total shareholders' equity (deficit)	(758)	17,579	314		17,135
Total liabilities and shareholders' equity (deficit)	$ 6	$ 35,961	(350)		$ 35,617

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

.

Pro Forma Condensed Consolidated Statement of Operations1

For the Six Months Ended June 30, 2016

(Unaudited) (In thousands, except share and per share amounts)

	Brenham Oil and Gas Corp.	Africa International Capital Ltd.	Pro Forma Adjustments (Note 2)	Note 2	Pro Forma Africa Growth Corporation

Revenues	$ -	$ 1,420	10	D(2)	$ 1,430
Costs of revenues, exclusive of depreciation and amortization	-	(357)	-		(357)

Operating expenses:
Depreciation and amortization expense	-	(646)	2	D(2)	(644)
Selling, general and administrative expenses	(48)	(845)	-		(893)
Total operating expenses	(48)	(1,491)	2		(1,537)

Loss from operations	(48)	(428)	12		(464)

Other income (expense)
Interest income	-	78	-		78
Interest expense	-	(587)	124	B(4)	(463)
Total other expense	-	(509)	-		(385)

Loss before income taxes	(48)	(937)	136		(849)
Income taxes	-	(54)	-		(54)
Net loss	$ (48)	$ (991)	136		(903)

Loss per common share – basic and diluted	$ (0.00)	$ (198.24)	-		$ (0.11)
Weighted average number of common shares outstanding – basic and diluted	128,293,152	5,000	(120,195,520)	B(3)	8,102,632

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

1. Certain reclassifications have been made to the historical financial information to conform to the current presentation.  These reclassifications have no effect on reported net loss.

Pro Forma Condensed Consolidated Statement of Operations2

For the Year Ended December 31, 2015

(Unaudited) (In thousands, except share and per share amounts)

	Brenham Oil and Gas Corp.	Africa International Capital Ltd.	Africa International Capital Ltd.	Pro Forma Adjustments (Note 2)	Note	Pro Forma Africa Growth Corporation
		SUCCESSOR	PREDECESSOR
Revenues	$ 6	$ 4,058	$ 325	(124)	D(2)	$ 4,265
Costs of revenues, exclusive of depreciation and amortization	-	(493)	(31)	-		(524)

Operating expenses:
Depreciation and amortization expense	(203)	(2,934)	(13)	(50)	C(1), D(2)	(3,200)
Selling, general and administrative expenses	(154)	(2,669)	(28)	-		(2,851)
Total operating expenses	(357)	(5,603)	(41)	(50)		(6,051)

Loss from operations	(351)	(2,038)	253	(174)		(2,310)

Other income (expense)
Interest income	-	29	38	-		67
Interest expense	-	(1,780)	-	(182)	C(1)	(1,962)
Total other expense	-	(1,751)	38	(182)		(1,895)

Loss before income taxes	(351)	(3,789)	291	(356)		(4,205)
Income taxes	-	(3)	(56)	-		(59)
Net loss	$ (351)	$ (3,792)	$ 235	(302)		$ (4,264)

Loss per common share – basic and diluted	$ (0.00)	$ (0.46)	$ (2,350.00)	-		$ (0.53)
Weighted average number of common shares outstanding – basic and diluted	128,293,094	8,191,527	100	(120,189,207)	B(3)	8,103,887

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

(2) Certain reclassifications have been made to the historical financial information to conform to the current presentation.  These reclassifications have no effect on reported net loss.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Note 1 —Basis of presentation

The unaudited pro forma condensed consolidated financial information was prepared pursuant to the rules and regulations of SEC Regulation S-X, and present the pro forma condensed consolidated balance sheet and results of operations of the combined companies based upon the historical data of Brenham and AIC.

The unaudited pro forma condensed consolidated financial information includes pro forma adjustments that are (i) directly attributable to the Transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on the results of operations of the consolidated company.

Note 2 — Pro forma adjustments

The pro forma adjustment are as follows:

a) Distribution of Net Assets Pursuant to Contribution Agreement:

At June 30, 2016, the Company had total assets of approximately $6,000 and total liabilities of approximately $764,000, almost all of which are owed to AMIN. In connection with the Transactions contemplated by the Merger Agreement, upon the Closing, the Company's oil and gas assets and working capital will be transferred and assigned to AMIN in consideration for the forgiveness by AMIN of the Company’s related party liabilities of approximately $764,000 and the specific indemnification for other liabilities of the Company. A pro forma adjustment for the distribution of net liabilities of the Company prior to the Closing have been reflected as a contribution by the shareholder.  Thus, the pro forma adjustment to the condensed consolidated balance sheet removes the assets and liabilities recorded on Brenham’s historical balance sheet with a corresponding amount recorded in equity3.

b) Merger Agreement:

B(1):  Reverse Recapitalization

On April 25, 2016, Brenham and AIC entered into a Share Purchase Agreement pursuant to which Brenham will acquire all outstanding shares of AIC in exchange for 7,362,421 issued shares of Brenham Common Stock Series A and 100,000 shares of Brenham Common Stock Series C, with AIC surviving as a wholly owned subsidiary of Brenham. Immediately following the Closing, the stockholders of Brenham will own approximately 8% of the economic interest of the combined company, and the former AIC stockholders will own approximately 92% of the economic interest of the combined company. The Transaction is expected to close in 2016, subject to customary closing conditions. As Brenham has no net assets as of the Closing and does not constitute a business, the Transaction has been accounted for as a reverse recapitalization. The consideration transferred in the Transaction has been recognized as an expense as no proceeds upon consummation of the Transaction are received.  However, the pro forma adjustment is not reflected in the unaudited pro forma condensed consolidated statements of operations as these amounts are not expected to have a continuing effect on the operating results of the combined company. The resulting unaudited pro forma condensed consolidated financial statements thus reflects the following:

a) the historical assets and liabilities of AIC, recognized and measured at their pre-combination carrying amounts;

b) the historical accumulated deficit of AIC before the Transaction

c) the historical issued equity interest of AIC, restated to reflect the equity structure of the Company, including the equity interests in the Company issued to affect the Transaction; and

d) a non-controlling intrest arising from the pre-combination Preferred Shares of AIC that were not exchanged in the Transaction, which are entitled to cumulative dividends from earnings upon liquidation.

B(2):  Consideration Transferred

Upon the Closing, the Company will issue 7,362,421 Common Stock Series A and 100,000 shares of Common Stock Series C in exchange for 100% of AIC common shares.  The pro forma adjustment recognizes the issuance of common stock with a corresponding amount recognized as an expense as no net assets were acquired in the Transaction and no proceeds received.  The pro forma adjustment is not reflected in the unaudited pro forma

(3) As the equity balance of Brenham is eliminated upon the Closing (as further described in Note B), the equity effect described herein is not shown.

condensed consolidated statements of operations as these amounts are not expected to have a continuing effect on the operating results of the combined company.

The estimated fair value of the consideration transferred in the reverse recapitalization is $272,000.  This has been calculated as the number of shares of common stock that AIC would have had to issue (approximately 435 shares, based upon a pre-combination AIC share number of 5,000) in order for the Company’s shareholders to hold the same equity interest in the combined entity immediately following the Transaction (approximately 8%), multiplied by the estimated fair value of AIC’s common stock on the acquisition date ($625 per share). Management have concluded that AIC’s per share fair value of $625 is deemed the most reliable basis for measuring the consideration effectively transferred.   There were no outstanding options or warrants as at June 30, 2016.

The estimated fair value of the consideration transferred is based on the fair value of AIC’s common stock on November 2, 2016. The requirement to base the consideration on the price as of the closing date could result in an expense charged different from that assumed in this unaudited pro forma condensed consolidated financial information. The estimated consideration expected to be transferred reflected in this unaudited pro forma condensed consolidated financial information does not purport to represent what the actual consideration transferred will be when the Transaction is completed. The actual consideration will fluctuate until the effective date of the Transaction, and the final valuation could differ significantly from the current estimate.

The following table illustrates the effect of change in Brenham’s common stock price and the resulting impact on the estimated total consideration and estimated expense:

Effect of fluctuation of fair value of common stock from pro forma measurement date to date of Closing

Change in stock price	Stock price	Estimated purchase price	Estimated expense
Increase of 10%	$687.50	$299,000	$299,000
Decrease of 10%	562.50	245,000	245,000
Increase of 20%	750.00	326,000	326,000
Decrease of 20%	500.00	218,000	218,000

B(3): Reverse Share Split:

This adjustment reflects the increase in the weighted average shares in connection with the issuance of common shares effected in the Merger, and reflects the impact of the proposed 200:1 reverse split. The table presents these pro forma share adjustments as follows:

	Six months ended June 30, 2016	Year ended December 31, 2015
Weighted average shares outstanding prior to reverse stock split	128,042,064	128,293,094
Adjustment to shares for 200:1 reverse stock split	(127,401,853)	(127,651,628)
Issuance of additional shares to finance the Transaction	7,462,421	7,462,421

Pro forma combined weighted average shares outstanding	8,102,632	8,103,887

B(4): Transaction Costs:

To reflect additional Transactions costs incurred because of the Transaction in the condensed consolidated balance sheet and to eliminate Transaction costs recognized in the condensed consolidated statements of operations as they are not expected to have a continuing effect on the operating results of the combined company.

C: Acquisition of ADV Holdings by AIC

On January 23, 2015, AIC acquired 100 per cent of the issued share capital of ADV Holding Ltd, obtaining control of ADV Holding Ltd. ADV Holding Ltd was an unlisted holding company based in the British Virgin Islands. ADV

Holding Ltd was acquired because it holds prominent real estate assets in Angola and has been accounted for as a business combination. The results for operations of ADV Holdings Ltd have been included in the consolidated income statement for AIC for the period from January 23, 2015 to December 31, 2015.   The consolidated income statement for the period from January 1 to January 22, 2015 reflect the results of operations for ADV Holdings Ltd, (the Predecessor).  The unaudited condensed consolidated pro forma statement of operations is required to reflect the acquisition of ADV Holding Ltd by AIC as if it occurred as of 1 January 2015.  The following adjustments have thus been made to give effect to this Transaction:

C(1): Depreciation Expense

As a result of the fair value adjustment recorded upon the acquisition of ADV Holdings Ltd, there is incremental depreciation expense required to be recognized for the period from January 1 to January 22, 2015.  For purposes of the pro forma adjustments, the incremental amount of such depreciation expense has been recorded as the difference between the historical depreciation recorded and depreciation computed using the new accounting basis resulting from the acquisition of ADV Holdings.

C(2): Interest Expense

In relation to the business combination of ADV Holding Ltd and its subsidiaries, a promissory note was executed between AIC and the vendor. Under the promissory note, AIC was contractually obligated to pay to the vendor rental income less operating expenses derived from the assets of ADV Holding Ltd, less a property management fee representing 6% of the income from those assets up to March 31, 2015, and 10% thereafter. The amount is accounted for as interest on promissory note.  For purposes of the pro-forma adjustments, the incremental amount of such interest expense has been recognized as if the promissory note had been issued on 1 January 2015.

D. Accounting Policy Adjustments

The following adjustments reflect the conversion of AIC’s historical financial statements presented in accordance with IFRS to US GAAP.

D(1): Investment Property Presentation:

Under US GAAP, the Company does not separately present investment property from other items of property, plant and equipment. The pro forma adjustment reclassifies amounts presented as investment property to property plant and equipment.

D(2): Acquired Operating Leases

This adjustment reflects the treatment of the historical acquisition of in-place operating leases.  Under US GAAP, the acquirer shall recognize an intangible asset if the terms of an operating lease are favorable relative to market terms and a liability if the terms are unfavorable relative to market terms.  As there were in-place leases in AIC’s acquisition of ADV Holdings, certain intangible assets and liabilities should have been recorded under US GAAP (rather than included as a part of the fair value of the acquired property, as they were under IFRS). Based upon the typical 30 year life that AIC assigns to its investment properties, an incremental amount of amortization would have been recorded (against lease revenues) for these favorable and unfavorable lease terms had they been recognized as intangible assets and liabilities in accordance with US GAAP.  As these in-place leases all expired prior to June 30, 2016, there should be no resulting balances recorded in the unaudited pro forma condensed consolidated balance sheet other than the incremental effect to historical AIC accumulated deficit.

E.  Income Taxes

The pro forma adjustments outlined above do not result in any additional income taxes as the Transactions occurs in a jurisdiction where no income tax is levied.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and accompanying notes thereto along with the unaudited pro forma condensed consolidated financial information. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words, which, by their nature refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Recent Developments

On April 25, 2016, Brenham Oil and Gas Corp., a Nevada corporation (the "Registrant" or "Brenham") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Africa International Capital Ltd., a Bermuda corporation ("AIC") pursuant to which a wholly-owned subsidiary of the Registrant will be merged into AIC which will be the surviving entity and will become a subsidiary of the Registrant. A copy of the Merger Agreement was attached as Exhibit 2.1 to this that 8-K.

In addition, on April 25, 2016, the Registrant also entered into a Contribution Agreement with its corporate parent and principal shareholder, American International Industries, Inc., a Nevada corporation ("AIII"), pursuant to which, at the closing of the Merger, AIII will assume all of Brenham's existing liabilities and working capital at the Closing in consideration and exchange for Brenham assigning to AIII all of Brenham's existing developed and undeveloped oil and gas assets.

Africa International Capital Ltd

As a result of the ADV Holding Ltd acquisition, the consolidated financial statements have been prepared with both successor and predecessor information.

The consolidated financial statements for the periods preceding the business combination, the Predecessor consolidated financial statements, comprise the consolidated financial statements of ADV Holding Ltd and its subsidiaries. The Predecessor consolidated financial statements are presented for the period from January 1, 2015 to January 22, 2015.

The consolidated financial statements for the period succeeding the business combination, the Successor consolidated financial statements, comprise the Group's consolidated financial statements. The Group draws up its annual financial statements to December 31, 2015. Accordingly, the Successor financial statements present the results of the Successor's operations for the period January 23, 2015 to December 31, 2015.

Results of operations from January 23 to December 31, 2015 (Successor period) and January 1 to January 22, 2015 (Predecessor period)

On January 23, 2015 Africa International Capital Ltd acquired its initial portfolio of real estate assets in Angola through the acquisition of ADV Holding Ltd (refer to note 7 accompanying the consolidated financial statements of Africa International Capital Ltd for the period ended December 31, 2015). The initial portfolio was valued at US$ 30.7 million by an affiliate firm of CBRE in Angola and the assets are split on the balance sheet between Investment Property and Property Leasehold Interests.

As at December 31, 2015 the property assets were valued at US$ 27.8 million after depreciation of US$ 1.0 million and an impairment charge of US$ 1.8 million due to a change in market conditions (refer to note 15 accompanying the consolidated financial statements of Africa International Capital Ltd for the period ended December 31, 2015)

As consideration for the acquisition of the real estate assets the Company issued promissory notes for the value of US$ 30.7 million which were later exchanged for redeemable preference shares (refer to note 21 accompanying the consolidated financial statements of Africa International Capital Ltd for the period ended December 31, 2015). Up until the date of exchange the Company incured finance costs on the promissory note totaling US$ 1,686.5 thousand.

The period from January 23, 2015 to December 31, 2015 is the first period of operations for the AIC with the real estate assets previously being operated by the Seller. During the short-time the real estate assets were run by the Seller (the Predecessor period from January 1 to January 22, 2015) revenue totaled US$ 325.0 thousand and was generated from contracts that were existing before the company's acquisition. In acquiring ADV Holding Ltd and the real estate assets, the Company also acquired existing contracts with tenants. After the Seller's costs associated with their corporate structure a predecessor period profit before tax of US$ 236.2 thousand was generated.

The Company derives revenue from rental income and from related services associated with the rental of real estate properties. Since the real estate assets have been run by the Company (the successor period from January 23 to December 31, 2015) rental income totaled US$3,222.2 thousand, representing 79.4% of total revenue and service income totaled US$835.9 thousand, representing 20.6% of total revenue. As such, total revenue was US$4,058.1 thousand for the period.

We, at this stage, do not produce segment information as the Company has only one business and one operating segment as at December 31, 2015.

At January 23, 2015, the composition of corporate tenants was 58 (88%) and individual tenants was 8 (12%) for a total of 66 tenants. Property leases in Angola currently have a lease term between 1 and 12 months with varying renewal dates during the year. Over the period ended December 31, 2015, the composition of corporate tenants declined to 45 (90%) and the individual tenants decreased to 5 (10%) for a total of 50 tenants.

 As a result, occupancy rates suffered a decline from January 31, 2015 of 98% to December 31, 2015 of 79% as some tenants opted not to renew their rental contracts, including one tenant with a significant number of apartments. Rental rates per square meter also declined from US$96.72/m2 from January 31, 2015 to US$95.91/m2. The decline in corporate tenants, and occupancy overall, is viewed by management to be principally driven by the change in the macroeconomic conditions in the country, driven by the decline in the global oil price. Management believes corporations decided to repatriate some of their employees and/or to reduce operations locally. Following the decline in corporate tenants, the overall decrease in the total number of tenants has reduced major client concentration and provided diversification of the overall client base. The recovery of occupancy rates is discussed in the Interim period section.

The cost of sales for the period from January 23 to December 31, 2015 was US$ 1,513.9 thousand, resulting in a gross profit margin of 62.6%.

Administration expenses totaled US$ 2,458.3 thousand for the successor period and were primarily management fees of US$1.0 million for the provision of corporate services charged by the Company's parent (refer to note 26 accompanying the consolidated financial statements of Africa International Capital Ltd for the period ended December 31, 2015) and US$ 1.0 million termination payment for the termination of a management agreement (refer to note 26 accompanying the consolidated financial statements of Africa International Capital Ltd for the period ended December 31, 2015).

While the impact of inflation has lowered costs in US$ terms of some services and materials in the local Angolan market, many services, such as legal and accounting for example, are US$ based. Property leases typically include clauses to enable periodic upward revision of the rental charge according to prevailing market conditions.

The currency devaluation resulted in an unrealized accounting loss in the consolidated statement of comprehensive income from our Angola operations of US$ 771.1 thousand. The unrealized accounting loss is generated on translation of the Group's foreign operations from AOA to US$ and mainly represents the difference in the Balance Sheet which is predominantly translated at the year-end rate and the consolidated statement of profit and loss which is translated at the average rate for the period.

Liquidity and capital resources

The company generates its cash flow from the operation of its real estate assets. Typically cash receipts from rental and service income is received in AOA with property operating expenses being paid to suppliers in AOA. The Company has used the remaining AOA to pay money owing to the Seller. Further cash requirements of the Company include administrative expenses and interest and principal payments on existing corporate bonds. Existing cash resources and cash flow generated from operations from real estate assets is the primary source of funds used to pay these amounts.

The repatriation of capital outside of Angola is limited due to exchange control implemented by the Angolan government. The limitation is in the form of local companies obtaining government approval in order to repatriate USD out of the country. The lifting these limitations are not immediately predictable, thus potentially impacting the timing of repatriation of funds. The Company has put in place mechanisms that include a private exchange agreement with Angolan Development Venture Inc. and management services contracts approved by the Angolan government. The Company has successfully operated the mechanisms it has in place for the repatriation of AOA to US$ when US$ has been required.

During the year, the company raised additional US$ through the issuance of corporate notes to redeem a portion of the preference shares issued to the vendor (refer note 22).

The cash and cash equivalents at the beginning of the period, January 23, 2015, of the successor was nil.

In reference to cash flow from operating activities, during the period, we generated cash flow from rental income of real estate assets and related services associated with these rentals in Angola. During the period January 23 to December 31, 2015, receipts from customers totaling US$2,693.5 thousand were collected. Cash held in Angola has primarily been used to satisfy Angolan operational obligations (US$1,148.0 thousand).

In reference to cash flow from investing activities, through the business combination of ADV Holding Ltd the Group acquired cash of US$1,543.1 thousand held in Angola.

In reference to cash flow from financing activities, on December 3, 2015 we, through ADV Holding, issued a 10% callable bond (refer to Note 22 of the accompanying consolidated financial statements of Africa International Capital Ltd. for the period ended December 31, 2015 for further information) of which we received US$1,000.0 thousand on initial listing of the bond and a further US$1,200.0 thousand from sales during the month of December and had cash outflows of US$704.2 thousand in finance costs. We have continued to market this facility outside of the United States to qualified investors with reliance on Reg-S with future proceeds, if any, and subject to market conditions, to be used to retire, in part, existing acquisition obligations and acquire additional real estate assets, including the payment of expenses and other obligations. In addition we has cash payments of US$2,851.7 thousand to the Seller in performance of the Isha and Pina acquisition agreements.

A 10.1% Convertible Loan Note due 30 Nov 2022 instrument was issued on December 1, 2015 by Africa International Capital Ltd for US$2.1 million. There were no issue costs on the note and the notes are not being actively marketed. (refer to Note 22 of the accompanying consolidated financial statements of Africa International Capital Ltd. for the period ended December 31, 2015 for further information). Further the Company redeemed for cash US$2,409.5 thousand of redeemable preference shares during the period ended December 31, 2015.

Cash and cash equivalents at end of period (after the loss on foreign currency translation) were US$657.3 thousand, comprised of US$446.9 thousand (68.0%) and US$210.4 thousand (32.0%) denominated in Angolan Kwanza and held in Angola.

Following the change in macroeconomic conditions in Angola, access to US$ in the Angolan market and the repatriation of capital outside of Angola has been extremely limited. Please refer to Note 19 of the accompanying consolidated financial statements of Africa International Capital Ltd for the year ended December 31, 2015.

Off-Balance Sheet arrangements

As at December 31, 2015, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act of 1934.

Tabular disclosure of contractual obligations

The ongoing contractual receivables and liabilities for AIC can be found in Note 7 and 24 of AIC's Consolidated Financial Statements for the period from January 23, 2015 to December 31, 2015.

Interim period from January 1 to June 30, 2016

Results of operations

For the period of January 1 to June 30, 2016, rental income totaled US$1,419.6 thousand, resulting in a 38.3% decline, from US$2345.5 thousand, as compared to the period of January 23 to June 30, 2015. (The predecessor period of January 1 to January 22, 2015 represented US$325.0 thousand.) This decline in sales was impacted by lower occupancy rates and lower rent received per square meter. Occupancy rates began the period at 79% and climbed to 82% at June 30, 2016 after briefly falling to 58% in March. Occupancy rates at September 30, 2016 were 90%.

Gross profit margin for the period January 23 to June 30, 2015 was 67.9%. Gross profit for the interim period ended June 30, 2016 was US$544.8 thousand, resulting in a gross margin of 38.3%. Given the decline in revenue, property operating expenses were managed to reduce the overall impact on gross profit margin.

During the interim period, the Angolan law changed eliminating the future ability to link rental contracts to US$, which in turn has increased exchange rate risk exposure to the Angolan Kwanza. However, as previously noted, property leases typically include clauses to enable periodic upward revision of the rental charge according to prevailing market conditions.

There were no significant changes in the balance sheet during this period.

Liquidity and capital resources

In relation to cash flows from operating activities AIC generated net inflows of US$ 361.7 thousand. The decline in receipts from customers from the prior period is discussed in the results of operations above. To compensate for this AIC managed costs reducing payments to suppliers by US$66.8 thousand (exclusive of the costs attributable to the predecessor period of US$298.4 thousand).

There were no movements in cash flows from investing activities during the period.

In relation to cash flows from financing activities AIC serviced the interest on its debt obligations in the amount of US$ 360.0 thousand and repaid US$287.5 thousand in relation to financing liability. Additionally, AIC took in proceeds from the issuance of corporate bonds in the amount of US$ 125.0 thousand.

Following the Definitive Merger Agreement with Brenham as reported in the Form 8-K filed on April 29, 2016, we determined to proceed with the merger and as of August 10, 2016 have constituted a mandatory convertible note up to US$5,000 thousand at Africa International Capital Ltd, on which it has raised US$1,000 thousand in funding as at September 30, 2016, with the use of proceeds to support the completion of the merger as well as to fund expenses, working capital, upward listing to a relevant exchange, and acquisition and mortgage activities. We intend to continue to market this facility outside the United States to qualified investors with reliance on Reg-S, with the ability to raise proceeds, if any, subject to market conditions.

The Company anticipates that the seller could provide practical completion of Isha 2.5 prior to fiscal year end 2016. The Company foresees that the property will be settled in exchange for a form of equity.

There has been no significant change in the Company's sources or uses of cash. The Company has continued to settle outstanding obligations with the Vendor in AOA and operate its mechanism to convert AOA to US$ when required.

Additional financing is necessary for the Company to fulfill its strategy. The Company anticipates raising additional funds through a mix of equity and debt offerings, but it cannot guarantee the ability to do so nor at the levels that may be required to fulfill its strategy and meet future obligations, including the refinancing of existing obligations, if required.

Off-Balance Sheet arrangements

As at June 30, 2016, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act of 1934.

Critical accounting policies

Our significant accounting policies are described in the notes to our consolidated financial statements for the period January 23, 2015 to December 31, 2015 and January 1, 2015 to January 22, 2015 and are included elsewhere in this document.

Description of properties

We disclosed under subheading "Our Property Interests" in section "Business Description” a description of each of the properties and relevant business and tenant profile information associated with each property.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS PRIOR TO CLOSING

The following table sets forth information regarding the beneficial ownership of Brenham common stock as of November 7, 2016. The information in this table provides the ownership information for: each person known by us to be the beneficial owner of more than 5% of our Common Stock; each of our directors; each of our executive officers; and our executive officers and directors as a group. Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock Owned (1)
American International Industries, Inc.	65,390	51.01%
601 Cien Street, Suite 235
Kemah, TX 77565

S. Scott Gaille, Director	21,200,000	16.55%
601 Cien Street, Suite 235
Kemah, TX 77565

International Diversified Corporation, Ltd.	3,488,657	2.72%
Shirley House, Shirley Street, P.O. Box SS 19084
Nassau, Bahamas (2)

Charles R. Zeller, Director and Interim CFO	6,320	0.00%
601 Cien Street, Suite 235
Kemah, TX 77565

L. Rogers Hardy, Director	1,000,000	0.78%
601 Cien Street, Suite 235
Kemah, TX 77565

Bryant M. Mook, Director, President and COO	12,050,127	9.41%
601 Cien Street, Suite 235
Kemah, TX 77565

Directors and Officers (5 persons) (3)	99,602,837	77.75%

(1) Applicable percentage ownership is based on 128,031,064 shares of common stock outstanding as of November 7, 2016. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities that are exercisable or exercisable within 60 days of December 31, 2015 and are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Elkana Faiwuszewicz is the brother of Mr. Dror. International Diversified Corporation, Ltd. (“IDCL”) is owned by Elkana Faiwuszewicz. Mr. Dror disclaims beneficial ownership of IDCL. IDCL is an affiliate of AIIby virtue of the size of its stock ownership of American.
(3) Includes shares owned by American International Industries, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS AFTER TO CLOSING

The following table sets forth information regarding the beneficial ownership of our Common Stock after the Closing. The information in this table provides the ownership information for: each person known by us to be the beneficial owner of more than 5% of our Common Stock; each of our directors; each of our executive officers; and our executive officers and directors as a group. Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

Upon the Closing of the Merger, Brenham will have issue to the stockholders of AIC a total of 7,362,421 shares of Common Stock Series A and 100,000 shares of Common Stock Series C having 5,000 votes per share. As a result, the AIC stockholders will own 7,462,421 shares having the collective voting rights equal to 507,462,421 shares of Common Stock, on all matters submitted to the vote of holders of the Company's common stock. After the Closing, the existing stockholders of the Company will have the right to vote 641,411 shares of Common Stock Series A representing 7.92% of the Company's voting shares.

Name of Beneficial Owner	Common Stock Series A and C Beneficially Owned	Percentage of Common Stock Series A and C Owned (2)
Crescat Venture Ltd. (1)	5,889,937 Series A and 80,000 Series C	79.90%
Christopher Darnell, Executive Officer and Director	1,472,484 Series A and 20,000 Series B	19.97%
S. Scott Gaille, Director	106,000 Series A	0.02%

Director and Officer (2 persons)	1,578,484 Series A and 20,000 Series C	20.00%

(1) Crescat Ventures Ltd. is beneficially owned by The Chicago Trust, created in Ireland, solely for the purpose of supporting programs and fellows related to The University of Chicago.
(2) Applicable percentage ownership is based on 508,002,632 voting shares issued and outstanding post - merger.

ACTIONS TAKEN BY THE JOINT WRITTEN CONSENT OF THE BOARD OF DIRECTORS AND MAJORITY CONSENTING STOCKHOLDERS OF BRENHAM OIL & GAS CORP.

ACTION I

AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE CORPORATION TO AFRICA GROWTH CORPORATION

Effective April 25, 2016, the Company's Board of Directors approved an Amendment to Brenham's Certificate of Incorporation to effect the name change pursuant to which the Company name will be changed from Brenham Oil & Gas Corp. to Africa Growth Corporation (the "Name Change"). The reason for the Name Change is to more fully reflect the Company's new business endeavors on and after the Closing, which will involve owning, operating and developing residential and commercial real estate in the West African nations of Angola and Namibia as well as other Sub-Sahara African nations. The Company intends to file an application with FINRA after filing the Definitive Information Statement on Schedule 14C requesting approval of the Name Change and the Reverse Split.

ACTION II

AMENDMENT TO THE ARTICLES OF INCORPORATION TO IMPLEMENT A REVERSE SPLIT OF THE COMPANY'S COMMON STOCK ON A 1:200 BASIS

The Company's Board of Directors and the Majority Consenting Stockholders have approved the implementation of a one-for-two hundred (1:200) reverse split of the issued and outstanding 128,042,064 shares of Common Stock resulting in 640,211 shares of Common Stock issued and outstanding, excluding the number of shares issued in connection with rounding up of partial stockholders, which are estimated to be approximately 1,200 additional shares of Common Stock following the Effective Date of the Reverse Split.

Certain Federal Income Tax Consequences

The following summary of certain material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), all of which are subject to change, possibly with retroactive effect, and assumes that the shares of Common Stock will be held as a "capital asset" (generally, property held for investment) as defined in the Code.

Holders of Common Stock are advised to consult their own tax advisers regarding the federal income tax consequences of the proposed Reverse Split in light of their personal circumstances and the consequences under state, local and foreign tax laws. The Reverse Split will qualify as a recapitalization described in Section 368(a)(1)(E) of the Code. No gain or loss will be recognized by the Company in connection with the Reverse Split. No gain or loss will be recognized by a stockholder who exchanges all of his shares of pre-reverse Common Stock solely for shares of post-reverse Common Stock. The aggregate basis of the shares of the Common Stock to be received in the Reverse Split will be the same as the aggregate basis of the shares of Common Stock surrendered in exchange therefore. The holding period of the shares of Common Stock to be received in the Reverse Split will include the holding period of the shares of Common Stock surrendered in exchange therefore.

The Company's views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending on the state in which such stockholder resides.

THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH HOLDER OF THE COMPANY'S COMMON STOCK IS URGED TO CONSULT WITH HIS OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, MUNICIPAL, FOREIGN OR OTHER TAXING JURISDICTION.

ACTION III

AMENDMENT TO THE ARTICLES OF INCORPORATION TO AUTHORIZE A NEW SERIES OF NON-VOTING COMMON STOCK, SUPER-VOTING COMMON STOCK AND PREFERRED STOCK

The Registrant's Board of Directors and the Majority Consenting Stockholders have approved the filing of a Certificate of Amendment to the Company's Articles of Incorporation to authorize: (i) the designation of the Registrant's existing Common Stock, par value $0.0001 as "Common Stock Series A"; (ii) the issuance of up to 100,000,000 shares of a new class of non-voting common stock with the same economic rights of existing Common Stock Series A but without the right to vote on any matter, and which non-voting shares shall be designated "Common Stock Series B"; (iii) the issuance of up to 1,000,000 shares of a new class of super-voting common stock with all of the economic rights of existing common stock except that such common stock will have five thousand (5,000) votes for each share and which shall be designated "Common Stock Series C"; and (iv) the issuance of up to 29,000,000 shares of preferred stock at par value of $0.0001 per share, which may be issued in one or more series ("Preferred Stock"), and the Board of Directors shall be authorized to fix the powers, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock and any series thereof.

Reasons for Amending the Company's Capital Structure

The Registrant needs to change its capital structure as a closing condition to the Merger Agreement with AIC.

Upon the Closing of the Merger, the Registrant shall issue to the stockholders of AIC a total of 7,362,421 shares of Common Stock Series A and 100,000 shares of Common Stock Series C having 5,000 votes per share. As a result, the AIC stockholders will own 7,462,421 shares having the collective voting rights equal to 507,462,421 shares of Common Stock, on all matters submitted to the vote of holders of the Registrant's common stock. After the Closing, the existing stockholders of the Registrant will have the right to vote 641,411 shares of Common Stock Series A representing 7.92% of the Registrant's voting shares.

The authorization of the Registrant's Name Change (Action I), the Reverse Split (Action II) and the authorization and designation of Common Stock Series A, Series B and Series C and the authorization of Preferred Stock (Action III) is being implemented by means of filing with the State of Nevada of a Certificate of Amendment to the Registrant's Articles of Incorporation, which was approved by Joint Written Consent of the Board of Directors and Majority Consenting Stockholders, attached as Exhibit A hereto. The Name Change and Reverse Split is also subject to approval by FINRA, which shall assign a new stock symbol upon the effective date of these Corporate Actions (the "Effective Date").

Upon the Closing, the Registrant will have new management and a new Board of Directors and the Registrant's business will be that currently operated by AIC. AIC currently owns and operates residential and commercial real estate in Angola and has begun work on its first projects in Namibia with plans to add additional Sub-Sahara African nations to its portfolio. An affiliate of CBRE [www.cbre.com], the largest commercial real estate firm with world-wide operations, has independently appraised three of AIC’s properties for approximately US$30,700,000 as of December 11, 2014 (and February 6, 2015 for PINA).

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE PRIOR TO CLOSING

At present, we have four (4) executive officers and five (5) directors. Our directors are elected to serve until the next annual meeting of shareholders and until their respective successors will have been elected and will have qualified. The following table sets forth the name, age and position held with respect to our present directors and executive officers:

Name	Age	Positions
Daniel Dror	75	Chairman and CEO
Charles R. Zeller	74	Director and Interim CFO
S. Scott Gaille	46	Director
Bryant M. Mook	62	Director, President and COO
L. Rogers Hardy	69	Director and Vice President of Exploration

Daniel Dror has been Chief Executive Officer and Chairman of the Board of Directors of Brenham Oil & Gas, Inc. since December 1997, and he devotes approximately 10% of his professional time to Brenham’s business. Mr. Daniel Dror has served as Chairman of the Board and Chief Executive Officer of American International Industries, Inc. since September 1997 and devotes approximately 70% of his professional time to AIII’s business. Mr. Dror served as Chairman of the Board and Chief Executive Officer of Hammonds Industries, Inc., a public company and formerly a subsidiary of AIII from June 2007 until December 31, 2008, and resumed this position on December 31, 2009. Hammonds was known later as Delta Seaboard International, Inc., and subsequently as American International Holdings Corp.

Charles R. Zeller was appointed to the Board of Directors of the Company in 2011, and as Interim Chief Financial Officer on November 21, 2013. He has served as a Director of American International Industries, Inc. since 2000. Mr. Zeller is a developer of residential subdivisions, including Cardiff Estates, an 800 acres subdivision in Houston, TX, and the estate of Gulf Crest in downtown Pearland, Texas. He has extensive experience in real estate and finance, and has been a real estate investor and developer for over 35 years, including shopping centers, office buildings, and apartment complexes and the financing of such projects.

S. Scott Gaille has been a Director since July 2010. From July 2010 to September 2012, Mr. Gaille served as President of the Company. From August 2007 to the present, Gaille Company, which is owned and controlled by Scott Gaille, has launched and incubated a series of businesses in the energy and financial services sectors, including Gaille PLLC, a law firm focused on providing outside general counsel and global energy transactions legal services. During the period from February 2012 until October 2015, Mr. Gaille served as the Chief Compliance Officer, General Counsel & Corporate Secretary for ZaZa Energy Corporation. Mr. Gaille also is an Adjunct Professor of Management at Rice University, where he teaches International Energy Development to MBA students, and a Lecturer in Law at The University of Chicago, where he teaches the Energy Law Seminar. Mr. Gaille was Director - Business Development for Occidental Oil & Gas Corporation from July 2004 to August 2007. Mr. Gaille was an Olin Fellow in Law and Economics at The University of Chicago, where he received his Doctor of Law Degree with High Honors in 1995 and attended undergraduate college at the University of Texas at Austin, where he earned a Bachelor of Arts degree in Government with High Honors and was elected to Phi Beta Kappa.

Bryant M. Mook was appointed Brenham’s President, Chief Operating Officer and Director on February 28, 2013. He had served as Vice President of the Company since July 2010, is a registered geologist with a Masters degree in Petroleum Engineering from Colorado School of Mines, and has more than 35 years of multi-disciplinary experience in oil and gas. He devotes approximately 10% of his professional time to Brenham’s business. For the past five years, Mr. Mook has worked as a technical advisor and consulting petroleum engineer in Houston, Texas, providing technical, reserve, valuation, and management expertise for numerous oil and gas companies. Mr. Mook also has served as an independent technical consultant and reserve engineer with La Cortez Energy Inc., and as an independent consultant-technical advisor for public reporting and engineering support reporting with American Standard Energy Corp., both of which are public companies.

L. Rogers Hardy, Vice President of the Company since July 2010 and Director since August 2, 2011, has been an independent geological consultant since 2000, and devotes approximately 10% of his professional time to Brenham. From 1993 to 1999, Mr. Hardy was Vice President of Exploration for Unocal Indonesia, supporting the company’s entry into the first successful deep-water exploration in the country. From 1984 to 1993, Mr. Hardy held positions of team leader and exploration manager with Unocal International, focusing on new ventures and operations in Latin

America, and Africa, while manager of the basins studies group, conducted scoping evaluations worldwide. Before joining Unocal, Mr. Hardy conducted international exploration programs for Natomas International in Colombia, China, the North Sea, and the Bahamas. Previously, he worked in geology and geophysics in Alaska and offshore California with Chevron USA, and offshore Louisiana with Amoco USA. He holds a Masters of Geology from San Diego State University (1973) and a Bachelors of Geology from the University of Minnesota (1968).

Independent Public Accountants

Brenham’s Board of Directors has approved the appointment by the Company's Board of Directors of GBH CPAs, PC as independent public accountants for the fiscal year ended December 31, 2015.

AIC’s Board of Directors has approved the appointment by the Company's Board of Directors of Deloitte LLP as independent public accountants for the fiscal year ended December 31, 2015.

Code of Ethics

The Registrant has adopted a Code of Ethics that is designed to deter wrongdoing and to promote honest and ethical conduct and full, fair, accurate, timely and understandable disclosure in the Registrant's SEC reports and other public communications. The Code of Ethics promotes compliance with applicable governmental laws, rules, and regulations.

Section 16(a) Compliance

Section 16(a) of the Securities and Exchange Act of 1934 requires the Registrant's directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Registrant's Common Stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Registrant pursuant to Section 16(a). Based solely on the reports received by the Registrant and on written representations from reporting persons, the Registrant was informed that its officers and directors and ten percent (10%) shareholders have not filed reports required to be filed under Section 16(a).

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE-AFTER THE CLOSING

The Officers and Directors of the post-closing Company are:

Names	Board Member Since	Function
Christopher Darnell	Closing of Merger	Chairman and Chief Executive Officer
S. Scott Gaille	July 2010	Director

Christopher Darnell - Executive Director

Christopher Darnell is an Executive Director of AIC and also Chief Executive Officer of AIC. Mr. Darnell began his career in 1992 at the Southern Company, a New York Stock Exchange listed company with approximately US$17 billion in revenue, where he worked until 2002. During this time, Mr. Darnell was appointed or elected to the corporate boards of directors of four energy companies, both privately held and publicly traded, in South America. Mr. Darnell worked at Microsoft Corporation from 2003 to 2013, where he served as a member of multiple senior leadership teams for strategic technology businesses. Mr. Darnell oversaw investments in start-up, high-growth turn-around businesses. Mr. Darnell holds a bachelor degree in economics from The University of Chicago, having served as Vice President of the Alumni Board. He is an executive in residence at the Chicago Booth School of Business and has an international MBA (IBEAR) from the University of Southern California. In 2013, Mr. Darnell became involved with AIC in its conceptual stages, and became Executive Director and Chief Executive Officer at the time of its incorporation.

S. Scott Gaille - Director

S. Scott Gaille has been a Director since July 2010. From July 2010 to September 2012, Mr. Gaille served as President of the Company. From August 2007 to the present, Gaille Company, which is owned and controlled by Scott Gaille, has launched and incubated a series of businesses in the energy and financial services sectors, including Gaille PLLC, a law firm focused on providing outside general counsel and global energy transactions legal services. During the period from February 2012 until October 2015, Mr. Gaille served as the Chief Compliance Officer, General Counsel & Corporate Secretary for ZaZa Energy Corporation. Mr. Gaille also is an Adjunct Professor of Management at Rice University, where he teaches International Energy Development to MBA students, and a Lecturer in Law at The University of Chicago, where he teaches the Energy Law Seminar. Mr. Gaille was Director - Business Development for Occidental Oil & Gas Corporation from July 2004 to August 2007. Mr. Gaille was an Olin Fellow in Law and Economics at The University of Chicago, where he received his Doctor of Law Degree with High Honors in 1995 and attended undergraduate college at the University of Texas at Austin, where he earned a Bachelor of Arts degree in Government with High Honors and was elected to Phi Beta Kappa.

We expect that additional members will be appointed to the board upon merger close, if not sooner.

Our Management Team

Subject to the overall supervision of the Board of Directors of AIC, the Company’s management team is responsible for the day-to-day management of the Company’s operations and for identifying new acquisition or business opportunities for the Company that fall within the strategic criteria. The Company’s management team comprises the following:

Christopher Darnell – Chief Executive Officer

Christopher Darnell is an Executive Director of AIC and also Chief Executive Officer of AIC. Mr. Darnell began his career in 1992 at the Southern Company, a New York Stock Exchange listed company with approximately US$17 billion in revenue, where he worked until 2002. During this time, Mr. Darnell was appointed or elected to the corporate boards of directors of four energy companies, both privately held and publicly traded, in South America. Mr. Darnell worked at Microsoft Corporation from 2003 to 2013, where he served as a member of multiple senior leadership teams for strategic technology businesses. Mr. Darnell oversaw investments in start-up, high-growth turn-around businesses. Mr. Darnell holds a bachelor degree in economics from The University of Chicago, having served as Vice President of the Alumni Board. He is an executive in residence at the Chicago Booth School of Business and has an international MBA (IBEAR) from the University of Southern California. In 2013, Mr. Darnell became involved with AIC in its conceptual stages, and became Executive Director and Chief Executive Officer at the time of its incorporation.

Brenton Kuss – Finance Director

Mr. Kuss serves as Finance Director of AIC. He was a Manager at KPMG with a primary specialism in Infrastructure and secondary in Energy and Natural Resources. A member of the Institute of Chartered Accountants (Australia), he is also a graduate of The University of Queensland, holding both a Bachelors Degree of Commerce and a Bachelors Degree of Economics. Further, he is an alumnus of both The University of Chicago and SDA Bocconi through the completion of his MBA in 2013.

Sergio Estevao – General Manager

Sergio Estevao serves as General Manager in Angola. Mr. Estevao has experience with the incorporation and development of growth companies in sub-Saharan Africa, specifically Angola and South Africa. He was previously employed by Metikwa Logix cc., a South African firm specializing in trade logistics, before moving into freelance consulting. Mr. Estevao’s consulting work provided market analysis to South African firms seeking to enter the Angolan market. Specifically, Mr. Estevao sought to connect foreign firms with local partners and suppliers. He specializes in the development of companies and the identification of potential growth opportunities. Mr. Estevao graduated from Wits Business School in 2008 with a certificate in business management.

Joao Ferreira- Angola Finance Manager

Mr. Ferreira was senior consultant at PwC for 5 years and previously controller at Chevrolet - Daeolic. His primary focus has been accounting, management & controlling, fiscal, finance, reporting, and business process outsourcing projects in Angola and Portugal across multiple industries, including real estate, banking, education, energy and oil & gas, for both national and multinational companies. He holds a degree in accounting and business administration from Instituto Superior de Contabilidade e Administração do Porto.

EXECUTIVE COMPENSATION

The following tables contain compensation data for the Chief Executive Officer and other named executive officers of Brenham for the fiscal years ended December 31, 2015 and 2014:

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus		Other Annual Compensation	Stock Award(s) (1)	Securities Underlying Options		Total Compensation

Daniel Dror,	2015	120,000		-	-	-		-	$120,000
Chairman and CEO	2014	120,000		-	-	-		-	$120,000

Charles R. Zeller,	2015	-		-	-	-		-	-
Director and Interim CFO (1)	2014	-		-	-	-		-	-

Bryant M. Mook,	2015	-		-	-	-		-	-
Director, President and COO	2014	-		-	-	-		-	-

L. Rogers Hardy,	2015	-		-	-	-		-	-
Director, VP of Exploration	2014	-		-	-	-		-	-

(1) Appointed as Interim CFO on November 21, 2013

Grants of Plan-Based Awards

None.

Director Summary Compensation Table

None.

ADDITIONAL INFORMATION

The Company is subject to the filing requirements of the Exchange Act, and in accordance therewith files reports, proxy/Information Statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “Exchange Act Filings”) with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NE Washington, D.C, 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE Washington, D.C 20549, at prescribed rates. The Commission maintains a website on the Internet (http://www.sec.gov) that contains reports, proxy and Information Statements and other information regarding issuers that file electronically with the Commission through the EDGAR system.

We will provide without charge an Information Statement upon written or oral request of such person by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates). Such requests should be directed to the address and phone number indicated below. This includes information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

By order of the Board of Director of Brenham Oil & Gas Corp.

Brenham Oil & Gas Corp.		November 21, 2016

By:	/s/ Daniel Dror
Daniel Dror, Chief Executive Officer and Chairman

EXHIBIT A

JOINT WRITTEN CONSENT

OF THE

BOARD OF DIRECTORS

AND

MAJORITY CONSENTING STOCKHOLDERS

OF

BRENHAM OIL & GAS CORP.

The undersigned, being the members of the Board of Directors of Brenham Oil & Gas Corp., a Nevada corporation (the "Corporation"), acting together with the written consent of the holder (the "Majority Consenting Stockholders") of a majority of the outstanding shares of the Corporation's common stock, par value $0.0001 (the "Common Stock") acting pursuant to the authority granted by Section 78.320 of the Nevada Revised Statute ("NRS"), do hereby adopt the following resolutions as of this 25th day of April 2016 (the "Joint Written Consent").

WHEREAS, the Corporation's Board of Directors has determined to enter into a merger agreement by and between the Corporation, a newly-formed subsidiary of the Corporation ("BREIM Sub") and Africa International Capital, organized under the laws of Bermuda ("AIC") in the form attached as Exhibit A hereto (the "Merger Agreement") pursuant to which, (i) BRHM Sub will be merged with and into AIC, which will become the surviving entity and become a wholly-owned subsidiary of the Corporation; (ii) the Corporation will change its name from Brenham Oil & Gas Corp. to Africa Growth Corporation (the "Name Change"); (iii) the Corporation will implement a one-for-two hundred (1:200) reverse split of its 128,042,064 shares of issued and outstanding Common Stock (the "Reverse Split"); (iv) existing Brenham common stock shall be renamed the "Common Stock Series A": (v) the Corporation's Articles of Incorporation shall be amended to authorize the issuance of up to 100,000,000 shares of a new class of non-voting common stock with the same economic rights of existing Common Stock Series A but without the right to vote on any matter which non-voting shares shall be designated "Common Stock Series B"; (vi) the Corporation's Articles of Incorporation shall be amended to authorize the issuance of up to 1,000,000 shares of a new class of super-voting common stock with all of the economic rights of existing common stock except that such common stock will have five thousand (5,000) votes for each share, which shall be designated "Common Stock Series C"; and (vii) the Corporation's Articles of Incorporation shall be amended to authorize the issuance of up to 29,000,000 shares of preferred stock, par value of $0.0001 per share, which may he issued in one or more series ("Preferred Stock").

WHEREAS, the Corporation's Board of Directors has determined that it is in the best interests of the Corporation and its stockholders that resulting share ownership interest including resulting fractional shares of Common Stock for each individual stockholder shall be rounded up in a manner that every stockholder shall own at least one (1) share as a result of the Reverse Split; and

WHEREAS, the immediate effect of the Reverse Split will be to reduce the total number of shares of Common Stock from approximately 128,042,064 shares to approximately 640,211 shares issued and outstanding excluding the number of shares issued in connection with the rounding up of partial stockholders, which are estimated to be approximately 200 additional shares of Common stock;

NOW, THEREFORE BE IT RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the following Articles as follows;

FIRST: Upon the Closing of the Merger Agreement, the name of the Corporation is: Africa Growth Corporation;

SECOND: The Corporation shall be authorized to issue three hundred and thirty million (330,000,000) shares of capital stock, consisting of: two hundred million (200,000,000) shares of common stock, par value $0.0001 per share ("Common Stock Series A"); (ii) one hundred million (100,000,000) shares of non-voting common stock, par value $0.0001 per share ("Common Stock Series B"); (iii) one million (1,000,000) shares of super-voting common stock with the right of 5,000 votes per share on all matters, par value $0.0001 per share ("Common Stock Series C"); and (iv) twenty-nine million (29,000,000) shares of preferred stock, par value of $0.0001 per share, which may be issued in one or more series ("Preferred Stock"). The Board of Directors of the Corporation is authorized to fix the powers, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock and any series thereof pursuant to the provisions of the NRS. The 128,042,064 shares of Common Stock that are issued and outstanding at the date of this Joint Written Consent shall be subject to a reverse stock split of one-for-two hundred (1:200) basis.

THIRD: Upon the closing of the Merger Agreement, the Corporation shall issue to the stockholders of AIC a total of 7,362,421 shares of Common Stock Series A and 100,000 shares of Common Stock Series C, in each case, post reverse stock split of  one-for-two hundred (1:200) basis;

FURTHER RESOLVED, that this Joint Written Consent of the Board of Directors and Majority Consenting Stockholders shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Board of Directors and the Majority Consenting Stockholders of this Corporation. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

FURTHER RESOLVED, that the undersigned members of the Corporation's Board of Directors and the Majority Consenting Stockholders of the Corporation, hereby authorize, ratify and approve the forgoing actions pursuant to the provisions of the NRS and thereby direct that this Joint Written Consent of the Board of Directors and Majority Consenting Stockholders be filed with the minutes of the meetings of the Corporation.

The number of shares of the Corporation's Common Stock issued and outstanding at April 25, 2016 (the "Record Date") is 128,042,064 shares. The number of shares of Common Stock necessary to approve the above resolutions under Section 732 of Title 7S of the NRS and the by-laws of the Corporation is 64,021,033 shares of Common Stock, the Majority Consenting Stockholders, holding 86,546,390 shares of Common Stock, representing or 67.59% of our 128,042,064 outstanding shares of Common Stock, have consented to the adoption of the above resolutions.

FURTHER RESOLVED, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as duly authorized actions of the Corporation. This Joint Written Consent shall be added to the corporate records of the Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Corporation. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document, all counterparts, shall be construed together and shall constitute a single Joint Written Consent.

Brenham Oil & Gas Corp.

By: Daniel Dror, CEO and Chairman

Board of Directors

/s/: Daniel Dror	/s/: S. Scott Gaille	/s/: Bryan Mook	/s/: Charles Zeller	/s/: Rogers Hardy
Daniel Dror	S. Scott Gaille	Bryan Mook	Charles Zeller	Rogers Hardy
Chairman	Director	Director	Director	Director
Date: April 25, 2015	Date: April 25, 2015	Date: April 25, 2015	Date: April 25, 2015	Date: April 25, 2015

TABLE OF MAJORITY CONSENTING STOCKHOLDERS

Name of Majority Consenting Stockholders	Number of Share (%) Beneficially Owned (1)
American International Industries, Inc., Principal Shareholder /s/: Daniel Dror Daniel Dror, Chairman and CEO	65,346,390 or 51.01%

/s/: S. Scott Gaille S. Scott Gaille, in his capacity as a Stockholder	21,200,000 or 16.55%
Total	86,546,390 or 67.59%

Dated: April 25, 2016

(1) Applicable percentage ownership is based on 128,042,064 shares of Common Stock outstanding as of April 25, 2016.